    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               JOHNSON & JOHNSON
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEW JERSEY                           2844                           22-1024240
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                           STEVEN M. ROSENBERG, ESQ.
                          ONE JOHNSON & JOHNSON PLAZA
                        NEW BRUNSWICK, NEW JERSEY 08933
                                 (908) 524-0400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

              ROBERT A. KINDLER, ESQ.                             DAVID J. SEGRE, ESQ.
              CRAVATH, SWAINE & MOORE                         CHRISTOPHER D. MITCHELL, ESQ.
                  WORLDWIDE PLAZA                           WILSON SONSINI GOODRICH & ROSATI
                 825 EIGHTH AVENUE                                 650 PAGE MILL ROAD
                NEW YORK, NY 10019                          PALO ALTO, CALIFORNIA 94304-1050
                  (212) 474-1000                                     (415) 493-9300

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the Merger referred to herein.

    If the securities being registered to this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                            PROPOSED         PROPOSED
        TITLE OF EACH CLASS OF              AMOUNT           MAXIMUM          MAXIMUM         AMOUNT OF
              SECURITIES                     TO BE       OFFERING PRICE      AGGREGATE      REGISTRATION
          TO BE REGISTERED(1)             REGISTERED        PER UNIT      OFFERING PRICE         FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
  share................................      N/A(2)          N/A(2)       $68,833,901(3)     $20,859(4)
===========================================================================================================

(1) The Registration Statement relates to securities of the Registrant issuable to holders of common stock of Gynecare, Inc., ("Gynecare Common Stock") a Delaware corporation ("Gynecare"), in the proposed merger of a wholly owned subsidiary of the Registrant with and into Gynecare.
(2) Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), only the title of the class of securities to be registered, the proposed maximum aggregate offering price for such class of securities and the amount of registration fee need appear in the "Calculation of Registration Fee" Table.
(3) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of the Gynecare Common Stock was calculated in accordance with Rule 457(c) under the Securities Act as: (a) $8.1875 the average of the high and low prices per share of Gynecare Common Stock on October 14, 1997 as reported on the Nasdaq National Market, multiplied by (b) 8,407,194 the aggregate number of shares of Gynecare Common Stock outstanding as of the Record Date (as defined in the Proxy Statement/Prospectus included in this Registration Statement.)
(4) Pursuant to Rule 457(b) under the Securities Act, $13,663 of the registration fee was paid on August 22, 1997 by the Registrant in connection with the filing of preliminary proxy materials of Gynecare included herein.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                                                October 17, 1997

Dear Stockholder:

     At our Special Meeting to be held on November 19, 1997, you will be asked to vote upon the approval and adoption of the Agreement and Plan of Merger dated as of August 4, 1997 (as amended, the "Merger Agreement"), among Johnson & Johnson ("Johnson & Johnson"), Lima Merger Corp., a wholly owned subsidiary of Johnson & Johnson ("Lima"), and Gynecare, Inc. ("Gynecare") providing for the merger of Lima with and into Gynecare upon the terms and subject to the conditions of the Merger Agreement. The foregoing proposal is described more fully in the accompanying Proxy Statement/Prospectus.

     After careful consideration, the Gynecare Board of Directors has unanimously determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Gynecare stockholders. Accordingly, the Gynecare Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that the stockholders of Gynecare vote FOR approval and adoption of the Merger Agreement. The approval and adoption of the Merger Agreement requires the affirmative vote of holders of at least a majority of the outstanding shares of common stock of Gynecare. Pursuant to a stockholder agreement with Johnson & Johnson, certain affiliated stockholders of Gynecare, together holding greater than 50% of the outstanding shares of Gynecare common stock, have agreed to, among other things, vote (or cause to be voted) their shares of Gynecare common stock in favor of approval and adoption of the Merger Agreement.

     Stockholders are urged to review carefully the information contained in the Proxy Statement/Prospectus prior to deciding how to vote their shares at the Special Meeting.

     Whether or not you expect to attend the Special Meeting in person, please complete, sign and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope to assure representation of your shares. You may revoke your proxy at any time before it has been voted, and if you attend you may vote in person, even if you previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          /s/ ROSEANNE HIRSCH
                                          Roseanne Hirsch
                                          President and Chief Executive Officer

                                 GYNECARE, INC.
                            235 CONSTITUTION DRIVE,
                              MENLO PARK, CA 94025

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 19, 1997

                                                                October 17, 1997

TO THE STOCKHOLDERS OF GYNECARE, INC.

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Gynecare, Inc., a Delaware corporation ("Gynecare"), will be held on November 19, 1997 at 9:30 a.m., local time, at the principal executive offices of Gynecare located at 235 Constitution Drive, Menlo Park, California.

     At the Special Meeting you will be asked to consider and vote upon the following matters:

          (1) approval and adoption of the Agreement and Plan of Merger dated as of August 4, 1997 (as amended, the "Merger Agreement"), among Johnson & Johnson ("Johnson & Johnson"), Lima Merger Corp., a wholly owned subsidiary of Johnson & Johnson ("Lima"), and Gynecare providing for the merger of Lima with and into Gynecare upon the terms and subject to the conditions of the Merger Agreement (the "Merger"); and

          (2) such other business as may properly come before the Special Meeting or any adjournment thereof.

     Pursuant to the Merger Agreement, each share of common stock, par value $.001 per share, of Gynecare ("Gynecare Common Stock") issued and outstanding at the effective time of the Merger will be converted into the right to receive that number of fully paid and nonassessable shares of Johnson & Johnson common stock, par value $1.00 per share ("Johnson & Johnson Common Stock"), equal to the number obtained by dividing $8.46 by the average per share closing price of Johnson & Johnson Common Stock during the 20 full trading days preceding the date of the last full trading day prior to the Special Meeting, as such prices are reported on the New York Stock Exchange, Inc. Composite Transactions Tape.

     THE BOARD OF DIRECTORS OF GYNECARE UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Detailed information concerning the Merger Agreement and the Merger is contained in the attached Proxy Statement/Prospectus; please read it carefully.

     ONLY STOCKHOLDERS WHO WERE HOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON SEPTEMBER 25, 1997 WILL BE ENTITLED TO RECEIVE NOTICE OF AND TO VOTE AT THE SPECIAL MEETING.

     Whether or not you expect to attend the Special Meeting in person, please complete, sign and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope. A stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice of revocation to Gynecare, by subsequently filing another proxy or by attending the Special Meeting and voting in person.

                                          By order of the Board of Directors,

                                          /s/ MALCOM M. FARNSWORTH, JR.
                                          Malcom M. Farnsworth, Jr.
                                          Vice President,
                                          Chief Financial Officer and Secretary

                            YOUR VOTE IS IMPORTANT.
           PLEASE COMPLETE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD.

             HOLDERS OF GYNECARE COMMON STOCK SHOULD NOT SEND STOCK
                      CERTIFICATES WITH THEIR PROXY CARDS.

                                 GYNECARE, INC.
                                PROXY STATEMENT

                               JOHNSON & JOHNSON
                                   PROSPECTUS

     This Proxy Statement/Prospectus is being furnished to the stockholders of Gynecare, Inc. ("Gynecare" or the "Company") in connection with the solicitation of proxies by the Board of Directors of Gynecare (the "Gynecare Board") for use at the special meeting of stockholders of Gynecare to be held on November 19, 1997 at 9:30 a.m., local time, at the principal executive offices of Gynecare located at 235 Constitution Drive, Menlo Park, California, including any adjournments or postponements thereof (the "Special Meeting").

     At the Special Meeting, the holders of common stock, par value $.001 per share, of Gynecare ("Gynecare Common Stock") will consider and vote upon the approval and adoption of the Agreement and Plan of Merger dated as of August 4, 1997 (as amended, the "Merger Agreement"), among Johnson & Johnson ("Johnson & Johnson"), Lima Merger Corp., a wholly owned subsidiary of Johnson & Johnson ("Lima"), and Gynecare providing for the merger of Lima with and into Gynecare upon the terms and subject to the conditions of the Merger Agreement (the "Merger"). Pursuant to the Merger Agreement, each share of Gynecare Common Stock issued and outstanding at the effective time of the Merger will be converted into the right to receive that number of fully paid and nonassessable shares of common stock, par value $1.00 per share, of Johnson & Johnson ("Johnson & Johnson Common Stock"), equal to the number obtained by dividing $8.46 by the average per share closing price of Johnson & Johnson Common Stock during the 20 full trading days preceding the date of the last full trading day prior to the Special Meeting, as such prices are reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions Tape.

     The Gynecare Board has unanimously determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Gynecare stockholders. Accordingly, the Gynecare Board has unanimously approved the Merger Agreement and unanimously recommends that the stockholders of Gynecare vote FOR approval and adoption of the Merger Agreement, pursuant to which Gynecare will become a wholly owned subsidiary of Johnson & Johnson and stockholders of Gynecare will become stockholders of Johnson & Johnson.

     This Proxy Statement/Prospectus also serves as a prospectus of Johnson & Johnson under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Johnson & Johnson Common Stock issuable in connection with the Merger.

     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Gynecare on or about October 21, 1997.
                      ------------------------------------

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      ------------------------------------

        The date of this Proxy Statement/Prospectus is October 17, 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF JOHNSON & JOHNSON OR GYNECARE SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                         PAGE                                              PAGE
Available Information...............         3
Incorporation of Certain Documents
  by Reference......................         4
Trademarks..........................         4
Summary.............................         5
  Special Meeting...................         5
  Vote Required.....................         5
  The Merger........................         6
  Market Price Data.................         9
  Certain Financial Data............        10
The Special Meeting.................        14
  Special Meeting...................        14
  Record Date; Shares Entitled to
     Vote; Vote Required............        14
  Proxies; Proxy Solicitation.......        15
The Merger..........................        15
  Background of the Merger..........        15
  Recommendation of the Gynecare
     Board and Reasons for the
     Merger.........................        17
  Opinion of Financial Advisor......        18
  Effective Time....................        23
  Merger Consideration..............        23
  Exchange Agent; Exchange
     Procedures; Dividends; No
     Further Ownership Rights in
     Gynecare Common Stock; No
     Fractional Shares..............        23
  Stock Exchange Listing............        25
  Expenses..........................        25
  Material Federal Income Tax
     Consequences...................        25
  Anticipated Accounting
     Treatment......................        26
  Interests of Certain Persons in
     the Merger.....................        26
  Resale of Johnson & Johnson Common
     Stock..........................        27
The Merger Agreement................        28
  The Merger........................        28
  Representations and Warranties....        28
  Business of Gynecare Pending the
     Effective Time of the Merger...        29
  Effect on Gynecare Benefit Plans
     and Stock Options..............        31
  Conditions to the Consummation of
     the Merger.....................        31
  No Solicitation...................        33
  Termination, Amendment and
     Waiver.........................        33
  The Stockholder Agreement.........        34
  The Credit Agreement..............        35
Management and Operations After the
  Merger............................        35
Comparative Stock Prices and
  Dividends.........................        36
Business of Johnson & Johnson.......        37
Business of Gynecare, Inc...........        37
Selected Historical Financial Data
  of Gynecare.......................        52
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations of Gynecare.........        54
Executive Officers of Gynecare
  Following the Merger..............        60
Security Ownership of Gynecare......        61
Executive Compensation of
  Gynecare..........................        63
Certain Transactions of Gynecare....        65
Description of Capital Stock of
  Gynecare..........................        66
Comparison of Rights of Common
  Stockholders of Johnson & Johnson
  and Gynecare......................        67
Other Matters.......................        71
Absence of Appraisal Rights.........        72
Experts.............................        72
Legal Matters.......................        72
Future Stockholder Proposals........        73
Index to Financial Statements of
  Gynecare..........................       F-1
ANNEXES
Annex I   Agreement and Plan of
          Merger, as amended
Annex II  Stockholder Agreement
Annex III Opinion of Alex. Brown &
          Sons Incorporated

                             AVAILABLE INFORMATION

     Johnson & Johnson and Gynecare are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, Johnson & Johnson and Gynecare file proxy statements, reports and other information with the Securities and Exchange Commission (the "SEC"). This filed material can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: Chicago Regional Office (Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661) and New York Regional Office (Seven World Trade Center,

13th Floor, New York, New York 10048). The filed material also is available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." Copies of such material also can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 for Johnson & Johnson, and the National Association of Securities Dealers, Inc. (the "NASD"), 1935 K Street, N.W., Washington, D.C. 20006 for Gynecare.

     Johnson & Johnson has filed a Registration Statement on Form S-4 (the "Registration Statement") with the SEC under the Securities Act with respect to the Johnson & Johnson Common Stock to be issued upon consummation of the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Copies of the Registration Statement are available from the SEC, upon payment of prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following Johnson & Johnson documents are incorporated by reference in this Proxy Statement/Prospectus: (i) Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 29, 1996, as amended by Amendment No. 1 thereto, (ii) Johnson & Johnson's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, (iii) Johnson & Johnson's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997 and (iv) the description of Johnson & Johnson Common Stock set forth in Johnson & Johnson's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     A COPY OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH WILL BE PROVIDED BY FIRST-CLASS MAIL WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON. REQUESTS SHOULD BE DIRECTED TO THE OFFICE OF THE CORPORATE SECRETARY, ONE JOHNSON & JOHNSON PLAZA, NEW BRUNSWICK, NEW JERSEY 08933 (TELEPHONE (908) 524-2455). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL MEETING TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES, ANY SUCH REQUEST SHOULD BE MADE BY NOVEMBER 3, 1997.

     All reports filed by Johnson & Johnson and all definitive proxy or information statements filed by Johnson & Johnson pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

     All information contained in this Proxy Statement/Prospectus relating to Johnson & Johnson has been supplied by Johnson & Johnson, and all information relating to Gynecare has been supplied by Gynecare.

                                   TRADEMARKS

     THIS PROXY STATEMENT/PROSPECTUS CONTAINS TRADEMARKS OF GYNECARE AND MAY CONTAIN TRADEMARKS OF OTHERS. GYNECARE TRADEMARKS INCLUDE WITHOUT LIMITATION THERMACHOICE(TM), UTERINE BALLOON THERAPY(TM) AND VERSAPOINT(TM).

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement/Prospectus, in the attached Annexes and in the documents incorporated herein by reference. Gynecare stockholders are urged to read carefully this Proxy Statement/Prospectus and the attached Annexes in their entirety.

SPECIAL MEETING

     This Proxy Statement/Prospectus is being furnished to Gynecare stockholders in connection with the solicitation of proxies by the Gynecare Board for use at the Special Meeting to be held on November 19, 1997 at 9:30 a.m., local time, at the principal executive offices of Gynecare located at 235 Constitution Drive, Menlo Park, California. Only holders of record of Gynecare Common Stock at the close of business on September 25, 1997 (the "Record Date"), will be entitled to notice of, and to vote at, the Special Meeting. At the Special Meeting, holders of Gynecare Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement, a copy of which is attached as Annex I to this Proxy Statement/Prospectus, pursuant to which Lima will be merged with and into Gynecare. Gynecare will be the surviving corporation in the Merger (the "Surviving Corporation") and will become a wholly owned subsidiary of Johnson & Johnson. Holders of Gynecare Common Stock will also transact such other business as may properly come before the Special Meeting. See "THE SPECIAL MEETING--Special Meeting."

VOTE REQUIRED

     The close of business on September 25, 1997 has been fixed as the Record Date for determining the holders of Gynecare Common Stock who are entitled to receive notice of and to vote at the Special Meeting. As of the Record Date, there were 8,407,194 shares of Gynecare Common Stock outstanding, of which 4,285,237 shares (approximately 51.0% of the outstanding shares) of Gynecare Common Stock were beneficially owned by directors and executive officers of Gynecare and their affiliates. All such directors and executive officers of Gynecare and their affiliates have agreed to vote all such shares in favor of the approval and adoption of the Merger Agreement. The holders of record on the Record Date of shares of Gynecare Common Stock are entitled to one vote per share of Gynecare Common Stock on each matter submitted to a vote at the Special Meeting. The presence in person or by proxy of the holders of shares representing a majority of Gynecare Common Stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. Under the Delaware General Corporation Law (the "DGCL"), the affirmative vote of holders of at least a majority of the outstanding shares of Gynecare Common Stock is required for approval and adoption of the Merger Agreement ("Stockholder Approval"). An abstention from voting or a broker non-vote will have the practical effect of a vote against approval and adoption of the Merger Agreement since a vote to abstain or a broker non-vote represents one fewer vote for such approval and adoption. See "THE SPECIAL MEETING--Special Meeting."

     Pursuant to the terms of a Stockholder Agreement dated as of August 4, 1997, among Johnson & Johnson and certain affiliated stockholders of Gynecare (the "Stockholder Agreement"), such stockholders have agreed, among other things, to vote (or cause to be voted) their shares of Gynecare Common Stock in favor of approval and adoption of the Merger Agreement and each of the other transactions contemplated thereby at the Special Meeting. Together, such stockholders held on the Record Date 4,210,411 shares (approximately 50.08% of the outstanding shares) of Gynecare Common Stock. Consequently, such stockholders together are generally able to control the vote of all matters submitted to a vote of the Gynecare stockholders, including approval and adoption of the Merger Agreement. The general effect of the Stockholder Agreement is to ensure that Stockholder Approval will be obtained. See "THE MERGER--Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT--The Stockholder Agreement."

     No approval by stockholders of Johnson & Johnson is required to effect the Merger.

THE MERGER

     The Parties. Johnson & Johnson, organized in the State of New Jersey in 1887, employs approximately 89,300 people worldwide and is engaged in the manufacture and sale of a broad range of products in the health care field in many countries of the world. Johnson & Johnson's primary interest, both historically and currently, has been in products related to health and well-being. Johnson & Johnson's worldwide business is divided into three segments: consumer, pharmaceutical and professional. The consumer segment's principal products are personal care and hygienic products, including oral and baby care products, first aid products, nonprescription drugs, sanitary protection products and adult skin and hair products; the pharmaceutical segment's principal worldwide franchises are in the allergy, antibacterial, antifungal, biotech, central nervous system, contraceptive, dermatology, gastrointestinal and immunobiology fields; and the professional segment's products include suture and mechanical wound closure products, minimally-invasive surgical instruments, diagnostic products, medical equipment and devices, disposable contact lenses, surgical instruments, joint replacements and products for wound management and infection prevention.

     The principal executive offices of Johnson & Johnson are located at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933. The telephone number is (908) 524-0400.

     Lima, a Delaware corporation, is a wholly owned subsidiary of Johnson & Johnson formed solely for the purposes of the Merger.

     Gynecare designs, develops and markets minimally invasive and cost-effective medical devices for the treatment of uterine disorders. The Company's first product, the ThermaChoice Uterine Balloon Therapy system, is used to treat women who experience dysfunctional uterine bleeding. The ThermaChoice system is designed as a minimally invasive procedure that can be performed in eight minutes in a clinic or physician's office. The system is currently under clinical investigation in the U.S. and approved for marketing in Canada and in over 30 other countries. Gynecare's application for premarket approval ("PMA") of the ThermaChoice system has been filed by the U.S. Food and Drug Administration ("FDA"). On October 6, 1997, the Ob/Gyn Devices Advisory Panel of the FDA recommended to the FDA that it approve Gynecare's PMA application, subject to certain conditions. The FDA will consider the Advisory Panel's recommendation in its final review of Gynecare's PMA application. The ThermaChoice system is not approved for marketing in the United States and the Advisory Panel's recommendation does not imply that a decision about the approvability of the application has been made by the FDA. Gynecare submitted its PMA application for the ThermaChoice system to the FDA on June 17, 1997.

     Gynecare's second product, the VersaPoint Bipolar Electrosurgery system, is used to treat women diagnosed with benign uterine pathologies including fibroids, polyps, adhesions and divided septa. The VersaPoint microelectrode vaporizes, cuts and desiccates tissue through the use of proprietary bipolar technology. In November 1996, Gynecare received 510(k) clearance from the FDA to market the VersaPoint system in the United States.

     On September 19, 1997, Gynecare and Ethicon, Inc., a wholly-owned subsidiary of Johnson & Johnson ("Ethicon" and, together with Johnson & Johnson, "J&J"), entered into a distribution agreement by which Ethicon will serve as a non-exclusive distributor for Gynecare's VersaPoint and ThermaChoice products in the United States for a period of six months. The distribution agreement was negotiated on an arm's-length basis and may be terminated by either party for any reason by giving the other party 30 days' notice.

     Gynecare was incorporated in the state of California on March 8, 1994 and subsequently reincorporated in the State of Delaware on November 20, 1995. In connection with Gynecare's incorporation in March 1994, Origin Medsystems, Inc. ("Origin"), a subsidiary of Guidant Corporation ("Guidant"), assigned to Gynecare its license to patents and technology covering the ThermaChoice Uterine Balloon Therapy system developed through the date of assignment. Origin previously licensed the rights to the patents and technology in January 1993. Guidant, through Origin, owned approximately 30% of the outstanding shares of Gynecare Common Stock at September 25, 1997. The principal executive offices of Gynecare are located at 235 Constitution Drive, Menlo Park, California 94025. The telephone number is (415) 614-2500.

     Merger Consideration. At the effective time of the Merger (the "Effective Time"), each issued and outstanding share of Gynecare Common Stock, other than shares owned by Johnson & Johnson, Lima or Gynecare, will be converted into the right to receive that number of fully paid and nonassessable shares of Johnson & Johnson Common Stock equal to the number obtained by dividing $8.46 by the average per share closing price of Johnson & Johnson Common Stock during the 20 full trading days preceding the date of the last full trading day prior to the Special Meeting, as such prices are reported on the NYSE Composite Transactions Tape (the "Exchange Ratio"). No fractional shares of Johnson & Johnson Common Stock will be issued in the Merger and holders of shares of Gynecare Common Stock will be entitled to a cash payment in lieu of any such fractional shares. See "THE MERGER--Merger Consideration" and "THE MERGER-- Exchange Agent; Exchange Procedures; Dividends; No Further Ownership Rights in Gynecare Common Stock; No Fractional Shares."

     Recommendation of the Gynecare Board and Reasons for the Merger. THE GYNECARE BOARD HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, GYNECARE STOCKHOLDERS. ACCORDINGLY, THE GYNECARE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF GYNECARE VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. In reaching its decision to approve the Merger Agreement and recommend the Merger, the Gynecare Board considered a number of factors. See "THE MERGER--Background of the Merger" and "THE MERGER--Recommendation of the Gynecare Board and Reasons for the Merger." For a discussion of the interests that certain directors and executive officers of Gynecare have with respect to the Merger that are different from, or in addition to, the interests of stockholders of Gynecare generally, see "THE MERGER--Interests of Certain Persons in the Merger." Such interests, together with other relevant factors, were considered by the Gynecare Board in making its recommendation and approving the Merger Agreement. See "THE MERGER--Recommendation of the Gynecare Board and Reasons for the Merger."

     Opinion of Financial Advisor. Alex. Brown & Sons Incorporated ("Alex. Brown") has delivered its written opinion dated August 3, 1997, to the Gynecare Board that, as of such date and subject to the assumptions made, matters considered and limitations set forth in such opinion, and based on the facts and circumstances as they existed at the time, the Exchange Ratio was fair to the stockholders of Gynecare from a financial point of view. The full text of the opinion of Alex. Brown is included as Annex III to this Proxy Statement/Prospectus. Gynecare stockholders are urged to read the opinion in its entirety. See "THE MERGER--Opinion of Financial Advisor."

     Interests of Certain Persons in the Merger. As of the Record Date, directors and executive officers of Gynecare and their affiliated entities owned
(i) 4,183,803 shares of Gynecare Common Stock for which they will receive the same consideration as other Gynecare stockholders and (ii) unexercised options to acquire, 608,389 shares of Gynecare Common Stock, which will be treated as described below under "THE MERGER--Interests of Certain Persons in the Merger." Pursuant to the terms of the 1995 Director Option Plan, all outstanding Stock Options (as defined) held by current directors of Gynecare granted under such plan will become fully vested and exercisable for three months following the Effective Date. At the Record Date, Stock Options to purchase an aggregate of 35,000 shares were outstanding under such plan. In addition, options to purchase an aggregate of 400,000 shares of Gynecare Common Stock granted to Roseanne Hirsch, the President and Chief Executive Officer of Gynecare, in connection with and as a condition to her acceptance of employment with Gynecare, will, pursuant to their terms, become fully vested and exercisable at the Effective Time. Johnson & Johnson also has agreed to cause the Surviving Corporation to fulfill and honor in all respects the obligations of Gynecare pursuant to certain indemnification agreements currently in effect between Gynecare and certain persons, and pursuant to the indemnification provisions contained in Gynecare's Restated Certificate of Incorporation (the "Gynecare Certificate of Incorporation") and By-laws (the "Gynecare By-laws"). See "THE MERGER--Interests of Certain Persons in the Merger."

     Gynecare Stock Options. Under the terms of the Merger Agreement, each outstanding stock option granted under any plan or arrangement providing for the grant of options to purchase shares of Gynecare Common Stock (a "Stock Option") will be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of Johnson & Johnson

Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Gynecare Common Stock subject to the Stock Option by the Exchange Ratio at a price per share of Johnson & Johnson Common Stock (rounded down to the nearest whole cent) equal to (a) the aggregate exercise price for the shares of Gynecare Common Stock otherwise purchasable pursuant to the Stock Option divided by (b) the aggregate number of shares of Johnson & Johnson Common Stock deemed purchasable pursuant to such Stock Option.

     Regulatory Approvals Required. The consummation of the Merger is subject to the expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Johnson & Johnson and Gynecare have filed notification and report forms under the HSR Act. Effective September 16, 1997 the waiting period under the HSR Act was terminated. See "OTHER MATTERS--Regulatory Approvals Required."

     Conditions to the Merger. The obligations of Johnson & Johnson and Gynecare to consummate the Merger are subject to various conditions, including, without limitation, obtaining Stockholder Approval and regulatory approvals, approval for listing (subject to official notice of issuance) on the NYSE of the Johnson & Johnson Common Stock to be issued in connection with the Merger and the absence of any injunction or other legal restraint preventing the consummation of the Merger. See "THE MERGER AGREEMENT-- Conditions to the Consummation of the Merger."

     No Solicitation. Under the Merger Agreement, Gynecare has agreed that it will not, nor will it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes any Takeover Proposal. See "THE MERGER AGREEMENT--No Solicitation."

     Termination. The Merger Agreement may be terminated, and the Merger contemplated thereby may be abandoned, at any time prior to the Effective Time, whether before or after receipt of Stockholder Approval, (i) by mutual written consent of Johnson & Johnson, Lima and Gynecare; or (ii) by either Johnson & Johnson or Gynecare, if the Merger is not consummated by November 30, 1997, if certain legal restraints or prohibitions are in effect resulting from any suit, action or proceeding by any Governmental Entity (as defined in the Merger Agreement), if Stockholder Approval is not obtained at the Stockholder Meeting or by written consent or if there are certain breaches of, or inaccuracies contained in, the other party's representations, warranties, covenants or agreements and such breaches or inaccuracies are not cured in all material respects within 45 days, subject to certain conditions and limitations. In the event the Merger Agreement is terminated (subject to certain exceptions), Johnson & Johnson has agreed to loan up to $5 million to Gynecare (which amount may be increased to $6 million in certain circumstances) pursuant to the terms of the Loan and Security Agreement attached as Exhibit B to the Merger Agreement (the "Credit Agreement"). See "THE MERGER AGREEMENT--Termination, Amendment and Waiver" and "THE MERGER AGREEMENT--The Credit Agreement."

     Absence of Appraisal Rights. In accordance with Section 262 of the DGCL, holders of Gynecare Common Stock are not entitled to appraisal rights in connection with the Merger. See "ABSENCE OF APPRAISAL RIGHTS."

     Certain Federal Income Tax Consequences. It is a condition to the obligation of Gynecare to consummate the Merger that Gynecare and Johnson & Johnson receive the opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation and the opinion of Cravath Swaine & Moore, respectively, in each case to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that Johnson & Johnson, Lima and Gynecare will each be a party to the reorganization within the meaning of Section 368(b) of the Code. Such opinions, which have been delivered to Gynecare and Johnson & Johnson, assume that the Merger will take place as described in the Merger Agreement and that certain factual matters represented by Johnson &

Johnson, Lima, Gynecare and certain Gynecare stockholders will be true and correct at the Effective Time. See "THE MERGER--Material Federal Income Tax Consequences."

     Anticipated Accounting Treatment. Johnson & Johnson intends to treat the Merger as a pooling of interests for accounting and financial reporting purposes.

     Certain Considerations. In considering whether to vote in favor of the adoption of the Merger Agreement, Gynecare stockholders should consider the following: (i) the Exchange Ratio will be determined based on the average per share closing price of Johnson & Johnson Common Stock during the 20 full trading days preceding the date of the last full trading day prior to the Special Meeting and (ii) the market price of a share of Johnson & Johnson Common Stock on the closing date of the Merger (the "Closing Date") can be expected to vary from its price as of the date of this Proxy Statement/Prospectus and the dates during such 20-day period due to changes in the business, operations or prospects of Johnson & Johnson, general market and economic conditions and other factors.

     GYNECARE STOCKHOLDERS SHOULD NOT FORWARD GYNECARE STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. GYNECARE STOCKHOLDERS SHOULD NOT RETURN GYNECARE STOCK CERTIFICATES WITH THE ENCLOSED PROXY. See "THE MERGER--Exchange Procedures; Dividends; No Further Ownership Rights in Gynecare Common Stock; No Fractional Shares"

MARKET PRICE DATA

     Johnson & Johnson Common Stock (symbol: JNJ) is listed for trading on the NYSE and Gynecare Common Stock (symbol: GYNE) is quoted on the Nasdaq National Market.

     The following table sets forth the last reported sales prices per share of Johnson & Johnson Common Stock on the NYSE Composite Transactions Tape and of Gynecare Common Stock on the Nasdaq National Market on August 1, 1997, the last trading day before announcement of the Merger Agreement, and on October 16, 1997, the last trading day prior to the date of this Proxy Statement/Prospectus:

                                                                   JOHNSON & JOHNSON      GYNECARE
                                                                        COMMON             COMMON
                                                                         STOCK             STOCK
                                                                   -----------------      --------
August 1, 1997................................................            $611/16            $81/2
October 16, 1997..............................................             58 7/8             85/16

CERTAIN FINANCIAL DATA

     The Merger will not have a material impact, on a pro forma basis, on the Johnson & Johnson financial data presented below.

     The following tables present selected historical financial data for each of Johnson & Johnson and Gynecare. The selected historical financial data for Johnson & Johnson are derived from the historical financial statements of Johnson & Johnson that are incorporated by reference in this Proxy Statement/ Prospectus. The information set forth below for Johnson & Johnson should be read in conjunction with such historical financial statements and the notes thereto. The historical financial statements of Johnson & Johnson have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, for each of the five fiscal years in the period ended December 29, 1996. The historical financial statements of Johnson & Johnson as of and for the six months ended June 30, 1996 and June 29, 1997 are derived from the unaudited historical financial statements of Johnson & Johnson that are incorporated herein by reference, and in the opinion of management of Johnson & Johnson, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information for such periods. The unaudited results of operations for the six months ended June 29, 1997 may not be indicative of the results of operations for fiscal 1997.

     The information set forth below for Gynecare should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GYNECARE" and the Financial Statements of Gynecare and Notes thereto included elsewhere in this Proxy Statement/Prospectus. The selected financial data as of December 31, 1993 and for the year then ended and for the period from January 1, 1994 to March 7, 1994 are derived from audited financial statements of the Uterine Balloon Therapy Business Operations of Origin that have been included elsewhere herein and are qualified by reference to such Financial Statements of Gynecare and Notes thereto. Certain costs and expenses presented in the statement of operations of the Uterine Balloon Therapy Business Operations of Origin represent allocations and management estimates. As a result, the statements of operations presented for periods prior to March 8, 1994 are not strictly comparable to those of subsequent periods and may not be indicative of the results of operations that would have been achieved had the Uterine Balloon Therapy Business Operations of Origin operated as a non-affiliated entity during such period. The selected financial data set forth below with respect to Gynecare's Statements of Operations for the period from March 8, 1994 (Date of Inception) to December 31, 1994 and for the years ended December 31, 1995 and 1996 and the balance sheets at December 31, 1994, 1995 and 1996 are derived from audited financial statements of Gynecare that have been included elsewhere herein and are qualified by reference to such Financial Statements of Gynecare and Notes related thereto. The Gynecare selected historical financial information at and for the six month periods ended June 30, 1996 and 1997 are derived from the unaudited historical financial statements of Gynecare, which are included elsewhere herein and, in the opinion of the management of Gynecare, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information for such periods. The unaudited results of operations for the six months ending June 30, 1997 are not indicative of the results of operations for fiscal 1997 or for any other period.

                       JOHNSON & JOHNSON AND SUBSIDIARIES

                            SELECTED FINANCIAL DATA
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE FIGURES)

                                                                                                              (UNAUDITED)
                                                                                                                  SIX
                                                              FISCAL YEAR ENDED                              MONTHS ENDED
                                          ----------------------------------------------------------     ---------------------
                                          JAN. 3,      JAN. 2,     JAN. 1,     DEC. 31,     DEC. 29,     JUNE 30,     JUNE 29,
                                           1993         1994        1995         1995         1996         1996         1997
                                          -------      -------     -------     --------     --------     --------     --------
EARNINGS DATA
Sales...................................  $13,753      $14,138     $15,734     $18,842      $21,620      $10,716      $11,413
Costs and expenses......................   11,546       11,806      13,053      15,525       17,587        8,473        8,817
Earnings before taxes...................    2,207        2,332       2,681       3,317        4,033        2,243        2,596
Net earnings............................    1,030(1)     1,787       2,006       2,403        2,887        1,581        1,818
Net earnings per share..................     0.78         1.37        1.56        1.86         2.17         1.19         1.36
Cash dividends per share................    0.445        0.505       0.565        0.64        0.735         .355         .410

                                          JAN. 3,      JAN. 2,     JAN. 1,     DEC. 31,     DEC. 29,     JUNE 29,
                                           1993         1994        1995         1995         1996         1997
                                          -------      -------     -------     --------     --------     --------
BALANCE SHEET DATA
Assets..................................  $11,884      $12,242     $15,668     $17,873      $20,010      $21,005
Long-term debt..........................    1,365        1,493       2,199       2,107        1,410        1,265
Shareowners' equity.....................    5,171        5,568       7,122       9,045       10,836       11,722

---------------

(1) After cumulative effect of accounting changes of $595 million (net of tax).

                                 GYNECARE, INC.

                            SELECTED FINANCIAL DATA
                            (ALL FIGURES IN DOLLARS)

                                               FULL YEAR 1994
                                 ------------------------------------------
                       UTERINE BALLOON THERAPY
                        BUSINESS OPERATIONS OF              COMPANY
                       ORIGIN MEDSYSTEMS, INC.       ----------------------                                     (UNAUDITED)
                   --------------------------------      MARCH 8, 1994                                       SIX MONTHS ENDED
                    YEAR ENDED                              (DATE OF          YEAR ENDED    YEAR ENDED    -----------------------
                   DECEMBER 31,  JANUARY 1, 1994 TO      INCEPTION) TO       DECEMBER 31,  DECEMBER 31,    JUNE 30,     JUNE 30,
                     1993 (2)    MARCH 7, 1994 (2)   DECEMBER 31, 1994 (2)       1995          1996          1996         1997
                   ------------  ------------------  ----------------------  ------------  ------------   ----------   ----------
STATEMENTS OF
 OPERATIONS DATA
Revenues..........  $       --       $       --            $       --         $  849,000   $   962,000    $  475,000   $  572,000
Cost of goods
 sold.............          --               --                    --            799,000     1,657,000       700,000      807,000
                     ---------        ---------           -----------        -----------   -----------    ------------ -----------
 Gross
  profit/(loss)...          --               --                    --             50,000      (695,000)     (225,000)    (235,000)
                     ---------        ---------           -----------        -----------   -----------    ------------ -----------
Operating
 expenses:
 Research and
   development....     883,000          122,000             1,354,000          2,415,000     5,025,000     2,504,000    2,287,000
 Selling, general
   and
 administrative...      97,000            7,000               880,000          2,655,000     5,244,000     2,355,000    3,665,000
                     ---------        ---------           -----------        -----------   -----------    ------------ -----------
 Total operating
   expenses.......     980,000          129,000             2,234,000          5,070,000    10,269,000     4,859,000    5,952,000
                     ---------        ---------           -----------        -----------   -----------    ------------ -----------
Loss from
 operations.......    (980,000)        (129,000)           (2,234,000)        (5,020,000)  (10,964,000)   (5,084,000)  (6,187,000)
Interest income,
 net..............          --               --               165,000            454,000       764,000       430,000      212,000
                     ---------        ---------           -----------        -----------   -----------    ------------ -----------
 Net loss.........  $ (980,000)      $ (129,000)           $(2,069,000)       $(4,566,000) $(10,200,000)  $(4,654,000) $(5,975,000)
                     =========        =========           ===========        ===========   ===========    ============ ===========
Net loss per
 share............  $       --       $       --            $    (1.25)        $    (1.87)  $     (1.24)   $    (0.57)  $    (0.72)
Shares used in
 computing net
 loss per share...          --               --             1,658,000          2,438,000     8,209,000     8,157,000    8,297,000

                                     UTERINE BALLOON THERAPY
                                      BUSINESS OPERATIONS OF
                                     ORIGIN MEDSYSTEMS, INC.    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    (UNAUDITED)
                                        DECEMBER 31, 1993           1994           1995           1996       JUNE 30, 1997
                                     ------------------------   ------------   ------------   ------------   --------------
BALANCE SHEET DATA
Cash, cash equivalents and
  short-term investments...........         $       --           $4,106,000     $22,710,000    $13,071,000     $7,929,000
Working capital....................            (89,000)           3,648,000     23,016,000     12,800,000       6,958,000
Total assets.......................          2,000,000            6,495,000     28,271,000     18,398,000      13,017,000
Long-term debt.....................                 --                   --        458,000        458,000         384,000
Accumulated deficit................                 --           (2,069,000)    (6,635,000)   (16,835,000)    (22,810,000)
Total stockholders' equity.........                 --            5,900,000     26,308,000     16,534,000      10,706,000
Origin's net investment............          1,911,000                   --             --             --              --

---------------

(2) The periods beginning March 8, 1994 reflect data of Gynecare. The periods prior to and including March 7, 1994 reflect data of the Uterine Balloon Therapy Business Operation of Origin, all of the assets of which were acquired by Gynecare on March 8, 1994.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of Johnson & Johnson and Gynecare and selected unaudited pro forma financial information after giving effect to the Merger on a pooling-of-interests basis assuming the issuance of 0.1431 of a share of Johnson & Johnson Common Stock for each outstanding share of Gynecare Common Stock and assuming the Merger had occurred at the beginning of the periods presented. The actual number of shares of Johnson & Johnson Common Stock to be exchanged for all of the outstanding Gynecare Common Stock will be determined based on the average per share closing price of Johnson & Johnson Common Stock during the 20 full trading days preceding the date of the last full trading day prior to the Special Meeting. The following data should be read in conjunction with the Selected Historical Financial Data of Gynecare and the separate historical financial statements of Johnson & Johnson and Gynecare included elsewhere herein or incorporated herein by reference. The unaudited pro forma combined per share data are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the earliest period presented and should not be construed as representative of future operations or financial position of Johnson & Johnson. No cash dividends have ever been declared or paid on Gynecare Common Stock.

                                                                                   AS OF OR FOR THE
                                                    AS OF OR FOR THE YEAR ENDED    SIX MONTHS ENDED
                                                           DECEMBER 31,                JUNE 30,
                                                    ---------------------------    ----------------
                                                    1994(1)     1995      1996      1996      1997
                                                    -------    ------    ------    ------    ------
JOHNSON & JOHNSON -- HISTORICAL
  Net income per share............................  $ 1.56     $ 1.86    $ 2.17    $ 1.19    $ 1.36
  Unaudited book value per share(2)...............    5.54       6.98      8.13      7.68      8.79
  Cash dividends per share........................   0.565      0.640     0.735     0.355     0.410
GYNECARE -- HISTORICAL
  Net loss per share..............................  $(1.25)    $(1.87)   $(1.24)   $(0.57)   $(0.72)
  Unaudited book value per share(2)...............    3.56      10.79      2.01      2.70      1.29
Unaudited pro forma combined net income (loss) per
  share:
  Per Johnson & Johnson share.....................  $ 1.56     $ 1.86    $ 2.16    $ 1.18    $ 1.36
  Equivalent per Gynecare share(3)................    0.22       0.27      0.31      0.17      0.19
Unaudited pro forma combined book value per share:
  Per Johnson & Johnson share(2)..................  $ 5.54     $ 7.00    $ 8.14    $ 7.69    $ 8.79
  Equivalent per Gynecare share(2)(3).............    0.79       1.00      1.16      1.10      1.26

---------------
(1) Comparative per share data for Gynecare for the year ended December 31, 1994 are for the period from March 8, 1994 (Date of Inception) through December 31, 1994.

(2) Historical book value per share is computed by dividing stockholders' or shareowners' equity by the number of common shares outstanding at the end of each period. Johnson & Johnson pro forma combined book value per share is computed by dividing pro forma shareowners' equity by the pro forma number of shares of Johnson & Johnson Common Stock which would have been outstanding had the Merger been consummated as of each balance sheet date.

(3) Gynecare equivalent pro forma combined amounts are calculated by multiplying the Johnson & Johnson pro forma combined per share amounts by an assumed Exchange Ratio of 0.1431.

                                THE SPECIAL MEETING

    SPECIAL MEETING

     This Proxy Statement/Prospectus is being furnished to Gynecare stockholders in connection with the solicitation of proxies by the Gynecare Board for use at the Special Meeting to be held on November 19, 1997 at 9:30 a.m., local time, at the principal executive offices of Gynecare located at 235 Constitution Drive, Menlo Park, California. Only holders of record of Gynecare Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. At the Special Meeting, holders of Gynecare Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement, a copy of which is attached as Annex I to this Proxy Statement/Prospectus, pursuant to which Lima will be merged with and into Gynecare. Gynecare will be the Surviving Corporation in the Merger and will become a wholly owned subsidiary of Johnson & Johnson. Holders of Gynecare Common Stock will also transact such other business as may properly come before the Special Meeting.

     At the Effective Time, each issued and outstanding share of Gynecare Common Stock, other than shares owned by Johnson & Johnson, Lima or Gynecare, will be converted into the right to receive that number of fully paid and nonassessable shares of Johnson & Johnson Common Stock equal to the Exchange Ratio. No fractional shares of Johnson & Johnson Common Stock will be issued in the Merger. Each holder of shares of Gynecare Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Johnson & Johnson Common Stock will receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fraction of a share of Johnson & Johnson Common Stock multiplied by the per share closing price of Johnson & Johnson Common Stock on the date of the Special Meeting, as such price is reported on the NYSE Composite Transactions Tape. Johnson & Johnson will make available to the Exchange Agent (as defined) from time to time, as needed, funds sufficient to pay cash in lieu of fractional shares.

     THE GYNECARE BOARD HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, GYNECARE STOCKHOLDERS. ACCORDINGLY, THE GYNECARE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF GYNECARE VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     The Executive Committee of the Johnson & Johnson Board of Directors (the "Johnson & Johnson Board"), acting pursuant to authority delegated to it by the Johnson & Johnson Board, has approved the Merger and the issuance of Johnson & Johnson Common Stock in the Merger. Johnson & Johnson, as the sole stockholder of Lima, and the Board of Directors of Lima have each approved the Merger Agreement. No approval by stockholders of Johnson & Johnson is required to effect the Merger.

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

     The close of business on September 25, 1997 has been fixed as the Record Date for determining the holders of Gynecare Common Stock who are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 8,407,194 shares of Gynecare Common Stock outstanding, of which 4,285,237 shares (approximately 51.0% of the outstanding shares) of Gynecare Common Stock were beneficially owned by directors and executive officers of Gynecare and their affiliates. All such directors and executive officers of Gynecare and their affiliates have agreed to vote all such shares in favor of the approval and adoption of the Merger Agreement. The holders of record on the Record Date of shares of Gynecare Common Stock are entitled to one vote per share of Gynecare Common Stock on each matter submitted to a vote at the Special Meeting. The presence in person or by proxy of the holders of shares representing a majority of Gynecare Common Stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. Under the DGCL, the affirmative vote of holders of at least a majority of the outstanding shares of the Gynecare Common Stock is required for Stockholder Approval. An abstention from voting or a broker non-vote will have the practical effect of a vote against approval and adoption of the Merger Agreement since a vote to abstain or a broker non-vote represents one fewer vote for such approval and adoption. A "broker non-vote" occurs when brokers who hold shares in street name for customers who are the beneficial owners of such shares do not give a proxy to vote such customers' shares because the customers have failed to give the broker specific instructions concerning the voting of the customers' shares.

     Pursuant to the terms of the Stockholder Agreement, certain stockholders of Gynecare have agreed, among other things, to vote (or cause to be voted) their shares of Gynecare Common Stock in favor of approval and adoption of the Merger Agreement and each of the other transactions contemplated thereby at the Special Meeting. Together, such stockholders held on the Record Date 4,210,411 shares (approximately 50.08% of the outstanding shares) of Gynecare Common Stock. Consequently, such stockholders together are generally able to control the vote of all matters submitted to a vote of the Gynecare stockholders, including approval and adoption of the Merger Agreement. The general effect of the Stockholder Agreement is to ensure that Stockholder Approval will be obtained. See "THE MERGER--Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT--The Stockholder Agreement."

PROXIES; PROXY SOLICITATION

     Shares of Gynecare Common Stock represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Shares of Gynecare Common Stock represented by properly executed proxies for which no instruction is given will be voted FOR approval and adoption of the Merger Agreement. Gynecare stockholders are requested to complete, sign and return promptly the enclosed proxy card in the enclosed postage-prepaid envelope to ensure that their shares are voted at the Special Meeting. A Gynecare stockholder may revoke a proxy by submitting at any time prior to the vote on the approval and adoption of the Merger Agreement a later dated proxy with respect to the same shares, by delivering written notice of revocation to the Secretary of Gynecare at any time prior to such vote or by attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not in and of itself revoke a proxy. If a Gynecare stockholder is not the registered direct holder of his or her shares, such stockholder must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person.

     If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have therefore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other manner at a previous meeting.

     In addition to solicitation by mail, directors, officers and employees of Johnson & Johnson and Gynecare may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of Johnson & Johnson and Gynecare will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Gynecare Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

                                   THE MERGER

BACKGROUND OF THE MERGER

     In September 1996, the Gynecare Board and senior management of Gynecare began discussing various approaches to expand commercial introduction of the ThermaChoice Uterine Balloon Therapy system internationally by potentially entering into a strategic relationship with a major medical device company for marketing, sales and distribution. During the period from October 1996 through May 1997, representatives of Gynecare held discussions with representatives of several medical device companies to explore their interest in international distribution of Gynecare's products.

     On December 6, 1996, Gynecare entered into a confidentiality agreement with Ethicon containing customary terms and conditions. Representatives of Gynecare and J&J met to discuss J&J's interest in a potential international distribution arrangement for Gynecare's products. These conversations were conducted at Gynecare's Menlo Park facility and were general in nature and did not lead to any specific proposals.

     On January 23, 1997, management of Gynecare reviewed with the Gynecare Board various alternatives for raising capital needed to finance future operations, including potential investments by a distribution partner and a private placement of debt or equity securities of Gynecare. Gynecare and J&J representatives continued their discussions on February 11, 1997, focusing on a potential product distribution relationship. In March and April 1997, the Gynecare Board and senior management of Gynecare reviewed the progress of discussions with major medical device companies for establishing international marketing, sales and distribution relationships and reviewed discussions with potential private placement agents. The Gynecare Board determined that Gynecare management should continue discussions with J&J regarding a potential international product distribution relationship. On April 29, 1997, representatives of Gynecare and J&J discussed a term sheet from Gynecare regarding a potential international product distribution agreement. However, these discussions ended without the parties coming to any agreement regarding international product distribution through J&J.

     On May 19, 1997, representatives of Gynecare and J&J met to discuss the possibility of a merger of Gynecare with Johnson & Johnson, rather than merely a product distribution arrangement. Subsequent discussions between Gynecare and J&J focused exclusively on a merger of Gynecare with Johnson & Johnson. On May 21, 1997, the Gynecare Board held a special meeting to consider strategic options for the Company and the desirability of engaging an investment banker to evaluate Gynecare's strategic options, both as a stand-alone entity and a merged entity.

     On May 27, 1997, representatives of Gynecare and J&J discussed the terms and conditions of a proposed merger including, among other things, the tax and accounting treatment of the proposed merger and the amount and nature of the consideration to be paid to Gynecare stockholders. On May 28, 1997, the Gynecare Board met to consider and discuss J&J's current indication of interest and the strategic fit of Gynecare's business with J&J. The Gynecare Board directed its management to negotiate an engagement letter with Alex. Brown to act as the Company's investment banker and directed management to continue discussions with J&J and to continue to pursue other potential strategic transactions. At the same board meeting, Gynecare's management updated the Gynecare Board on alternative financing options as a stand-alone entity, including potential private placements.

     Gynecare executed an engagement letter with Alex. Brown on June 5, 1997. During the period from June 5, 1997 through July 6, 1997, representatives of Gynecare and J&J, their respective legal advisors and Alex. Brown held numerous meetings and teleconferences to discuss and review the terms and conditions of a proposed merger. On July 7, 1997, the Gynecare Board held a special meeting to discuss a revised indication of interest from J&J and the terms of the proposed merger. The Gynecare Board directed Gynecare management to continue discussions with J&J and to continue to negotiate with placement agents for a private placement.

     During the period from July 8, 1997 through July 28, 1997, representatives of Gynecare, J&J, their respective legal advisors and representatives of Alex. Brown held numerous meetings and teleconferences to continue discussions on specifics of the proposed merger, including, but not limited to, the terms and conditions thereof, the tax and accounting treatment of the proposed merger, credit agreement arrangements in the event of termination of the proposed merger, and the amount and nature of the consideration to be paid to Gynecare stockholders in the proposed merger.

     On July 29, 1997, the Gynecare Board held a special meeting to consider the terms of the proposed merger and reviewed with legal counsel and representatives of Alex. Brown provisions of the draft merger agreement and draft stockholder agreement. The Gynecare Board discussed with management and legal counsel the draft agreements and proposed changes thereto. Representatives of Alex. Brown then delivered a preliminary analysis regarding the financial terms of the proposed merger. See "--Opinion of Financial Advisor."

     From July 29, 1997 through July 31, 1997, Gynecare management, along with legal counsel and representatives of Alex. Brown, continued to negotiate the terms and conditions of the draft agreements with respect to the proposed merger. On July 31, 1997, the Gynecare Board held a special meeting at which revised versions of the draft agreements as then negotiated were discussed and reviewed with management and legal counsel and representatives of Alex. Brown.

     On August 3, 1997, the Gynecare Board held two special meetings. Legal counsel reviewed for the Gynecare Board the proposed definitive merger agreement, stockholder agreement and credit agreement, which now incorporated the changes that had been agreed to in principle during the preceding meetings. Alex. Brown then gave a presentation regarding the financial terms of the proposed merger and other analyses described under "-- Opinion of Financial Advisor," and then rendered its opinion that the Exchange Ratio was fair to the stockholders of Gynecare from a financial point of view.

     After additional discussion, including consideration of the factors set forth below, the Gynecare Board unanimously approved the Merger Agreement and the related agreements with Johnson & Johnson and unanimously resolved to recommend that the stockholders of Gynecare vote to approve and adopt the Merger Agreement.

     The Merger Agreement and the Stockholder Agreement were executed by all parties on August 4, 1997, and a joint public announcement of the proposed transaction was made on August 4, 1997.

     On September 19, 1997, Gynecare and Ethicon entered into a distribution agreement by which Ethicon will serve as a non-exclusive distributor for Gynecare's VersaPoint and ThermaChoice products in the United States for a period of six months. The distribution agreement was negotiated on an arm's-length basis and may be terminated by either party for any reason by giving the other party 30 days' notice.

RECOMMENDATION OF THE GYNECARE BOARD AND REASONS FOR THE MERGER

     The Gynecare Board has unanimously determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Gynecare stockholders. Accordingly, the Gynecare Board has unanimously approved the Merger Agreement and unanimously recommends that the stockholders of Gynecare vote FOR approval and adoption of the Merger Agreement. In reaching its determination, the Gynecare Board consulted with Gynecare's management, as well as its legal counsel, accountants and financial advisor, and gave significant consideration to a number of factors bearing on its decision. The Gynecare Board did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weight to the factors it considered in reaching its decision.

     The factors considered by the Gynecare Board included:

     - Analysis of the financial performance and condition, businesses and prospects of Johnson & Johnson and Gynecare, including, but not limited to, information with respect to their respective recent and historic stock prices and earnings performance. The Gynecare Board also considered the detailed financial analyses, pro forma and other information with respect to Johnson & Johnson and Gynecare presented by Alex. Brown and Gynecare's management, as well as the Gynecare Boards's own knowledge of Johnson & Johnson, Gynecare and their respective businesses, and the current economic, financial and business climate.

     - The effect on Gynecare stockholders of Gynecare continuing as a stand-alone entity compared to the effect of combining with Johnson & Johnson in light of the factors summarized below with respect to the financial condition and prospects of Gynecare on a stand-alone basis. In particular, the Gynecare Board considered that Gynecare competes in a limited segment of the medical device market (devices to treat certain gynecological conditions) with only two current products and does not have an established direct sales force in the United States and has only limited international distribution arrangements, which have resulted in historic volatility in Gynecare sales and contributed to volatility in the market price of Gynecare Common Stock. In addition, the Gynecare Board considered the fact that substantial additional capital resources, in the form of future equity or debt financings, would be required for Gynecare to expand its distribution capabilities, develop and introduce new products and implement its long term business strategy. The Gynecare Board also believes that Gynecare currently has a limited ability to raise such additional capital on attractive terms and that the market for medical devices to treat gynecological conditions will become even more competitive in the future.

     - The greater financial, manufacturing, personnel, sales and distribution and supply resources of Johnson & Johnson and the likelihood that such resources would enable Gynecare to accelerate its long-term growth strategy, achieve greater market penetration for its two current products and to generally compete more effectively in its targeted markets.

     - The view of Gynecare's management that the medical device industry has recently experienced increased consolidation as participants have sought to broaden product lines and gain market share, increase international market penetration and enable bundling and capitation arrangements with hospitals and managed care organizations, which are increasingly entering into purchasing arrangements with, and taking other actions that favor, medical device companies offering large and cost-effective product portfolios, such as Johnson & Johnson.

     - The fact that Johnson & Johnson already has strong product offerings of other complementary Ob/Gyn products.

     - The written opinion of Alex. Brown that based upon and subject to the various qualifications and assumptions described therein, the Exchange Ratio was fair, from a financial point of view, to the stockholders of Gynecare. See "--Opinion of Financial Advisor."

     - The Exchange Ratio and the other terms of the Merger Agreement. See "--Background of the Merger" and "--Merger Consideration."

     - The expectation that the Merger will be a tax-free transaction to Gynecare and its stockholders and will be accounted for as a pooling of interests transaction. See "--Material Federal Income Tax Consequences" and "--Anticipated Accounting Treatment."

     - Such other matters as the Gynecare Board deemed necessary or appropriate in considering the Merger.

OPINION OF FINANCIAL ADVISOR

     Gynecare retained Alex. Brown on June 5, 1997, to act as Gynecare's financial advisor in connection with the Merger including rendering its opinion to the Gynecare Board as to the fairness, from a financial point of view, of the Exchange Ratio to Gynecare's stockholders.

     At the August 3, 1997 meeting of the Gynecare Board, representatives of Alex. Brown made a presentation with respect to the Merger and rendered to the Board its opinion that, as of such date, and subject to the assumptions made, matters considered and limitations set forth in such opinion and summarized below, and based on the facts and circumstances as they existed at the time, the Exchange Ratio was fair, from a financial point of view, to Gynecare's stockholders. No limitations were imposed upon Alex. Brown with respect to the investigations made or procedures followed by it in rendering its opinion.

     The full text of Alex. Brown's written opinion dated August 3, 1997 (the "Alex. Brown Opinion"), which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex III and is incorporated herein by reference. Gynecare stockholders are urged to read the Alex. Brown Opinion in its entirety. The Alex. Brown Opinion is directed to the Gynecare Board, addresses only the fairness of the Exchange Ratio to Gynecare's stockholders from a financial point of view and does not constitute a recommendation to any Gynecare stockholder as to how such stockholder should vote at the Special Meeting. The Alex. Brown Opinion was rendered to the Gynecare Board for its consideration in determining whether to approve the Merger Agreement. Alex. Brown did not recommend to the Gynecare Board that any specific exchange ratios constituted the appropriate Exchange Ratio for the Merger. The discussion of the Alex. Brown Opinion in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the Alex. Brown Opinion.

     In connection with the Alex. Brown Opinion, Alex. Brown reviewed certain publicly available financial information and other information concerning Gynecare and Johnson & Johnson and certain internal analyses and other information furnished to Alex. Brown by Gynecare. Alex. Brown also held discussions with the members of the senior managements of Gynecare and Johnson & Johnson regarding the businesses and prospects of their respective companies. In addition, Alex. Brown (i) reviewed the reported prices and trading activity for the common stock of both Gynecare and Johnson & Johnson, (ii) compared certain financial and stock market information for Gynecare and Johnson & Johnson with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

     In conducting its review and arriving at its opinion, Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for purposes of rendering its opinion. With respect to the financial projections of Gynecare and other information relating to the prospects of Gynecare provided to Alex. Brown by Gynecare, Alex. Brown assumed that such projections and other information were reasonably prepared and reflected the best currently available judgments and estimates of the management of Gynecare as to the likely future financial performance of Gynecare. The financial projections of Gynecare that were provided to Alex. Brown were utilized and relied upon by Alex. Brown in the Analysis of Certain Other Publicly Traded Companies, the Analysis of Selected Mergers and Acquisitions, the Analysis Based on Multiple to Projected 2001 Net Income, and the Discounted Cash Flow Analysis summarized below. Alex. Brown did not receive projections prepared by the management of Johnson & Johnson. However, Johnson & Johnson's management confirmed to Alex. Brown, and Alex. Brown relied upon such confirmation, that the publicly available financial estimates for Johnson & Johnson were generally consistent with the expectations of Johnson & Johnson's management. Alex. Brown assumed, with the consent of Gynecare, that the Merger will qualify for pooling-of-interests accounting treatment and as a tax-free transaction for the stockholders of Gynecare. Alex. Brown did not make and it was not provided with an independent evaluation or appraisal of the assets of Gynecare, nor has Alex. Brown been furnished with any such evaluations or appraisals. The Alex. Brown Opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion letter.

     In rendering its opinion, Alex. Brown was not asked to consider, and did not address, the relative merits of the Merger as compared to any alternative business transactions with third parties that might exist for Gynecare or the effect of any such other transaction in which Gynecare might engage.

     The following is a summary of the report (the "Alex. Brown Report") presented by Alex. Brown in connection with rendering the Alex. Brown Opinion to the Gynecare Board on August 3, 1997.

     Historical and Projected Financial Position. Alex. Brown reviewed and analyzed the historical and current financial condition of Gynecare which included (i) an assessment of Gynecare's recent financial statements; (ii) an analysis of Gynecare's revenue, growth and operating performance trends; and
(iii) an analysis of Gynecare's projected financial results through 2001. The analysis showed that since 1995, the first year considered for this analysis, Gynecare has had negative operating income and that Gynecare does not project positive operating income until 2000. Additionally, Alex. Brown noted that current Wall Street research estimates for Gynecare's revenue, operating income and earnings per share ("EPS") were significantly lower than those estimates published shortly following Gynecare's Initial Public Offering in November 1995.

     Historical Stock Price Performance. Alex. Brown reviewed the daily closing per share market prices and trading volume for Gynecare Common Stock from November 22, 1995 to August 1, 1997. Alex. Brown also reviewed the daily closing per share market prices of Gynecare Common Stock and compared the movement of such daily closing prices with the movement of the Nasdaq composite average over the period from January 1, 1997 to July 30, 1997. Alex. Brown noted that, on a relative basis, Gynecare generally underperformed the Nasdaq composite average except for the last two weeks of July in which it outperformed the Nasdaq composite average. Alex. Brown also reviewed the daily closing per share market prices of Gynecare Common Stock and compared the movement of such closing prices over the period from January 1, 1997 to July 30, 1997, with the movement over the same period of a medical device composite average consisting of the following early stage medical device companies deemed comparable to Gynecare ("Selected Companies"): Conceptus, Inc., Cytyc Corporation, FemRx, Inc., Neopath Inc., Urologix, Inc., UroMed Corporation, UroQuest Medical Corporation and VidaMed, Inc. Alex. Brown noted that, on a relative basis, Gynecare generally outperformed this medical device composite average. This information was presented to give the Gynecare Board background information regarding the stock price of Gynecare over the periods indicated.

     Analysis of Certain Other Publicly Traded Companies. Alex. Brown analyzed Gynecare's public market valuation as compared to the public market valuation of the Selected Companies and compared certain financial information (based on the valuation measurements described below) relating to Gynecare to certain corresponding information from the Selected Companies. Such financial information included total market capitalization adjusted for debt and cash ("Enterprise Value") and ratios of Enterprise Value to 1999 projected revenues and 2000 projected revenues. The financial information used in connection with the multiples provided below with respect to Gynecare and the Selected Companies was based on closing market prices of Gynecare and the Selected Companies as of August 1, 1997, and, in the case of Gynecare, projected revenue based on Gynecare management projections, and, in the case of the Selected Companies, projected revenue based on currently available Wall Street analyst projections. Alex. Brown noted that at the transaction value of $8.46 per share to be paid in the Merger to the Gynecare stockholders ("Per Share Transaction Value"), the multiple of Enterprise Value to 1999 projected revenue was 2.8x for Gynecare, compared to a range of 0.5 to 1.8x and a mean of 1.3x for the Selected Companies, excluding Cytyc Corporation. Alex. Brown further noted that at the Per Share Transaction Value, the multiple of Enterprise Value to 2000 projected revenue was 1.4x for Gynecare, compared to a range of 0.3x to 1.1x and a mean of 0.7x for the Selected Companies, excluding Cytyc Corporation. As a result of the foregoing procedures, Alex. Brown noted that the current public market multiples and the proposed transaction multiples based on the Per Share Transaction Value for Gynecare were higher than the mean, and above the high end of the ranges, of the multiples for the Selected Companies. Alex. Brown then applied the multiple ranges and the mean multiples of the Selected Companies, excluding Cytyc Corporation, for Enterprise Value to 1999 and 2000 projected revenues to Gynecare's projected revenue for 1999 and 2000 to derive implied Enterprise Values for Gynecare. Alex. Brown then adjusted for Gynecare's cash and debt as of June 30, 1997, plus cash from future option exercise proceeds, to derive implied aggregate equity values and per share values for Gynecare. From the analysis based on 1999 revenue multiples, Alex. Brown derived implied aggregate equity values of $24.4 million to $55.5 million with a mean of $43.1 million, and per share values of $2.61 to $5.94 with a mean of $4.61 as compared to the Per Share Transaction Value of $8.46. From the analysis based on 2000 revenue multiples, Alex. Brown derived implied aggregate equity values of $26.2 million to $62.7 million with a mean of $44.3 million, and per share values of $2.81 to $6.72 with a mean of $4.74 as compared to the Per Share Transaction Value of $8.46.

     Analysis of Selected Mergers and Acquisitions. Alex. Brown reviewed the financial terms, to the extent publicly available, of eight proposed, pending or completed mergers and acquisitions since August 1994 in the medical device industry involving the acquisition of early stage medical device companies that were in the product development stage and had not yet realized substantial revenue from the sale of products (the "Selected Early Stage Transactions"). Alex. Brown assessed the offer value for the equity of each of the Selected Early Stage Transactions, as well as the equity offer value adjusted for cash and debt at the time of the transactions, or transaction value. The eight Selected Early Stage Transactions reviewed, in reverse chronological order of public announcement, were: Urohealth Systems, Inc./Imagyn Medical, Inc. (July
1997); Guidant Corporation/NeoCardia, Inc. (May 1997); Pfizer, Inc./Vesta Medical, Inc. (June 1996); Boston Scientific Corporation/MinTec Inc. (May 1996); Pfizer, Inc./Corvita Corporation (April 1996); Medtronic, Inc./AneuRx, Inc. (April 1996); Medtronic, Inc./Micro Interventional Systems (November 1995); Boston Scientific Corporation/Cardiovascular Imaging Systems, Inc. (August
1994). Alex. Brown noted that the average equity offer value of the Selected Early Stage Transactions was $70.3 million with a range of $30.0 million to $101.9 million. Alex. Brown further noted that the average transaction value of the Selected Early Stage Transactions was $62.7 million with a range of $17.2 million to $85.8 million. All financial information for the Selected Early Stage Transactions was based on public information regarding such transactions, without taking into account differing market and other conditions during the three-year period during which the Selected Early Stage Transactions occurred.

     Alex. Brown also reviewed the premiums to market price paid in 21 proposed, pending and completed transactions in the medical device industry since May 1990 (the "Selected Medical Device Transactions"). Alex. Brown noted that the Selected Medical Device Transactions were effected at a range of premiums paid to the target companies' market prices on the day prior to the announcement of -6.4% to 63.6%, with a mean of 24.7%, to market prices four weeks prior to announcement of 5.9% to 141.9%, with a mean of 45.0%, and to market prices three months prior to announcement of -3.3% to 125.6%, with a mean of 58.5%. Alex. Brown further noted that the Selected Medical Device Transactions were effected at premiums to the target companies' highest market prices for the twelve months prior to the transactions of -24.0% to 31.6%, with a mean of 4.1% and at premiums to the target companies' lowest market prices for the twelve months prior to the transactions of 63.5% to 185.4%, with a mean of 112.5%. Alex. Brown then applied these premiums to Gynecare's per share price three months prior, four weeks prior and one day prior to the August 4 announcement of the proposed Merger in addition to the highest and lowest Gynecare per share price in the twelve months prior to the announcement of the Merger. This analysis yielded a range of implied Gynecare per share values of $5.62 to $15.12 as compared to the Per Share Transaction Value of $8.46. Additionally, Alex. Brown calculated the proposed premium based on the Per Share Transaction Value of $8.46 to be -0.5% to the day prior to the announcement of the Merger, 35.3% to four weeks prior to the announcement and three months prior to the announcement, -15.4% to the highest price of Gynecare Common Stock in the 12 months prior to the announcement and 146.1% to the lowest price of Gynecare Common Stock in the 12 months prior to the announcement.

     Analysis Based on Multiple to Projected 2001 Net Income. Alex. Brown performed an analysis of the aggregate equity value of Gynecare in 2001 based on the financial projections provided by Gynecare management and, assuming for this purpose, two equity financings over the next two years raising approximately $37 million. In deriving potential aggregate equity values in 2001, Alex. Brown applied to Gynecare's 2001 net income estimate a range of current year net income multiples of 25.0x to 30.0x. These multiples were derived from Alex. Brown's review of the current year net income multiples, based on 1997 EPS estimates as obtained from the Institutional Brokers Estimating System ("IBES"), of a group of publicly traded mature medical device companies including Boston Scientific, Guidant Corporation, Medtronic, Inc., U.S. Surgical Corporation, St. Jude Medical, Inc. and C.R. Bard, Inc. (collectively, the "Selected Mature Medical Device Companies"). Alex. Brown then discounted the resulting future equity values at discount rates of 20.0% to 35.0%. Alex. Brown arrived at such discount rates based on its judgment of the weighted average cost of capital of the Selected Companies. Alex. Brown then estimated that the two equity financings assumed for purposes of this analysis would reduce the current stockholders' equity position in Gynecare to 64.7%. Alex. Brown then applied this 64.7% equity position to the discounted equity values to derive a range of equity values attributable to the Gynecare Common Stock held by current stockholders. These equity values ranged from $54.8 million to $105.3 million. Alex. Brown then applied these equity values to the Gynecare Common Stock and options currently outstanding to derive a per share equity value of $5.86 to $11.27 as compared to the Per Share Transaction Value of $8.46.

     Discounted Cash Flow Analysis. Alex. Brown performed a discounted cash flow analysis for Gynecare. The discounted cash flow approach values a business based on the current value of the future cash flow that the business will generate. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Alex. Brown used estimates of projected financial performance for Gynecare for the year 1997 through 2001 prepared by Gynecare management. Alex. Brown aggregated the present value of the cash flows through 2001 with the present value of a range of terminal values. Alex. Brown discounted these cash flows at discount rates ranging from 20.0% to 35.0%. The terminal value was computed based on projected revenue in 2001 and a range of terminal multiples of 2.0x to 4.0x. Alex. Brown arrived at such discount rates based on its judgment of the weighted average cost of capital of the Selected Companies, and arrived at such terminal values based on its review of the trading characteristics of the common stock of the Selected Mature Medical Device Companies. This analysis indicated a range of values for Gynecare Common Stock of $2.91 to $11.75 per share as compared to the Per Share Transaction Value of $8.46.

     Review of Johnson & Johnson. In addition to the foregoing analyses, Alex. Brown reviewed certain publicly available information regarding Johnson & Johnson. Alex. Brown reviewed the daily closing per share market prices and trading volume for Johnson & Johnson Common Stock from July 3, 1996 to August 1, 1997. Alex. Brown further analyzed the daily closing per share market prices and trading volume for Johnson & Johnson Common Stock from July 28, 1992 to August 1, 1997. Alex. Brown noted that the compound annual growth rate for Johnson & Johnson Common Stock during this period was approximately 20.5%. In addition, Alex. Brown reviewed recent Wall Street analyst research reports regarding Johnson & Johnson. Finally, Alex. Brown examined Johnson & Johnson's valuation in the public market as compared to the valuation in the public market of other selected publicly traded companies. Alex. Brown compared certain financial information (based on the commonly used valuation measurements described below) relating to certain corresponding information from (i) the Selected Mature Medical Device Companies and (ii) a group of eight publicly traded pharmaceutical companies with market capitalizations in excess of $20 billion consisting of Warner-Lambert Company, Eli Lilly & Company, Schering-Plough Corporation, Pfizer, Inc., Pharmacia & Upjohn, Inc., Merck and Company, Inc., American Home Products Corporation and Bristol-Myers Squibb Company (collectively, the "Selected Pharmaceutical Companies"). Such financial information included, among other things, (i) total market capitalization; (ii) capitalization ratios; (iii) operating performance; (iv) ratios of Enterprise Value to revenues, earnings before interest expense and income taxes ("EBIT"), and earnings before interest expense, income taxes, depreciation and amortization ("EBITDA"), each for the latest reported quarterly period as derived from publicly available information; and (v) ratios of common equity market prices per share to earnings per share. The EPS information was based on actual EPS for the trailing twelve months and estimated EPS for calendar years 1997 and 1998 as reported by IBES. Alex. Brown noted that the Johnson & Johnson ratios were generally lower than the mean multiples but were within the range as compared to the mean ratio and ranges for the various ratios for both the Selected Mature Medical Device Companies and the Selected Pharmaceutical Companies.

     No company used in the analysis of other publicly traded companies nor any transaction used in the analysis of selected mergers and acquisitions summarized above is identical to Gynecare, Johnson & Johnson or the Merger. Accordingly, such analyses must take into account differences in the financial and operating characteristics of the Selected Companies, the Selected Mature Medical Device Companies, the Selected Pharmaceutical Companies and the acquired companies in the Selected Early Stage Transactions and Selected Medical Device Transactions analyses and other factors that would affect the public trading value and acquisition value of the Selected Companies, the Selected Mature Medical Device Companies, the Selected Pharmaceutical Companies, and the acquired companies in the Selected Early Stage Transactions and Selected Medical Device Transactions analyses, respectively.

     While the foregoing summary describes all analyses and factors in the Alex. Brown Report, it is not a comprehensive description of all analyses and factors considered by Alex. Brown. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Alex. Brown Report and the Alex. Brown Opinion. In performing its analyses, Alex. Brown considered general economic, market and financial conditions and other matters, many of which are beyond the control of Gynecare and Johnson & Johnson. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold. Furthermore, no opinion is being expressed as to the prices at which shares of Johnson & Johnson Common Stock may trade at any future time.

     Pursuant to a letter agreement dated June 5, 1997, between Gynecare and Alex. Brown, Gynecare agreed to pay Alex. Brown a transaction fee of $1,153,400 (assuming a total Merger consideration of $79,000,000) payable upon consummation of the Merger. In addition, Gynecare paid Alex. Brown $50,000 upon the execution of the letter agreement and $350,000 upon the delivery of the Alex. Brown Opinion, which amounts will be credited against any transaction fee.

     The Gynecare Board retained Alex. Brown to act as its advisor based upon Alex. Brown's qualifications, reputation, experience and expertise. Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Alex. Brown may actively trade the equity securities of Gynecare and Johnson & Johnson for its own account and for the account of its customers and accordingly may at any time hold a long or short position in such securities. Alex. Brown regularly publishes research reports regarding the medical device industry and the businesses and securities of publicly traded companies in the medical device industry.

EFFECTIVE TIME

     The Merger will become effective at such time as a Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as is specified in such Certificate of Merger. The Merger Agreement provides that Johnson & Johnson and Gynecare will cause a Certificate of Merger to be filed as soon as practicable on or after the Closing Date. See "THE MERGER AGREEMENT-- Conditions to the Consummation of the Merger."

MERGER CONSIDERATION

     At the Effective Time, each issued and outstanding share of Gynecare Common Stock, other than shares owned by Johnson & Johnson, Lima or Gynecare, will be converted into the right to receive that number of fully paid and nonassessable shares of Johnson & Johnson Common Stock equal to the Exchange Ratio. For purposes of illustration only, based on the average per share closing price of Johnson & Johnson Common Stock during the 20 full trading day period ended October 14, 1997, each share of Gynecare Common Stock would be converted into the right to receive approximately 0.1431 of a share of Johnson & Johnson Common Stock. There can be no assurance that the Exchange Ratio will be equal to the
0.1431 of a share of Johnson & Johnson Common Stock set forth in the illustration in the preceding sentence since the market price of Johnson & Johnson Common Stock can be expected to vary due to changes in the business operations or prospects of Johnson & Johnson, general and economic conditions and other factors. As of the Effective Time, all shares of Gynecare Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Gynecare Common Stock will cease to have any rights with respect thereto, except the right to receive shares of Johnson & Johnson Common Stock and any cash in lieu of fractional shares of Johnson & Johnson Common Stock to be issued or paid in consideration therefor upon surrender of such certificate, without interest.

     Any shares of Gynecare Common Stock owned by Johnson & Johnson, Lima or Gynecare will be canceled and retired and will cease to exist and no consideration will be delivered in exchange therefor.

EXCHANGE AGENT; EXCHANGE PROCEDURES; DIVIDENDS; NO FURTHER OWNERSHIP RIGHTS IN GYNECARE COMMON STOCK; NO FRACTIONAL SHARES

     Exchange Agent. The Merger Agreement requires Johnson & Johnson to deposit as of the Effective Time, with First Chicago Trust Company of New York or such other bank or trust company of similar size designated by Johnson & Johnson (the "Exchange Agent"), for the benefit of the holders of shares of Gynecare Common Stock, certificates representing the shares of Johnson & Johnson Common Stock issuable in exchange therefor.

     Exchange Procedures. As soon as reasonably practicable after the Effective Time, but in any event within 10 days thereafter, Johnson & Johnson will cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Gynecare Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Johnson & Johnson Common Stock pursuant to the Merger Agreement, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as Johnson & Johnson may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Johnson & Johnson Common Stock. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of Johnson & Johnson Common Stock which such holder has the right to receive after taking into account all the shares of Gynecare Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Johnson & Johnson Common Stock to which such holder is entitled and any dividends or other distributions to which such holder is entitled, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Gynecare Common Stock which is not registered in the transfer records of Gynecare, a certificate representing the proper number of shares of Johnson & Johnson Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate will be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance will pay any transfer or other taxes required by reason of the issuance of shares of Johnson & Johnson Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Johnson & Johnson that such tax has been paid or is not applicable. Until surrendered, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Johnson & Johnson Common Stock, cash in lieu of any fractional shares of Johnson & Johnson Common Stock and any dividends or other distributions to which such holder is entitled. No interest will be paid or will accrue on any cash payable pursuant to the exchange provisions of the Merger Agreement.

     GYNECARE STOCKHOLDERS SHOULD NOT FORWARD GYNECARE STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. GYNECARE STOCKHOLDERS SHOULD NOT RETURN GYNECARE STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     Dividends. No dividends or other distributions with respect to Johnson & Johnson Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Johnson & Johnson Common Stock represented thereby and no cash payment in lieu of fractional shares will be paid to any such holder until the holder of record of such Certificate surrenders such Certificate. Following surrender of any such Certificate, there will be paid to the record holder of the certificate representing whole shares of Johnson & Johnson Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Johnson & Johnson Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Johnson & Johnson Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender, and a payment date subsequent to such surrender payable with respect to such whole shares of Johnson & Johnson Common Stock.

     No Further Ownership Rights in Gynecare Common Stock. All shares of Johnson & Johnson Common Stock issued upon the surrender for exchange of shares of Gynecare Common Stock in accordance with the terms of the Merger Agreement (including any cash paid) will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Gynecare Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Gynecare on such shares of Gynecare

Common Stock in accordance with the terms of the Merger Agreement or prior to the date of the Merger Agreement and which remain unpaid at the Effective Time, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Gynecare Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as described herein.

     No Fractional Shares. No certificates or scrip representing fractional shares of Johnson & Johnson Common Stock will be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Johnson & Johnson. Each holder of shares of Gynecare Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Johnson & Johnson Common Stock will receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fraction of a share of Johnson & Johnson Common Stock multiplied by the per share closing price of Johnson & Johnson Common Stock on the date of the Special Meeting, as such price is reported on the NYSE Composite Transactions Tape.

STOCK EXCHANGE LISTING

     It is a condition to each party's obligation to effect the Merger that the shares of Johnson & Johnson Common Stock issuable to Gynecare stockholders pursuant to the Merger Agreement will have been approved for listing on the NYSE, subject to official notice of issuance. The shares of Johnson & Johnson Common Stock to be issued pursuant to, and as a result of the transactions contemplated by, the Merger Agreement are treasury shares that have been approved for listing on the NYSE.

EXPENSES

     The Merger Agreement provides that all fees and expenses incurred in connection with the Merger and the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with filing, printing and mailing this Proxy Statement/Prospectus and the Registration Statement will be shared equally by Johnson & Johnson and Gynecare.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material Federal income tax considerations relevant to the conversion of shares of Gynecare Common Stock into Johnson & Johnson Common Stock pursuant to the Merger that are generally applicable to holders of Gynecare Common Stock. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could affect the continuing validity of this discussion.

     Gynecare stockholders should be aware that this discussion does not deal with all Federal income tax considerations that may be relevant to particular Gynecare stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their Gynecare Common Stock as capital assets or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), including without limitation any transaction in which shares of Gynecare Common Stock are acquired or shares of Johnson & Johnson Common Stock are disposed. ACCORDINGLY, GYNECARE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

     The Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code (a "Reorganization"), in which case, subject to the limitations and qualifications referred to herein, the Merger will generally result in the following Federal income tax consequences:

          (a) No gain or loss will be recognized by holders of Gynecare Common Stock solely as a result of the conversion of their shares of Gynecare Common Stock into shares of Johnson & Johnson Common Stock in the Merger.

          (b) The aggregate tax basis of the Johnson & Johnson Common Stock received by Gynecare stockholders in the Merger will be the same as the aggregate tax basis of the Gynecare Common Stock converted pursuant to the Merger (except for the tax basis attributable to fractional shares).

          (c) Cash payments in lieu of fractional shares will be treated as if a fractional share of Johnson & Johnson Common Stock had been received in the Merger and then redeemed by Johnson & Johnson. A Gynecare stockholder receiving such cash will generally recognize gain or loss upon such payment equal to the difference (if any) between such stockholder's basis in the fractional share and the amount of cash received.

          (d) The holding period of the Johnson & Johnson Common Stock received by each Gynecare stockholder in the Merger will include the period for which the Gynecare Common Stock surrendered in exchange therefor was considered to be held, provided that the Gynecare Common Stock so surrendered is held as a capital asset at the time of the Merger.

          (e) Neither Johnson & Johnson nor Gynecare will recognize any gain solely as a result of the Merger.

     The parties are not requesting a ruling from the Internal Revenue Service ("IRS") in connection with the Merger. Instead, Gynecare has received an opinion from its tax counsel, Wilson Sonsini Goodrich & Rosati Professional Corporation and Johnson & Johnson has received an opinion from its tax counsel, Cravath, Swaine & Moore, in each case to the effect that, for Federal income purposes, the Merger will qualify as a Reorganization within the meaning of Section 368(a) of the Code. These opinions will neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, these opinions are subject to certain assumptions and qualifications and will be based on the continuing truth and accuracy of certain representations made by Johnson & Johnson, Lima and Gynecare, including representations made by the respective managements of Johnson & Johnson, Lima, Gynecare and certain stockholders of Gynecare.

     A successful IRS challenge to the Reorganization status of the Merger would result in Gynecare stockholders recognizing taxable gain or loss with respect to each share of Gynecare Common Stock surrendered equal to the difference between such stockholder's basis in such share and the fair market value, as of the Effective Time, of the Johnson & Johnson Common Stock received in exchange therefor. In such event, the stockholder's aggregate basis in the Johnson & Johnson Common Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Merger.

ANTICIPATED ACCOUNTING TREATMENT

     Johnson & Johnson intends to treat the Merger as a pooling of interests for accounting and financial reporting purposes.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Gynecare Board with respect to the approval and adoption of the Merger Agreement and the transactions contemplated thereby, stockholders of Gynecare should be aware that certain members of the management of Gynecare and the Gynecare Board may have certain interests in the Merger that are different from, or in addition to, the interests of Gynecare stockholders generally.

     General. Gynecare will be the Surviving Corporation in the Merger and, following the Merger, will be a wholly owned subsidiary of Johnson & Johnson. The officers of Gynecare will be the officers of the Surviving Corporation. Following the Merger, the current directors of Gynecare will cease to be directors of the Surviving Corporation. As of the Record Date, directors and executive officers of Gynecare and their affiliated entities owned (i) 4,183,803 shares of Gynecare Common Stock for which they will receive the same consideration as other Gynecare stockholders and (ii) 608,389 unexercised Stock Options which will be treated as described below.

     Gynecare Stock Options. Under the terms of the Merger Agreement, each outstanding Stock Option will be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of Johnson & Johnson Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Gynecare Common Stock subject to the Stock Option by the Exchange Ratio at a price per share of Johnson & Johnson Common Stock (rounded down to the nearest whole cent) equal to (a) the aggregate exercise price for the shares of Gynecare Common Stock otherwise purchasable pursuant to the Stock Option divided by (b) the aggregate number of shares of Johnson & Johnson Common Stock deemed purchasable pursuant to such Stock Option.

     Pursuant to the terms of the 1994 Stock Plan, all outstanding Stock Options granted under such plan shall be assumed by Johnson & Johnson on the same terms and conditions as the original grants, except that the number of shares and exercise price shall be adjusted as set forth in the preceding paragraph.

     Pursuant to the terms of the 1995 Director Option Plan, all outstanding Stock Options held by current directors of Gynecare granted under such plan will automatically become fully vested and exercisable following the Effective Date. At the Record Date, Stock Options to purchase an aggregate of 35,000 shares were outstanding under such plan. In addition, options to purchase an aggregate of 400,000 shares of Gynecare Common Stock granted to Roseanne Hirsch, the President and Chief Executive Officer of Gynecare, in connection with and as a condition to her acceptance of employment with Gynecare, will, pursuant to their terms, become fully vested and exercisable at the Effective Time. See "SECURITY OWNERSHIP OF GYNECARE."

     Stockholder Agreement. The Stockholders listed in Schedule A of the Stockholder Agreement, including certain directors (in their capacities as stockholders), officers (in their capacities as stockholders) and certain entities with which such directors and officers are associated have entered into the Stockholder Agreement. The general effect of the Stockholder Agreement is to ensure that Stockholder Approval will be obtained. See "THE MERGER AGREEMENT--The Stockholder Agreement."

     Indemnification Pursuant to the Merger Agreement. Johnson & Johnson has agreed that, from and after the consummation of the Merger, Johnson & Johnson will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Gynecare pursuant to (i) each indemnification agreement in effect at such time between Gynecare and each person who is or was a director or officer of Gynecare at or prior to the Effective Time and (ii) any indemnification provisions under the Gynecare Certificate of Incorporation or Gynecare By-laws as each was in effect on the date of the Merger Agreement (such persons to be indemnified are referred to as, individually, the "Indemnified Party"). The Certificate of Incorporation and By-laws of the Surviving Corporation will contain the provisions with respect to indemnification and exculpation from liability set forth in the Gynecare Certificate of Incorporation and the Gynecare By-laws on the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

RESALE OF JOHNSON & JOHNSON COMMON STOCK

     The Johnson & Johnson Common Stock issued pursuant to the Merger will be transferable under the Securities Act except for shares issued to any Gynecare stockholder who may be deemed to be an affiliate of Gynecare (an "Affiliate") for purposes of Rule 145 under the Securities Act. An Affiliate is defined generally as including, without limitation, directors, certain executive officers and beneficial owners of 10% or more of a class of common stock of a company. Gynecare has agreed to use its reasonable efforts to cause each Affiliate to deliver to Johnson & Johnson on or prior to the Closing Date, a written agreement providing, among other things, that such Affiliate will not transfer any Johnson & Johnson Common Stock received in the Merger, except in compliance with the Securities Act, and the Merger Agreement provides that Johnson & Johnson's obligation to consummate the Merger is subject to Johnson & Johnson receiving such written agreements from such Affiliates. This Proxy Statement/Prospectus does not cover resales of shares of Johnson & Johnson Common Stock received by any person who may be deemed to be an Affiliate.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex I to this Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

     The Merger. The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the stockholders of Gynecare and the satisfaction or waiver of the other conditions to the Merger, Lima will be merged with and into Gynecare (with Gynecare being the Surviving Corporation). The Effective Time will occur upon the filing with the Secretary of State of the State of Delaware of a duly executed Certificate of Merger or at such later time as is specified in such Certificate of Merger.

     Certificate of Incorporation and By-laws. The Merger Agreement provides that the Certificate of Incorporation of Lima as in effect immediately prior to the Effective Time will be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law except that the name of the Surviving Corporation will be changed to be "Gynecare" in such Certificate of Incorporation. The By-laws of Lima as in effect immediately prior to the Effective Time will be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The Merger Agreement provides that Johnson & Johnson will cause the Surviving Corporation to fulfill and honor and maintain certain indemnification provisions of the Gynecare Certificate of Incorporation and the Gynecare By-laws. See "THE MERGER--Interests of Certain Persons in the Merger."

     Conversion of Gynecare Common Stock in the Merger. At the Effective Time, each issued and outstanding share of Gynecare Common Stock, other than shares of Gynecare Common Stock owned by Johnson & Johnson, Lima or Gynecare, all of which will be canceled, will be converted into the right to receive such number of fully paid and nonassessable shares of Johnson & Johnson Common Stock equal to the Exchange Ratio. Cash will be paid to Gynecare stockholders in lieu of fractional shares of Johnson & Johnson Common Stock and any dividends or other distributions to which such holder is entitled. See "THE MERGER--Exchange Agent; Exchange Procedures; Dividends; No Further Ownership Rights in Gynecare Common Stock; No Fractional Shares."

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement includes various customary representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by Gynecare as to, among other things, (i) the organization, standing and corporate power of Gynecare; (ii) the absence of subsidiaries of Gynecare; (iii) Gynecare's capital structure; (iv) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, the Merger Agreement's noncontravention of any agreement, law, or charter or by-law provision and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Merger Agreement (except for certain filings specified in the Merger Agreement); (v) compliance as to form of, and the accuracy of information contained in, documents filed with the SEC; (vi) the accuracy of information supplied by Gynecare in connection with this Proxy Statement/Prospectus and the Registration Statement; (vii) the absence of certain material changes or events since the date of the most recent financial statements filed with the SEC (except as disclosed in documents filed with the SEC and publicly available prior to the date of the Merger Agreement), including the absence of any material adverse change in Gynecare, any declaration, setting aside or payment of a dividend or other distribution, any split, combination or reclassification of capital stock or any issuance or the authorization of any issuance of any securities in respect of, in lieu of or in substitution for shares of capital stock, certain increases in compensation, severance or termination pay, entry into certain employment, severance or termination agreements, any materially adverse damage, destruction or loss, any materially adverse change in accounting methods, principles or practices and any materially adverse tax election or settlements or compromises of any material income tax liability; (viii) absence of material litigation or investigations; (ix) disclosure of material contracts; (x) compliance with laws applicable to the business of Gynecare, including environmental laws; (xi) the absence of certain changes in the Benefit Plans (as defined in the Merger Agreement) or labor relations; (xii) the compliance with applicable laws of the Benefit Plans and certain other matters relating to the Employee Retirement Income Security Act of 1974, as
amended; (xiii) the filing of tax returns and payment of taxes; (xiv) the absence of parachute payments; (xv) good and valid title to, or valid leasehold interests in, all material property and assets used or useful in the conduct of the Gynecare business; (xvi) ownership of or the right to use, and no infringement of others' rights to, and lack of licensing of, the intellectual property which are material to the conduct of Gynecare's business as a whole;
(xvii) the voting requirements for the approval of the Merger; (xviii) compliance with applicable state takeover statutes; (xix) certain broker's or advisor's fees; (xx) the receipt of an opinion of Alex. Brown; (xxi) the absence of actions taken or agreed to be taken that to Gynecare's knowledge would prevent pooling of interests accounting treatment for the Merger; and (xxii) certain matters with respect to contracts or agreements relating to the third-party distribution, sale, licensing or marketing of Gynecare's products.

     The Merger Agreement also includes representations and warranties by Johnson & Johnson and Lima as to, among other things, (i) the corporate organization, standing and power of Johnson & Johnson and Lima; (ii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and (in the case of Johnson & Johnson) the Stockholder Agreement and related matters, the Merger Agreement's and (in the case of Johnson & Johnson) the Stockholder Agreement's noncontravention of any agreement, law, or charter or by-law provision and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Merger Agreement or the Stockholder Agreement (except for certain filings specified in the Merger Agreement); (iii) compliance as to form of, and the accuracy of information contained in, documents filed with the SEC;
(iv) the accuracy of information supplied by Johnson & Johnson or Lima in connection with this Proxy Statement/Prospectus and the Registration Statement;
(v) the absence of certain material changes or events since the date of the most recent financial statements filed with the SEC (except as disclosed in documents filed with the SEC and publicly available prior to the date of the Merger Agreement) including the absence of any material adverse change in Johnson & Johnson, any declaration, setting aside or payment of any dividend or other distribution (other than regular quarterly cash dividends), any split, combination or reclassification of capital stock or any issuance or the authorization of any issuance of any securities in respect of, in lieu of or in substitution for shares of capital stock; (vi) the absence of prior activities of Lima; and (vii) the absence of actions taken or agreed to be taken that to Johnson & Johnson's knowledge would prevent pooling of interests accounting treatment for the Merger.

BUSINESS OF GYNECARE PENDING THE EFFECTIVE TIME OF THE MERGER

     Gynecare has agreed that, prior to the Effective Time, it will carry on its business in the ordinary course consistent with prior conduct, use reasonable efforts to comply in all material respects with all applicable laws and regulations, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Gynecare has also agreed that, prior to the Effective Time, without Johnson & Johnson's consent, it will not, among other things: (i)
(x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock,
(y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than the issuance of shares of Gynecare Common Stock upon the exercise of Stock Options outstanding on the date of the Merger Agreement and in accordance with their then present terms or as contemplated by the Merger Agreement or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities of Gynecare or any rights, warrants or options to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their existing stock option or purchase agreements; (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Gynecare Common Stock upon the exercise of Stock Options outstanding on the date of the Merger Agreement and in accordance with their then present terms or as contemplated by the Merger Agreement; (iii) amend the Gynecare Certificate of Incorporation or Gynecare By-laws; (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $100,000, except purchases of inventory, components and raw materials in the ordinary course of business consistent with past practice and except for capital expenditures (which are covered by clause (vii) below); (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien (as defined in the Merger Agreement) or otherwise dispose of any of its properties or assets, except sales of inventory or used equipment in the ordinary course of business consistent with past practice; (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than pursuant to Gynecare's existing line of credit with Silicon Valley Bank or any similar replacement line of credit in an aggregate amount (including amounts outstanding on the date of the Merger Agreement) not to exceed $1.3 million), issue or sell any debt securities or warrants or other rights to acquire any debt securities of Gynecare, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than (I) as provided for under any current Benefit Plan or other current benefit plan of Gynecare in the ordinary course of business consistent with past practice and
(II) for advances to customers and employees, in each case in the ordinary course of business consistent with past practice; (vii) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $100,000; (viii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in the most recent financial statements (or the notes thereto) of Gynecare filed with the SEC or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any materially adverse respect, any confidentiality, standstill or similar agreements to which Gynecare is a party; (ix) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which Gynecare is a party or waive, release or assign any material rights or claims thereunder; (x) enter into any contracts, agreements, binding arrangements or understandings relating to the distribution, sale, license or marketing by third parties of Gynecare's products or products licensed by Gynecare, other than pursuant to any such contracts, agreements, arrangements or understandings currently in place in accordance with their terms as of the date of the Merger Agreement; (xi) except as otherwise contemplated by the Merger Agreement or as required to comply with applicable law or agreements, plans or arrangements existing on the date of the Merger Agreement, (A) adopt, enter into, terminate or amend any collective bargaining agreement or Benefit Plan for the benefit or welfare of any current or former officer, director or employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any officer, director or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan or any other benefit plan or arrangement of Gynecare, (D) increase in any manner the severance or termination pay of any officer or employee, (E) enter any employment, consulting (other than in the ordinary course of business consistent with past practice), severance, termination or indemnification agreement with any current or former employee, officer or director, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder), (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan or (H) take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan; (xii) except as otherwise contemplated by the Merger Agreement, enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act, other than contracts for the sale of Gynecare's products in the ordinary course of business; (xiii) form any subsidiary of Gynecare; (xiv) except as required by generally accepted accounting principles, make any change in accounting methods, principles or practices; or (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

     Gynecare has agreed to promptly notify Johnson & Johnson of receipt of any written notice from any Governmental Entity of any violation of any Environmental Laws (as defined in the Merger Agreement) or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws.

     Gynecare also has agreed to (i) file all tax returns and reports ("Post-Signing Returns") required to be filed by it (after taking into account any extensions); (ii) timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by Gynecare for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Johnson & Johnson of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to Gynecare in respect of any tax where there is a reasonable possibility of a determination or decision which would have a material adverse effect on Gynecare's tax liabilities or tax attributes, and will not settle or compromise any such Action without Johnson & Johnson's consent; and (v) will not make any material tax election without Johnson & Johnson's consent.

     Gynecare also has agreed to promptly (i) notify Johnson & Johnson of receipt by it or its licensor of any communication or correspondence of any kind (whether written or oral) from the United States Patent and Trademark Office relating to an identified patent action and (ii) provide Johnson & Johnson with a copy of such communication or correspondence, or if any such communication or correspondence shall have been made orally, a summary thereof in writing.

EFFECT ON GYNECARE BENEFIT PLANS AND STOCK OPTIONS

     The Merger Agreement provides that as soon as practicable following the date of the Merger Agreement, the Gynecare Board (or, if appropriate, any committee administering the Stock Plans, as defined below) will adopt such resolutions or take such other actions, if any, as may be reasonably required to
(i) adjust the terms of all outstanding Stock Options granted to current or former officers, directors, employees or consultants of Gynecare (the "Stock Plans"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Stock Option outstanding immediately prior to the Effective Time will be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of Johnson & Johnson Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Gynecare Common Stock subject to the Stock Option by the Exchange Ratio, at a price per share of Johnson & Johnson Common Stock (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of Gynecare Common Stock otherwise purchasable pursuant to the Stock Option divided by (B) the aggregate number of shares of Johnson & Johnson Common Stock deemed purchasable pursuant to such Stock Option and (ii) make such other changes to the Stock Plans as Gynecare and Johnson & Johnson may agree are appropriate to give effect to the Merger.

     The Merger Agreement further provides that Gynecare will terminate the 1995 Employee Stock Purchase Plan (the "ESPP") by having the Gynecare Board amend the ESPP as necessary to provide that (i) any shares to be purchased under the ESPP shall be purchased on a new "Exercise Date" (as defined in the ESPP) set by the Gynecare Board, which Exercise Date will be on the last trading day immediately prior to the Effective Time, or such earlier time as the Gynecare Board may specify and (ii) immediately following such purchase of shares, the ESPP will terminate.

     With the exception of the provisions described above, the Merger will not affect Gynecare's benefit plans.

     See "THE MERGER--Interests of Certain Persons in the Merger."

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions: (i) the Merger Agreement having received Stockholder Approval; (ii) the shares of Johnson & Johnson Common Stock issuable to Gynecare stockholders pursuant to the Merger Agreement having been approved for listing on the NYSE, subject to official notice of issuance; (iii) the waiting period (and any extensions thereof) under the HSR Act applicable to the Merger having expired or having been terminated; (iv) there not being in effect any temporary restraining order, preliminary or permanent injunction or other order of any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger; and (v) the Registration Statement having become effective under the Securities Act and not being the subject of any stop order or any proceeding seeking such a stop order.

     Conditions to the Obligations of Johnson & Johnson and Lima. The obligations of Johnson & Johnson and Lima to effect the Merger are further subject to the following conditions: (i) the representations and warranties of Gynecare contained in the Merger Agreement that are qualified as to material adverse effect being true and correct, and the representations and warranties of Gynecare contained in the Merger Agreement that are not so qualified being true and correct except where the failure to be so true and correct would not have a material adverse effect on Gynecare, in each case as of the date of the Merger Agreement and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) as though made on the Closing Date (or such earlier date); (ii) Gynecare having performed in all material respects all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; (iii) Johnson & Johnson having received from each affiliate of Gynecare for purposes of Rule 145 under the Securities Act an executed letter in the form of Exhibit A to the Merger Agreement; (iv) there being no pending suit by, action by or proceeding by any Governmental Entity, (a) challenging the acquisition by Johnson & Johnson or Lima of any shares of Gynecare Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Gynecare Common Stock (or shares of common stock of the Surviving Corporation) by Johnson & Johnson or Lima, (b) seeking to prohibit or materially limit the ownership or operation by Gynecare, Johnson & Johnson or any of Johnson & Johnson's subsidiaries of any material portion of any business or of any assets of Gynecare, Johnson & Johnson or any of Johnson & Johnson's subsidiaries, or to compel Gynecare, Johnson & Johnson or any of Johnson & Johnson's subsidiaries to dispose of or hold separate any material portion of any business or of any assets of Gynecare, Johnson & Johnson or any of Johnson & Johnson's subsidiaries, as a result of the Merger or (c) seeking to prohibit Johnson & Johnson or any of its subsidiaries from effectively controlling in any material respect the business or operations of Gynecare; (v) any material adverse change in Gynecare not having occurred (or if one shall have occurred, it shall not have been cured) at any time on or after the date of the Merger Agreement; and (vi) Johnson & Johnson and Gynecare shall have received letters, respectively, from Coopers & Lybrand L.L.P., dated as of the Closing Date, addressed to Johnson & Johnson and Gynecare, stating in substance (x) that Coopers & Lybrand L.L.P. concurs with the conclusion of the management of Johnson and Johnson and Gynecare, respectively, that as of such date, no conditions exist that would preclude accounting for the Merger as a pooling of interests transaction and (y) that the basis for such a concurrence is Coopers & Lybrand L.L.P.'s belief that the criteria for such accounting treatment have been met.

     Conditions to the Obligations of Gynecare. The obligation of Gynecare to effect the Merger is further subject to the following conditions: (i) the representations and warranties of Johnson & Johnson and Lima contained in the Merger Agreement that are qualified as to material adverse effect being true and correct, and the representations and warranties of Johnson & Johnson and Lima contained in the Merger Agreement that are not so qualified being true and correct except where the failure to be so true and correct would not have a material adverse effect on Johnson & Johnson, in each case as of the date of the Merger Agreement and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) as though made on the Closing Date (or such earlier date); (ii) Johnson & Johnson and Lima having performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date; (iii) the tax opinions of Wilson Sonsini Goodrich & Rosati, counsel to Gynecare, and Cravath, Swaine & Moore, counsel to Johnson & Johnson, having been delivered to Gynecare and Johnson & Johnson, respectively, in form and substance reasonably satisfactory to Gynecare; and (iv) at any time on or after the date of the Merger Agreement, there not having occurred any material adverse change in Johnson & Johnson (or, if one shall have occurred, it having not been cured).

     Under the Merger Agreement, none of Gynecare, Johnson & Johnson or Lima may rely on the failure of any condition to such party's obligation to effect the Merger to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement.

NO SOLICITATION

     The Merger Agreement provides that Gynecare will not, nor will it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes any Takeover Proposal. Under the Merger Agreement, any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of Gynecare or any investment banker, attorney or other advisor or representative of Gynecare will be deemed to be a breach of the no solicitation provisions of the Merger Agreement by Gynecare. Under the Merger Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of Gynecare (other than the purchase of Gynecare's products in the ordinary course of business) or more than a 20% interest in the total voting securities of Gynecare or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the total voting securities of Gynecare or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving Gynecare, other than the transactions contemplated by the Merger Agreement or the Stockholder Agreement.

     Gynecare has also agreed that neither the Gynecare Board nor any committee thereof will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Johnson & Johnson or Lima, the approval or recommendation by the Gynecare Board or any such committee of the Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause Gynecare to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Takeover Proposal.

     Gynecare has also agreed that it will promptly advise Johnson & Johnson orally and in writing of any request for non-public information which Gynecare reasonably believes would lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry with respect to or which Gynecare reasonably believes would lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any such request, Takeover Proposal or inquiry. Gynecare will keep Johnson & Johnson informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

TERMINATION, AMENDMENT AND WAIVER

     The Merger Agreement may be terminated, and the Merger contemplated thereby may be abandoned, at any time prior to the Effective Time, whether before or after receipt of Stockholder Approval (i) by mutual written consent of Johnson & Johnson, Lima and Gynecare; (ii) by either Johnson & Johnson or Gynecare: (a) if the Merger shall not have been consummated by November 30, 1997 for any reason; provided however, that the right to terminate the Merger Agreement pursuant to the provision in the Merger Agreement described in this clause (a) will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement; (b) if any Restraint having any of the effects described above in clause (iv) of "--Conditions to the Obligations of Johnson & Johnson and Lima," shall be in effect and shall have become final and nonappealable; or (c) if the Stockholder Approval shall not have been obtained at the Special Meeting duly convened therefor or at any adjournment or postponement thereof or by written consent;
(iii) by Gynecare, upon a breach of any representation, warranty, covenant or agreement on the part of Johnson & Johnson set forth in the Merger Agreement, or if any such representation or warranty of Johnson & Johnson shall have become inaccurate, in either case such that the conditions described above in clause
(i) or (ii) under "--Conditions to the Obligations of Gynecare," would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in Johnson & Johnson's representations and warranties or breach by Johnson & Johnson is curable by Johnson & Johnson through the exercise of its reasonable efforts, then (a) Gynecare may not terminate the Merger Agreement pursuant to the provision in the Merger Agreement described in this clause (iii) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by Gynecare of written notice to Johnson & Johnson describing such breach or inaccuracy, provided Johnson & Johnson continues to exercise reasonable efforts to cure such breach or inaccuracy and (b) Gynecare may not, in any event, terminate the Merger Agreement pursuant to the provisions described in this clause (iii) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and, provided further that Gynecare may not terminate the Merger Agreement pursuant to the provisions described in this clause (iii) if it shall have wilfully and materially breached the Merger Agreement; or (iv) by Johnson & Johnson, upon a breach of any representation, warranty, covenant or agreement on the part of Gynecare set forth in the Merger Agreement, or if any such representation or warranty of Gynecare shall have become inaccurate, in either case such that the conditions described above in clause (i) or (ii) under "--Conditions to the Obligations of Johnson & Johnson and Lima," would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in Gynecare's representations and warranties or breach by Gynecare is curable by Gynecare through the exercise of its reasonable efforts, then (a) Johnson & Johnson may not terminate the Merger Agreement pursuant to the provisions described in this clause (iv) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by Johnson & Johnson of written notice to Gynecare describing such breach or inaccuracy, provided Gynecare continues to exercise reasonable efforts to cure such breach or inaccuracy and (b) Johnson & Johnson may not, in any event, terminate the Merger Agreement pursuant to the provisions described in this clause (iv) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and provided further that Johnson & Johnson may not terminate the Merger Agreement pursuant to the provisions described in this clause (iv) if it shall have wilfully and materially breached the Merger Agreement.

     In the event the Merger Agreement is terminated (other than pursuant to the provisions described in clause (ii)(c) of the preceding paragraph or clause (iv) of the preceding paragraph if Gynecare shall have wilfully and intentionally breached the Merger Agreement and such breach shall have given rise to Johnson & Johnson's right to terminate under the provisions described in such clause
(iv)), Johnson & Johnson and Gynecare have agreed to enter into the Credit Agreement. See "THE MERGER AGREEMENT--The Credit Agreement" and "OTHER MATTERS--Regulatory Approvals Required."

     Subject to applicable law, (i) the Merger Agreement may be modified or amended by written agreement executed and delivered by the respective duly authorized officers of Johnson & Johnson, Lima and Gynecare (except that after Stockholder Approval has been obtained, no amendment may be made which requires the approval by such stockholders without the further approval of such stockholders) and (ii) the parties, by written agreement signed by each party, may extend the time for performance of any of the obligations or other acts of the other parties to the Merger Agreement, waive inaccuracies in representations and warranties or waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement.

THE STOCKHOLDER AGREEMENT

     The following is a brief summary of certain provisions of the Stockholder Agreement, which is attached hereto as Annex II and incorporated herein by reference; such summary is qualified in its entirety by reference to the Stockholder Agreement.

     On August 4, 1997, Johnson & Johnson entered into the Stockholder Agreement with certain affiliated stockholders of Gynecare (the "Stockholder Parties"). The Stockholder Parties are listed on Schedule A of the Stockholder Agreement, including certain directors (in their capacity as stockholders), officers (in their capacity as stockholders) and certain entities with which such directors and officers are associated. Together, the Stockholder Parties held at the Record Date 4,210,411 shares (approximately 50.08% of the outstanding shares) of Gynecare Common Stock. Consequently, such stockholders together are generally able to control the vote of all matters submitted to a vote of the Gynecare stockholders, including approval and adoption of the Merger Agreement. The general effect of the Stockholder Agreement is to ensure that Stockholder Approval will be obtained.

     Pursuant to the terms of the Stockholder Agreement, each Stockholder Party has agreed to vote (or cause to be voted), at the Special Meeting or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought his, her or its shares of Gynecare Common Stock (together, the "Subject Shares") in favor of approval and adoption of the Merger Agreement and each of the other transactions contemplated thereby.

     Each Stockholder Party also has irrevocably granted to, and appointed, Johnson & Johnson and two of Johnson & Johnson's officers, in their capacities as officers of Johnson & Johnson, and each of them individually, such Stockholder Party's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder Party, to vote such Stockholder Party's Subject Shares, or grant a consent or approval in respect of such Subject Shares, in favor of approval and adoption of the Merger Agreement.

     Further, each Stockholder Party has agreed: (i) not to, directly or indirectly, except as contemplated by the Stockholder Agreement, grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust or enter into a voting agreement with respect to the Subject Shares; and (ii) that the Stockholder Agreement and the obligations thereunder will attach to such Stockholder's Subject Shares and will be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares passes, whether by operation of law or otherwise, including such Stockholder Party's heirs, guardians, administrators or successors.

     The Stockholder Agreement will terminate on the earlier of the Effective Time or the date on which the Merger Agreement is terminated.

THE CREDIT AGREEMENT

     The following is a brief summary of certain provisions of the Credit Agreement, which is attached as Exhibit B to the Merger Agreement attached hereto as Annex I and incorporated herein by reference; such summary is qualified in its entirety by reference to the Credit Agreement.

     In the event the Merger Agreement is terminated for any reason other than
(x) a failure to obtain Stockholder Approval at the Special Meeting or (y) due to an uncured breach of a representation, warranty, covenant or agreement of Gynecare if Gynecare has wilfully and intentionally breached the Merger Agreement, Johnson & Johnson and Gynecare have agreed to enter into the Credit Agreement under which Gynecare would be able to borrow up to $5,000,000 in draw-down loans (each a "Loan") not to exceed $1,000,000 per month. The Loans would bear interest, payable semiannually, at a rate equal to one percent over the prime rate reported from time to time during the term of the Loan in The Wall Street Journal. The principal of all Loans shall be due, with all accrued interest, on the three year anniversary of the date of the Credit Agreement. The Loans may be prepaid in whole or in part at the discretion of Gynecare, and must be prepaid under certain circumstances where Gynecare obtains additional debt or equity financing. The Loans will be secured by all of the assets of Gynecare, subject to the senior secured position of Silicon Valley Bank on the fixed assets of Gynecare under credit facilities in place as of the date of the Merger Agreement.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Directors and Officers. The directors of Lima immediately prior to the Effective Time will become the directors of the Surviving Corporation until their respective successors have been duly elected and qualified or until their earlier resignation or removal. As a result, the current directors of Gynecare will not be directors of the Surviving Corporation. The officers of Gynecare at the Effective Time will be the officers of the Surviving Corporation until their respective successors have been duly appointed and qualified or until their earlier resignation or removal.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     Johnson & Johnson Common Stock (symbol: JNJ) is listed for trading on the NYSE and Gynecare Common Stock (symbol: GYNE) is quoted on the Nasdaq National Market. The following table sets forth, for the periods indicated, the high and low sale prices per share of Johnson & Johnson Common Stock on the NYSE Composite Transactions Tape and of Gynecare Common Stock on the Nasdaq National Market and the quarterly cash dividends per share paid by Johnson & Johnson on shares of Johnson & Johnson Common Stock. Gynecare Common Stock was not publicly traded prior to the fourth quarter of 1995, and Gynecare has never paid cash dividends on shares of Gynecare Common Stock. In addition, the Merger Agreement and Gynecare's bank line of credit restrict Gynecare's ability to pay cash dividends between the date of the Merger Agreement and the Effective Time.

                                                                 JOHNSON &
                                                                  JOHNSON
                                            GYNECARE               COMMON         CASH DIVIDENDS
                                          COMMON STOCK            STOCK(1)       -----------------
                                         ---------------       --------------    JOHNSON & JOHNSON
                                         HIGH       LOW        HIGH       LOW     COMMON STOCK(1)
                                         ----       ----       ----       ---    -----------------
1994
First Quarter.........................    N/A        N/A       $22 7/8    $18         $ 0.130
Second Quarter........................    N/A        N/A       22 1/2      18           0.145
Third Quarter.........................    N/A        N/A       26 1/4      21 1/8        0.145
Fourth Quarter........................    N/A        N/A       28 1/4      24 3/4        0.145
1995
First Quarter.........................    N/A        N/A       31 1/2      26 3/4        0.145
Second Quarter........................    N/A        N/A       35 5/8      29 1/4        0.165
Third Quarter.........................    N/A        N/A       37 1/2      32 1/4        0.165
Fourth Quarter........................   $10 1/4(2) $6 1/4(2)  46 1/4      36 5/8        0.165
1996
First Quarter.........................   11 1/4     7 5/8      50 1/4      41 5/8        0.165
Second Quarter........................   10 1/4     7 3/4      50 3/4      42 7/8        0.190
Third Quarter.........................   7 1/2      3 1/2      53 3/8      44 1/8        0.190
Fourth Quarter........................   9 1/16     5 3/8        54        47 1/8        0.190
1997
First Quarter.........................   8 1/8      5 3/8      62 3/4      48 5/8        0.190
Second Quarter........................   6 9/16     5 1/2      66 7/8      51 1/8        0.220
Third Quarter.........................   8 1/2         6       65 1/2      561/6        0.220
Fourth Quarter through October 16,
  1997)...............................   8 5/8      8 1/8      62 1/8      573/16          N/A

---------------

(1) Per share amounts for, and cash dividends paid on, Johnson & Johnson Common Stock have been restated to retroactively reflect a two-for-one stock split effected in June 1996.

(2) High and low prices for Fourth Quarter 1995 were obtained since November 2, 1995, the date Gynecare Common Stock commenced trading.

     The following table sets forth the last reported sales prices per share of Johnson & Johnson Common Stock on the NYSE Composite Transactions Tape and of Gynecare Common Stock on the Nasdaq National Market on August 1, 1997, the last trading day before announcement of the Merger Agreement, and on October 16, 1997, the last trading day prior to the date of this Proxy Statement/Prospectus:

                                                               JOHNSON & JOHNSON       GYNECARE
                                                                 COMMON STOCK        COMMON STOCK
                                                               -----------------     ------------
August 1, 1997..............................................          $611/16             $81/2
October 16, 1997............................................           587/8               85/16

     GYNECARE STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR JOHNSON & JOHNSON COMMON STOCK AND GYNECARE COMMON STOCK IN CONNECTION WITH VOTING THEIR SHARES.

                         BUSINESS OF JOHNSON & JOHNSON

     Johnson & Johnson, organized in the State of New Jersey in 1887, employs approximately 89,300 people worldwide and is engaged in the manufacture and sale of a broad range of products in the health care field in many countries of the world. Johnson & Johnson's primary interest, both historically and currently, has been in products related to health and well-being. Johnson & Johnson's worldwide business is divided into three segments: consumer, pharmaceutical and professional. The consumer segment's principal products are personal care and hygienic products, including oral and baby care products, first aid products, nonprescription drugs, sanitary protection products and adult skin and hair products; the pharmaceutical segment's principal worldwide franchises are in the allergy, antibacterial, antifungal, biotech, central nervous system, contraceptive, dermatology, gastrointestinal and immunobiology fields; and the professional segment's products include suture and mechanical wound closure products, minimally-invasive surgical instruments, diagnostic products, medical equipment and devices, disposable contact lenses, surgical instruments, joint replacements and products for wound management and infection prevention. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     The principal executive offices of Johnson & Johnson are located at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933. The telephone number is (908) 524-0400.

                           BUSINESS OF GYNECARE, INC.

OVERVIEW

     Gynecare designs, develops and markets minimally invasive and cost-effective medical devices for the treatment of uterine disorders. Gynecare's first product, the ThermaChoice Uterine Balloon Therapy system, is used to treat women who experience dysfunctional uterine bleeding. The ThermaChoice system is designed as a minimally invasive procedure that can be performed in eight minutes in a clinic or physician's office. The system is currently under clinical investigation in the U.S. and approved for marketing in Canada and in over 30 other countries. Gynecare's PMA application for the ThermaChoice system has been filed by the FDA. On October 6, 1997, the Ob/Gyn Devices Advisory Panel of the FDA recommended to the FDA that it approve Gynecare's PMA application, subject to certain conditions. The FDA will consider the Advisory Panel's recommendation in its final review of Gynecare's PMA application. The ThermaChoice system is not approved for marketing in the United States and the Advisory Panel's recommendation does not imply that a decision about the approvability of the application has been made by the FDA. Gynecare submitted its PMA application for the ThermaChoice system to the FDA on June 17, 1997.

     Gynecare's second product, the VersaPoint Bipolar Electrosurgery system, is used to treat women diagnosed with benign uterine pathologies including fibroids, polyps, adhesions and divided septa. The VersaPoint microelectrode vaporizes, cuts and desiccates tissue through the use of proprietary bipolar technology. In November 1996, Gynecare received 510(k) clearance from the FDA to market the VersaPoint system in the United States.

     Based on a World Health Organization study and Gynecare's market research, Gynecare believes that approximately 19 percent of all menstruating women age 30 to 50 who live in the United States, Europe, Canada and Japan perceive their menstrual bleeding to be excessive. Women who perceive their menstrual bleeding to be excessive, including women who are clinically diagnosed with dysfunctional or excessive menstrual bleeding ("menorrhagia"), may seek treatment if this condition interferes with their work, family and social commitments and sexual activity. Based on Gynecare's market research and industry sources, it is estimated that benign uterine pathologies, such as fibroids, occur in 20 to 30 percent of women age 30 and older. Symptoms of benign uterine pathologies include increased menstrual bleeding, pain or pressure in the abdomen, and infertility problems.

     Existing treatment options for dysfunctional uterine bleeding and fibroids have been limited to long-term drug therapy, temporary treatment by dilatation and curettage ("D&C") and procedures such as surgical ablation, surgical resection or hysterectomy.

     Gynecare's proprietary ThermaChoice Uterine Balloon Therapy system consists of a disposable balloon catheter which is inserted vaginally into the uterus to ablate the endometrial lining to a depth sufficient to inhibit its regrowth during the menstrual cycle, thereby reducing or eliminating dysfunctional uterine bleeding. The catheter is designed to be approximately 5 millimeters in diameter, enabling insertion into the uterus through the cervix without dilation, in most cases. This design enables physicians in many cases to treat patients in an outpatient setting using local anesthesia and intravenous ("IV") sedation. The system also includes a controller that continuously monitors pressure, regulates fluid temperature and controls therapy time.

     In June 1994, Gynecare initiated international clinical trials to treat patients with dysfunctional uterine bleeding using the ThermaChoice Uterine Balloon Therapy system. In October 1995, the FDA granted Gynecare an Investigational Device Exemption ("IDE") to begin a multi-center, randomized, comparative clinical trial to treat approximately 250 patients diagnosed with menorrhagia. A twelve month follow-up with additional patient contact after 24 and 36 months is required for all patients. Gynecare began its U.S. clinical trials in January 1996 and completed the patient treatment phase in October 1996. Gynecare's PMA application for the ThermaChoice system has been filed by the FDA. On October 6, 1997, the Ob/Gyn Devices Advisory Panel of the FDA recommended to the FDA that it approve Gynecare's PMA application, subject to certain conditions. The FDA will consider the Advisory Panel's recommendation in its final review of Gynecare's PMA application. The ThermaChoice system is not approved for marketing in the United States and the Advisory Panel's recommendation does not imply that a decision about the approvability of the application has been made by the FDA. Gynecare submitted its PMA application for the ThermaChoice system to the FDA on June 17, 1997.

     Gynecare's proprietary VersaPoint system consists of a bipolar electrosurgical generator and a disposable microelectrode, which is inserted vaginally to cut, desiccate or vaporize uterine fibroids, polyps, adhesions and divided septa. The microelectrodes are designed to be used with a 5 millimeter operative hysteroscope which can be inserted into the uterus through the cervix without having to dilate the cervix, in most cases. This design enables physicians in many cases to treat patients in an outpatient setting using local anesthesia and IV sedation. Additionally, the VersaPoint Bipolar Electrosurgery system operates in a normal saline solution, thus reducing the risk associated with certain fluids used with conventional monopolar electrosurgery of electrolyte imbalance in the patient's bloodstream. In November 1996, Gynecare received 510(k) marketing clearance from the FDA. Gynecare plans to begin marketing the system in the United States during 1997. This paragraph contains forward looking statements reflecting current expectations of Gynecare involving risks and uncertainties and Gynecare's actual marketing plans for the VersaPoint system may differ materially from those contained in this paragraph as a result of any inability of Gynecare to establish U.S. distribution for the VersaPoint system, any inability to obtain third party reimbursement for the VersaPoint system, any intellectual property challenges to the VersaPoint system and the other factors listed in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GYNECARE--Other Factors Affecting Future Results."

     On September 19, 1997, Gynecare and Ethicon entered into a distribution agreement by which Ethicon will serve as a non-exclusive distributor for Gynecare's VersaPoint and ThermaChoice products in the United States for a period of six months. The distribution agreement was negotiated on an arm's length basis and may be terminated by either party for any reason by giving the other party 30 days' notice.

     In connection with Gynecare's incorporation in March 1994, Origin assigned to Gynecare its license to patents and technology covering the ThermaChoice Uterine Balloon Therapy system developed through the date of assignment. Guidant, through Origin, owned approximately 31% of the outstanding shares of Gynecare Common Stock at July 31, 1997. In July 1995, Gynecare entered into an exclusive license and OEM supply agreement with Gyrus Medical, Ltd. ("Gyrus") of Cardiff, Wales, for the VersaPoint system for hysteroscopic applications in gynecology. This agreement was extended to include the field of laparoscopy during the first quarter of 1996.

     The principal executive offices of Gynecare are located at 235 Constitution Drive, Menlo Park, California. The telephone number is (415) 614-2500.

BACKGROUND

     Menstruation. The normal menstrual cycle, which is controlled by the pituitary and ovarian hormones, begins at the onset of menstruation (typically between the ages of 11 and 14) and ends at the onset of menopause (typically between the ages of 45 and 55). The endometrial lining of the uterus builds up each month in preparation for pregnancy, sheds if no pregnancy occurs, and then regenerates for another 28 day cycle. Shedding of the endometrial lining of the uterus results in menstrual bleeding which usually lasts four to seven days within a 28 day cycle. Normal blood loss during menstruation is considered to be 25 to 79 milliliters per cycle.

     Excessive Menstrual Bleeding. Abnormal menstrual bleeding includes menstrual bleeding in excess of the normal amount, prolonged bleeding beyond seven days duration at the expected time of menstruation or bleeding more frequently than 24-day intervals. Menstrual irregularities occur across the entire age span of menstruating women. From the onset of menstruation to menopause, menorrhagia is most often due to hormonal imbalances or uterine fibroids. Excessive menstrual bleeding, or menorrhagia, is clinically defined as total blood loss exceeding 80 milliliters per cycle. Any bleeding in postmenopausal women is abnormal and is commonly a side effect of hormone replacement therapy.

     Women who perceive their menstrual bleeding to be excessive, including women who are clinically diagnosed with menorrhagia, may seek treatment if this condition interferes with their work, family and social commitments and sexual activity. A World Health Organization survey of menstrual perceptions and patterns among 5,322 women in ten countries found that approximately 19% of women consider their menstruation to be abnormally heavy. Additionally, based on its United States survey of 400 women over the age 30, Gynecare believes that 19% of women in the United States also perceive their menstrual bleeding to be excessive.

     Fibroids and Other Benign Uterine Pathology. A fibroid is the most common benign pathology found inside a woman's pelvis. Based on Gynecare's market research and industry sources, it is estimated that fibroids occur in 20-30% of women age 30 and older. A fibroid is a benign growth made up of fibrous and muscular tissue and occurs in the wall of the uterus (intramural), on the inside wall of the uterus (submucosal), or on the outside wall of the uterus (serosal). A polyp is a small, benign mass of tissue that projects out of the uterine lining. An adhesion is a band of fibrous scar tissue adhering to the endometrial lining, which may interfere with fertility or pregnancy. A divided septate is a uterus in which the septum (a thin wall) abnormally divides the uterus into two separate cavities, thereby preventing a normal pregnancy. Benign uterine pathology can cause increased menstrual bleeding, pain or pressure in the abdomen, and infertility problems.

     Current Therapies and Their Limitations. Successful treatment for dysfunctional uterine bleeding is usually defined by gynecologists as a reduction from a condition of excessive menstrual bleeding to normal bleeding ("eumenorrhea"), light bleeding or spotting ("hypomenorrhea") or no bleeding at all ("amenorrhea"). Success in the treatment of benign uterine pathology is defined as relief of the symptoms experienced by the patient, such as menstrual bleeding, pain or pressure in the abdomen or infertility. Current therapy for dysfunctional uterine bleeding and fibroids typically begins with drug therapy. For patients who do not respond to or cannot tolerate the side effects of drug therapy, a second treatment option is frequently D&C. In cases where drug therapy and D&C are not effective in reducing menstrual flow, surgical ablation, surgical resection or hysterectomy are the only therapeutic alternatives.

     Drug Therapy. Drug therapy using estrogen-progesterone medications, such as oral contraceptives, or other drugs such as GnRH agonists, is the most widely prescribed medical treatment for dysfunctional uterine bleeding and fibroids. Estrogen-progesterone medications are used to regulate the menstrual cycle and to reduce bleeding. GnRH agonists shrink the size of fibroids, thereby alleviating symptoms and reducing the amount of bleeding from fibroids. However, drug therapy is effective only in approximately 60% of patients. In addition, an estimated 40% of patients on drug therapy experience adverse side effects. Drug therapy may be prescribed by any physician, is normally reimbursable by third parties and does not result in infertility or involve the disadvantages of a surgical procedure. Side effects from drug therapy include nausea, bloating, weight gain, depression and mood swings. In many instances, drug therapy must continue until the onset of menopause.

     Dilatation and Curettage. Dilitation and curettage is generally used in conjunction with drug therapy and is performed as a diagnostic or therapeutic procedure in which the uterine contents are either scraped away by an instrument or removed through vacuum aspiration. The 15 to 30 minute procedure is typically performed in a hospital operating room or outpatient surgery center using a general anesthetic or, less frequently, a local anesthetic which may be combined with IV sedation. The patient is usually discharged from the hospital or clinic on the day of surgery. Gynecare estimates that the average third-party reimbursement for hospital and physician charges for a D&C in the United States ranges from approximately $1,600 to $2,900. Based on its 1995 survey of 200 gynecologists in the United States, Gynecare believes that over 90% of gynecologists are trained to perform the procedure. Based on the same survey, Gynecare believes that D&C is effective in reducing bleeding in approximately 43% of cases. The procedure must be repeated periodically, as it is usually effective only during the first few menstrual cycles after the procedure, and consequently subjects the patient to the risks of uterine perforation, infection and the complications of general anesthesia each time it is performed.

     Surgical Ablation and Resection. Surgical ablation is a less invasive monopolar electrosurgical procedure using a resectoscope, a video monitor, a fluid distention medium such as glycine or sorbitol, and a surgical ablation device such as a rollerball electrode or laser to surgically ablate the endometrial lining of the uterus. Surgical resection is a monopolar electrosurgical procedure that involves cutting the benign uterine tissue, such as a fibroid, with an electrode loop and removing the pieces. Resection produces fibroid "chips," which can obstruct the physician's field of vision. The physician must repeatedly withdraw the resectoscope utilized in the procedure to remove the resected tissue, which results in increased procedure time. These procedures require approximately 30 to 60 minutes to complete in a hospital or outpatient surgery center, typically under general anesthesia, and can result in patient infertility. Hospitalization frequently lasts one to two days with full patient recovery ranging from several days to several weeks. Gynecare believes that in the United States average third-party reimbursement is approximately $2,000 to $4,200 for hospital and physician charges.

     Surgical ablation for dysfunctional uterine bleeding and resection for fibroids are effective treatments in 70% to 90% of cases, with the success rate being highly dependent upon the surgeon's skill level. Since their introduction in the mid-1980s, these procedures have only been adopted by a small number of highly trained surgical gynecologists. Adoption has been limited due to the high surgeon skill level required and the risks and complications associated with the procedure. This highly technique-dependent procedure may require the physician to complete over 100 cases to reach proficiency.

     The rate of complications from surgical ablation and resection is approximately 6.5%. Uterine perforation is one of the most commonly recorded complications and is serious when it results in damage to the internal iliac vessels, ureter, bowel or bladder. Other complications include major hemorrhaging from uterine vessels, air embolus from gas-cooled lasers, post-operative intrauterine or tubal infection, complications associated with general anesthesia and fluid overload due to use of glycine and sorbitol.

     Hysterectomy. The most common surgical procedure for definitive treatment of dysfunctional uterine bleeding or fibroids is hysterectomy, the surgical removal of the uterus through the vagina or abdominal wall, which results in permanent infertility. Hysterectomy is the second most commonly performed major surgical procedure for women in the United States. Approximately 50% of the estimated 600,000 procedures in the United States each year are performed to treat dysfunctional uterine bleeding and fibroids. A hysterectomy involves surgical risk, hospitalization, a lengthy recovery period and significant expense. Minimally invasive surgery techniques, such as laparoscopically assisted vaginal hysterectomy, are also being used in a small percentage of cases in the United States.

     A hysterectomy typically requires between 30 to 90 minutes in the operating room under general anesthesia, three to four days of hospitalization, and two to eight weeks of recovery time, depending on the type of hysterectomy performed. The average third-party reimbursement for hospital and physician charges in the United States for hysterectomy ranges from approximately $5,100 to $10,200.

     The rate of serious complications from hysterectomy is approximately 3%. Such complications include hemorrhaging requiring blood transfusions, injury to the bowel or bladder, intestinal obstruction, life-threatening cardiopulmonary events and death. Other minor complications, which occur in up to 40% of patients, include post-operative fever and infections. The range of long-term adverse effects of hysterectomy include urinary dysfunction, surgically induced menopause, constipation, fatigue, changes in sexual interest and function, depression and other psychiatric morbidity.

STRATEGY

     Gynecare's goal is to become a worldwide leader in developing and marketing minimally invasive and cost-effective medical devices to treat uterine disorders. Gynecare initially plans to establish the ThermaChoice Uterine Balloon Therapy system as the preferred therapy for treating women who experience dysfunctional uterine bleeding, and the VersaPoint system as the preferred therapy for treating women diagnosed with benign pathology including fibroids, polyps, adhesions and divided septa. In order to achieve this goal, Gynecare's marketing strategy is designed to promote the safety, efficacy, cost-effectiveness and ease of use of its products. A key element of this strategy is to employ patient and physician educational programs designed to increase awareness of Gynecare's products in both the female and physician population as alternatives to drug therapy and surgery. Additionally, Gynecare plans to market its products initially to surgical gynecologists who can serve as reference centers and who could publish papers on the clinical benefits of the procedures.

THE THERMACHOICE UTERINE BALLOON THERAPY SYSTEM

     Gynecare's ThermaChoice Uterine Balloon Therapy system includes a disposable balloon catheter and a controller that ablate the endometrial lining of the uterus using a patented process known as thermal balloon ablation. The disposable balloon catheter, which contains heating and sensing elements, is connected to a controller that continuously monitors and displays catheter pressure, regulates fluid temperature and controls therapy time.

     ThermaChoice Uterine Balloon Therapy is designed as an eight minute, outpatient procedure that most gynecologists will be able to perform without specialized training. The physician inserts the flexible, small diameter balloon catheter vaginally, through the cervix and into the uterus without first dilating the cervix in most cases. Next the physician inflates the balloon with a small amount of sterile fluid from a syringe until the pressure reaches approximately 160-170 millimeters of mercury. The elastic balloon material is designed to enable the inflated balloon surface to conform to the shape of each patient's uterus. Once the balloon is properly inflated, the physician presses the start button on the controller and a heating element inside the balloon automatically raises the temperature of the fluid to approximately 87 degrees Celsius and maintains it at such temperature for approximately eight minutes.

     The controller continuously monitors and displays catheter pressure, regulates fluid temperature and controls therapy time throughout the procedure. To ensure patient safety, if any of the preset parameters are exceeded, the device is automatically deactivated and the procedure immediately terminated. When the controller indicates that the treatment is complete, the physician deflates the balloon by withdrawing the fluid and removes the disposable balloon catheter.

     Gynecare's thermal balloon ablates the endometrial lining to a depth sufficient to inhibit its regrowth during the menstrual cycle, thereby reducing or eliminating excessive menstrual bleeding. Similar to a hysterectomy or surgical ablation and surgical resection, the procedure will likely result in infertility.

CLINICAL AND REGULATORY STATUS OF THERMACHOICE UTERINE BALLOON THERAPY SYSTEM

     Since June 1994, Gynecare has conducted international clinical trials at 14 clinical sites in Australia, Canada and Europe. As of December 1996, physicians in these centers had treated over 300 patients, with no intraoperative complications and approximately 2% of patients reporting minor post-operative complications. In these international studies, success for ThermaChoice Uterine Balloon Therapy has been defined in substantially the same manner that gynecologists define success of other current therapies, which is reducing menstrual bleeding from a condition of excessive bleeding to normal bleeding, light bleeding or spotting or no bleeding at all. As of December 1996, clinicians conducting Gynecare's clinical trials reported a 90% success rate in the 251 patients who had at least six months follow-up.

     In October 1995, Gynecare received FDA approval to begin a multi-center clinical trial to treat approximately 250 patients diagnosed with menorrhagia. This trial was conducted at 12 sites in the United States and two in Canada and will require 12 month follow-up on all patients, with additional patient contact after 24 and 36 months. Patient treatment began in January 1996 and was completed in October 1996. The randomized clinical trial compared ThermaChoice Uterine Balloon Therapy to surgical ablation using a rollerball electrode. Successful treatment is defined in the protocol as a reduction in menstrual blood loss to somewhat less than normal bleeding and overall improvement in lifestyle and, as such, is not the same measure of success defined in the international studies. Gynecare's PMA application for the ThermaChoice system has been filed by the FDA. On October 6, 1997, the Ob/Gyn Devices Advisory Panel of the FDA recommended to the FDA that it approve Gynecare's PMA application, subject to certain conditions. The FDA will consider the Advisory Panel's recommendation in its final review of Gynecare's PMA application. These conditions include: completion of one-year follow-up data on all patients treated in the U.S. clinical trial; revision of professional and patient labeling; resolution of certain software and minor engineering issues; monitoring of patients treated with ThermaChoice for two years after premarket approval; and collaboration with the FDA to resolve certain physician training issues. The ThermaChoice system is not approved for marketing in the United States and the Advisory Panel's recommendation does not imply that a decision about the approvability of the application has been made by the FDA. Gynecare submitted its PMA application for the ThermaChoice system to the FDA on June 17, 1997.

THE VERSAPOINT BIPOLAR ELECTROSURGERY SYSTEM

     Gynecare's VersaPoint Bipolar Electrosurgery system consists of a bipolar electrosurgical generator and a disposable microelectrode used to cut, desiccate or vaporize benign uterine pathologies including fibroids, polyps, adhesions and divided septa. This disposable microelectrode is connected to the electrosurgical generator which delivers energy to the microelectrode, enabling it to vaporize tissue on contact. Throughout therapy, the bipolar electrosurgical generator displays the power and electrosurgical mode of action.

     The VersaPoint system is designed as a safe, minimally invasive treatment for benign uterine pathology. The physician passes the microelectrode through a 5 millimeter operative hysteroscope which is inserted into the uterus through the cervix without first dilating the cervix, in most cases. Next, the physician distends the uterus with normal saline solution in order to form a working space in the uterine cavity. Using the hysteroscope, the physician then visualizes the fibroid and activates the microelectrode. Through the delivery of energy to the microelectrode from the bipolar electrosurgical generator, the VersaPoint system enables the physician to vaporize, cut or dessicate the fibroid tissue. This process is continued until the entire fibroid is vaporized or removed.

     The VersaPoint product's bipolar technology allows the use of normal saline, which is generally considered the optimal medium for hysteroscopic procedures because it does not affect normal blood chemistry and reduces the risk of developing electrolyte imbalance. Unlike monopolar electrosurgical tools which require that a return pad be placed on the patient's thigh or buttock in order to create an electrical path to the return electrode, the VersaPoint system localizes energy by positioning the active and return electrode on the same axis. This proprietary technology prevents any "stray" current from traveling through the patient's body by drawing the electricity back to the return electrode through saline, which acts as an electrical conductor.

     Once the fibroid has been vaporized, the physician removes the microelectrode and withdraws the saline from the uterus. The hysteroscope is then removed, and after a short recovery period, the patient is able to return home the same day and can typically resume normal activity within one or two days.

OTHER INDICATIONS

     Gynecare has identified three additional potential indications for the ThermaChoice Uterine Balloon Therapy system: treatment of women age 30 to 50 whose menstrual bleeding adversely affects their lifestyle, treatment of postmenopausal women who experience uterine bleeding as a side effect of hormone replacement therapy and treatment of women who have excessive menstrual bleeding caused by small submucosal uterine fibroids. In 1996, Gynecare completed a small study involving nine patients in Canada who were treated with the ThermaChoice Uterine Balloon Therapy system for excessive or prolonged uterine bleeding caused by hormone replacement therapy ("HRT"). There were no clinically significant complications from the procedure. Gynecare plans to expand this study in 1997 to include up to 30 patients. Additionally, Gynecare plans to conduct pilot international clinical studies in 1997 to explore using the ThermaChoice Uterine Balloon Therapy system to treat patients for lifestyle indications. This paragraph contains forward looking statements reflecting current expectations of Gynecare involving risks and uncertainties and Gynecare's actual plans for additional clinical studies may differ materially from those described in this paragraph for a number of reasons, including the time required to obtain regulatory approval for expanded clinical indications of the ThermaChoice system, the progress of current and future clinical trials, the data generated in current and future clinical trials, the availability of capital resources to conduct such trials and the other risks factors contained in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GYNECARE--Other Factors Affecting Future Results."

     Clinical trials for safety and efficacy, and a PMA would be required before Gynecare could market its products for each of these indications in the United States. There can be no assurance that Gynecare will conduct the required clinical trials and receive a PMA for these indications, or any other indications, on a particular schedule or at all.

     VersaPoint Bipolar Electrosurgery System. During the first quarter of fiscal 1996, Gynecare extended its license and OEM supply agreement with Gyrus to include use of the VersaPoint technology in the field of laparoscopy. Under the terms of the new agreement, Gynecare intends to develop the VersaPoint system for laparoscopic use in the treatment of gynecological conditions such as serosal uterine fibroids and endometriosis, as well as general surgical indications. Gynecare intends to develop the VersaPoint system for laparoscopic indications and, based on the results of this research, may submit a 510(k) application to the FDA for clearance to market the VersaPoint system in the United States for laparoscopic indications. This paragraph contains forward looking statements reflecting current expectations of Gynecare involving risks and uncertainties and the actual timing of development of the VersaPoint system for laparoscopic use may differ materially from the statements made in this paragraph for a number of reasons, including the time required to obtain regulatory approval of laparoscopic uses of the VersaPoint system, the availability of capital resources to fund development of the VersaPoint system for laparoscopic use, the progress of any clinical trials following such development and the other risk factors contained in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GYNECARE-- Other Factors Affecting Future Results."

RESEARCH AND DEVELOPMENT

     Gynecare's primary research and development programs involve developing new generations of the ThermaChoice Uterine Balloon Therapy system including new catheter configurations and new versions of the controller in order to increase the efficacy of the procedure, increase manufacturing reliability and reduce manufacturing costs. Gynecare is also engaged in the ongoing development of the VersaPoint system, including research for laparoscopic use in the treatment for gynecological applications, such as serosal uterine fibroids and endometriosis, as well as general surgical indications. In addition, Gynecare is exploring the use of a radio frequency ("RF") balloon catheter to ablate endometrial tissue using a technology licensed exclusively to Gynecare for such application. Research and development expenses were $5,025,000 in fiscal 1996, $2,415,000 in fiscal 1995 and $1,476,000 in fiscal 1994.

SALES AND MANUFACTURING

     The ThermaChoice Uterine Balloon Therapy system's disposable balloon catheter is currently manufactured in-house at Gynecare's facility in Menlo Park, California. Gynecare believes that production of this balloon catheter in-house may improve control of and flexibility in product supply and cost. Although most of the components of the disposable balloon catheter are available from more than one vendor, certain of the components used in manufacturing the disposable balloon catheter have relatively few alternative sources of supply and establishing additional or replacement suppliers for such components cannot be accomplished quickly. Although Gynecare maintains sufficient levels of inventory to avoid any material disruption resulting from the scale-up of its facility and utilization of in-house manufacturing, no assurance can be given that Gynecare will be able to manufacture and supply sufficient products to meet its anticipated demand.

     Gynecare's controller is currently manufactured pursuant to a supply agreement with SeaMED Corporation ("SeaMED"). Pursuant to the agreement, Gynecare issues purchase orders to SeaMED for controllers at fixed prices, which prices are subject to review on a periodic basis. The term of the agreement currently extends through January 1998 and can be automatically renewed for additional one-year periods unless notice is given by either party. Gynecare believes that alternative suppliers are available for the controller and plans to qualify additional suppliers and to begin to evaluate the benefits of manufacturing the controller at its facility as production volumes increase.

     Gynecare's VersaPoint system, including the bipolar electrosurgical generator and disposable microelectrodes, is currently manufactured pursuant to an OEM supply and manufacturing agreement with Gyrus. Pursuant to this agreement, Gynecare obtained an exclusive, worldwide, royalty-free license to use and sell products with the licensed technology for hysteroscopic applications. Subject to the terms and conditions of the agreement, Gyrus manufactures the bipolar generator and microelectrodes of the VersaPoint system and sells them to Gynecare at prices based on a formula set forth in the agreement. If, at any time and subject to certain conditions, Gyrus is unable to support Gynecare's product requirements, Gynecare may manufacture the products under a worldwide royalty-free license. The supply and manufacturing agreement continues until the later of the expiration date of the last patent, whose rights Gynecare has obtained under the agreement, to expire, or the abandonment of the last patent application included in the patent rights obtained by Gynecare. In the first quarter of 1996, Gynecare extended its license and OEM supply agreement with Gyrus to include the field of laparoscopy. The development of laparoscopic products is a collaborative effort with Gyrus which involves the completion of a series of milestones. A $400,000 deposit on this OEM agreement was made in March 1996, and additional deposits of up to $600,000 will be due upon completion of certain milestones by Gyrus, which are currently expected to be completed within the next 12 to 24 months.

     Gynecare commenced international sales of the ThermaChoice Uterine Balloon Therapy system in March 1995. To date, the ThermaChoice Uterine Balloon Therapy system has been shipped to approximately 22 countries. Distributors in such countries then sell the system to customers. For the six months ended June 30, 1997, Guidant Canada, FemCare and Inter-Medical A/S accounted for 24%, 14% and 11%, respectively, of Gynecare's sales. Only limited shipments of the VersaPoint system have been made to Canada and the UK in the last quarter of fiscal 1996 and the first half of fiscal 1997. In general, Gynecare has chosen to operate through small distribution companies because of its belief that these companies will devote greater attention to Gynecare's products. There are no formal written agreements with many of such distributors. Instead, Gynecare ships product to them based on purchase orders. In addition, certain of these sales to distributors have not yet resulted in sales to customers. Sales to distributors are made on open credit terms and may include volume purchase discounts and extended payment terms. Therefore, distributors may purchase several months of inventory at one time to take advantage of discounts and extended payment terms. On an ongoing basis Gynecare reviews the performance of such distributors and may terminate distributors who are not in performance of their obligations. On September 19, 1997, Gynecare and Ethicon entered into a distribution agreement by which Ethicon will serve as a non-exclusive distributor for Gynecare's VersaPoint and ThermaChoice products in the United States for a period of six months. The distribution agreement was negotiated on an arm's-length basis and may be terminated by either party for any reason by giving the other party 30 days' notice.

     During 1996, Gynecare began implementation of a targeted marketing program in three European countries and Canada. In each country, Gynecare has engaged a territory manager to work with local gynecologists and distributors to develop the market for the ThermaChoice Uterine Balloon Therapy system. Gynecare plans to begin a similar targeted marketing program in the United States for the VersaPoint system during 1997 and has identified five key metropolitan areas in which to focus initial sales and marketing efforts for the VersaPoint system. The success of these targeted marketing efforts and the timing of FDA approval for the ThermaChoice Uterine Balloon Therapy system in the United States will determine how quickly Gynecare expands its targeted marketing efforts in the United States and Europe.

     Gynecare's marketing strategy is designed to promote the safety, efficacy, cost-effectiveness and ease of use of the ThermaChoice Uterine Balloon Therapy and VersaPoint systems. Gynecare also intends to increase the awareness in the female population and the physician community of ThermaChoice Uterine Balloon

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

Therapy and VersaPoint treatment as alternatives to drug therapy and surgery. In order to achieve these objectives, Gynecare employs patient and physician educational programs including pamphlets, brochures and video tapes, articles in physician journals, women's magazines and the popular press, and news releases on network and local television both in the United States and internationally.

     To date, substantially all of Gynecare's sales have been outside the United States, and Gynecare anticipates that a significant portion of its revenues for the next year will continue to be derived from international sales. Gynecare currently markets and sells its products internationally through a network of distributors. Gynecare's international sales are dependent upon the marketing efforts of, and sales by, these distributors. Gynecare may also rely on these distributors to assist it in obtaining reimbursement approvals from both government and private insurers in certain international markets. Gynecare's use of small distributors increases the risks associated with financial instability, which includes the risk that distributors will cease operations or will be unable to satisfy financial obligations to Gynecare. If a distributor were to fail to invest adequate capital promoting Gynecare's products or were to cease operations, Gynecare would likely be unable to achieve significant sales in the territory. To market its products in the United States, Gynecare will need to establish a distribution network which may consist of direct sales representatives, independent sales representatives, independent distributors, or a combination of these. Gynecare has only recently hired two direct sales representatives in the United States. There can be no assurance that Gynecare will establish U.S. distribution networks for the ThermaChoice Uterine Balloon Therapy and VersaPoint systems in a timely manner. The failure to establish such distribution would have a material adverse effect on Gynecare's business, financial condition and results of operations.

     A number of other risks are inherent in international operations and transactions. International sales and operations may be limited or disrupted by the imposition of government controls, export license requirements, political instability, trade restrictions, changes in tariffs, difficulties in managing international operations and fluctuations in foreign currency exchange rates. There can be no assurance that Gynecare will be able to successfully commercialize the ThermaChoice Uterine Balloon Therapy system, VersaPoint system, or any future product in any market.

LICENSES, PATENTS AND PROPRIETARY TECHNOLOGY

     Gynecare's success depends in part on its ability to retain licenses, obtain patent protection for products and processes and preserve its trade secrets and proprietary technology. Gynecare's policy is to protect its proprietary position by, among other methods, filing United States and foreign patent applications to protect technology, inventions and improvements that are important to the development of its business. Gynecare holds one issued United States patent and an exclusive license to three issued United States patents covering the ThermaChoice Uterine Balloon Therapy system and has either filed for or acquired rights under a number of patent applications for the ThermaChoice Uterine Balloon Therapy system and other products in the United States. Corresponding applications have been filed in certain foreign countries. Gynecare's one issued United States patent was assigned to Gynecare by Origin pursuant to a royalty-bearing agreement covering potential future modifications to the ThermaChoice Uterine Balloon Therapy system. Additionally, pursuant to such agreement, Gynecare granted to Origin a non-exclusive, royalty-free license under such patent for use in fields other than gynecology. In addition to royalty obligations, Gynecare paid Origin a one-time fee of $45,000. Gynecare's policy is to generally file patent applications in foreign countries where rights are available and Gynecare believes it is commercially advantageous to do so. The three licensed patents relate to the design of Gynecare's disposable balloon catheter and method of thermal ablation of the endometrial lining of the uterus. In connection with the formation of Gynecare, Origin assigned to Gynecare its license to patents, applications and confidential information developed through the assignment date relating to the ThermaChoice Uterine Balloon Therapy system. Origin retained the exclusive right to use the assigned technology for ablation of the gall bladder worldwide unless Origin had not initiated development of a gall bladder ablation system by March 1999. In August 1997, Origin transferred this right back to Gynecare for fair value. The exclusive, worldwide license assigned to Gynecare requires Gynecare to make certain minimum royalty payments and to pay a royalty based on net sales of products using the technology to the original inventors of the technology.

     The validity and breadth of claims covered in medical device technology patents involve complex legal and factual questions and, therefore, may by highly uncertain. No assurance can be given that any patents will be issued from pending patent applications or from any future patent applications, that the scope of any patent protection will exclude competitors or provide competitive advantages to Gynecare, that any of Gynecare's patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by Gynecare. For example, one of Gynecare's competitors filed a third party observation investigating prior art patents as they relate to a European patent application licensed to Gynecare for the ThermaChoice product. As a result, the claims were amended and the patent was issued. This competitor has filed a similar action in connection with Gynecare's prosecution of corresponding patents in Australia. As a result, the claims have been amended and a patent will be issued. Further, Gynecare believes such competitor recently filed in the U.S. Patent Trademark Office a request for re-examination of two issued patents related to Gynecare's ThermaChoice product which request for re-examination has been granted by the Patent Trademark Office based on certain prior art references presented to such office, certain of which were the subject of the European observation. One of the patents has been upheld as valid with amended claims proposed by Gynecare. The other patent remains subject to re-examination and there can be no assurance that this remaining patent will be held valid after the re-examination proceeding or, that if held invalid, such invalidity would not have a material adverse effect on Gynecare's business, financial condition or results of operations.

     In July 1995, Gynecare entered into an exclusive, worldwide, royalty-free license to certain pending patent applications and a supply and development agreement with Gyrus. The agreement requires Gynecare to make certain minimum payments and to purchase quantities of products based on a rolling forecast. Under the agreement, Gyrus retained the rights to use the invention and associated technology for applications other than uterine fibroid and tissue removal. During the first quarter of fiscal 1996, Gynecare extended its license and OEM supply agreement with Gyrus for the VersaPoint technology to include the field of laparoscopy.

     In December 1994, Gynecare obtained an exclusive, worldwide, royalty-bearing license from Stuart D. Edwards to certain patents relating to a device and method of use of RF energy to perform endometrial ablation. The license requires Gynecare to make certain minimum payments and to pay a royalty based on net sales of products utilizing the licensed technology. This license extends for the life of the patents unless terminated earlier in the event of Gynecare's breach of certain covenants or agreements, including failure to market the device within specified periods after obtaining regulatory approval. Under the license, Mr. Edwards retained the rights to use the invention and associated technology for use outside the field of gynecology.

     Gynecare believes that it is currently in compliance with the terms of these licenses. In the event of a material breach of Gynecare's license agreements, including the failure to purchase minimum quantities under one of such agreements, the licensed rights revert back to the licensors. The reversion of rights under Gynecare's license agreements could have a material adverse effect on Gynecare's business and results of operations.

     In addition to patents, Gynecare relies on trade secrets and proprietary know-how, which it seeks to protect, in part, through proprietary information agreements with employees, consultants and advisors, including members of the medical advisory board. Gynecare's proprietary information agreements with its employees and consultants contain industry standard provisions requiring such individuals to assign to Gynecare without additional consideration any inventions conceived or reduced to practice by them while employed or retained by Gynecare, subject to customary exceptions. There can be no assurance that proprietary information agreements with employees, consultants and advisors will not be breached, that Gynecare will have adequate remedies for any breach or that Gynecare's trade secrets will not otherwise become known to or independently developed by competitors.

     There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. Litigation, which could result in substantial cost to and diversion of effort by Gynecare, may be necessary to enforce patents issued or licensed to Gynecare, protect trade secrets or know-how owned by Gynecare, defend Gynecare against claimed infringement of the rights of others or determine the ownership, scope or validity of the proprietary rights of Gynecare and others. An adverse determination in any such litigation could subject Gynecare to significant liabilities to third parties, require Gynecare to seek licenses from third parties and prevent Gynecare from manufacturing, selling or using its products, any of which could have a material adverse effect on Gynecare's business, financial condition and results of operations. In the event of such an adverse determination, there can be no assurance whether a license would be offered on terms acceptable to Gynecare, or at all.

GOVERNMENT REGULATION

     The manufacture and sale of medical devices, including the ThermaChoice Uterine Balloon Therapy and VersaPoint systems, are subject to extensive regulation by numerous government authorities in the United States and other countries. The ThermaChoice Uterine Balloon Therapy system is regulated as a medical device and is also subject to the FDA's PMA requirements. As a result, Gynecare will not be able to commence marketing and commercial sales of the ThermaChoice Uterine Balloon Therapy system in the United States unless and until it receives a PMA for marketing of such product from the FDA. The first step in the PMA process is the submission to the FDA an IDE which includes the results of bench tests and laboratory studies, a complete description of the device and its components, and a detailed description of the methods, facilities and controls used for manufacturing, including the method of sterilization and its assurance. Upon receiving approval of the IDE, Gynecare can conduct a clinical study to collect safety and efficacy data. Upon completion of the clinical study under an IDE, Gynecare can submit a PMA application to the FDA to receive approval to market the product in the United States. After completion of the FDA's preliminary review of the PMA submission, the submission is sent to an FDA selected scientific advisory panel composed of physicians and scientists with expertise in the particular field. The FDA scientific advisory panel issues a recommendation to the FDA that includes conditions for approval of the PMA. Toward the end of the PMA review process, the FDA will conduct an inspection of the manufacturer's facilities to ensure that they are in compliance with the applicable GMP requirements. If the FDA evaluation of both the PMA application and the manufacturing facilities is favorable, the FDA will issue an approval letter, which usually contains a number of conditions which must be met in order to secure final approval. If those conditions have been fulfilled to the satisfaction of the FDA, the agency will issue a PMA authorizing commercial marketing of the device. The PMA review and approval process generally requires more than a year to complete from the date of filing.

     In 1996, Gynecare received an IDE from the FDA to conduct a study of the ThermaChoice Uterine Balloon Therapy system and completed the patient treatment phase of its U.S. clinical trials in the October 1996. Gynecare's PMA application for the ThermaChoice system has been filed by the FDA. On October 6, 1997, the Ob/Gyn Devices Advisory Panel of the FDA recommended to the FDA that it approve Gynecare's PMA application, subject to certain conditions. The FDA will consider the Advisory Panel's recommendation in the final review of Gynecare's PMA application. These conditions include: completion of one-year follow-up data on all patients treated in the U.S. clinical trial; revision of professional and patient labeling; resolution of certain software and minor engineering issues; monitoring of patients treated with ThermaChoice for two years after premarket approval; and collaboration with the FDA to resolve certain physician training issues. The ThermaChoice system is not approved for marketing in the United States and the Advisory Panel's recommendation does not imply that a decision about the approvability of the application has been made by the FDA. Gynecare submitted its PMA application for the ThermaChoice system to the FDA on June 17, 1997. There can be no assurance as to whether Gynecare will receive a PMA for any of its products. In addition, if approval is received, there can be no assurance that it will not be for a more limited indication than Gynecare has requested, which could limit the addressable market of the ThermaChoice Uterine Balloon Therapy system and have a material adverse effect on Gynecare's business, financial condition and results of operations. There can be no assurance that Gynecare will not be required to conduct additional clinical trials for the ThermaChoice Uterine Balloon Therapy system which may result in substantial cost and delays. In addition, changes in existing regulations or adoption of new government regulations or policies could prevent or delay regulatory approval of Gynecare's products. Furthermore, if a PMA is granted, subsequent modifications to the approved device or manufacturing process may require a supplemental PMA or may require the submission of a new PMA application, which could require substantial additional clinical efficacy data and FDA review. Failure to obtain a PMA or to obtain such approval on a timely basis would have a material adverse effect on Gynecare's business, financial condition and results of operations. In addition, FDA enforcement policy strictly prohibits the marketing of approved medical devices for unapproved uses. Failure to comply with applicable regulatory requirements, including marketing products for unapproved uses, could result in, among other things, FDA warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant premarket clearance or premarket approval for devices, withdrawal of approvals and criminal prosecution, which would have a material adverse effect on Gynecare's business, financial condition and results of operations.

     In the United States, the VersaPoint system is also regulated as a medical device and is subject to extensive regulation by numerous government authorities in the United States and other countries. Gynecare received notification of FDA clearance to market the system in the United States for fibroids, polyps, adhesions and divided septa. However, if Gynecare wished to propose modifications or enhancements to the VersaPoint system or use the system for other indications such as laparoscopic indications, and such major changes could affect the safety or effectiveness of the device, a new 510(k) submission would be required. If Gynecare believes that its modifications to the device do not require the submission of a new 510(k) notice, there can be no assurance that the FDA will agree with any of Gynecare's determinations not to submit a new 510(k) notice for any of the changes. If the FDA requires Gynecare to submit a new 510(k) notice for any product modification, Gynecare may be prohibited from marketing the modified product until the 510(k) notice is cleared by the FDA. Such a prohibition could have a material adverse effect on Gynecare's business, financial condition and results of operations.

     Every company that manufactures or assembles medical devices is required to register with the FDA and adhere to applicable FDA regulations regarding Good Manufacturing Practices ("GMP") and similar regulations in other countries, which include testing, control and documentation requirements. Ongoing compliance with GMP and other regulatory requirements will be monitored through periodic inspections by state and federal agencies, including the FDA. Gynecare believes that its design, manufacturing and quality control procedures will comply with the FDA's GMP regulations. In addition, marketed products are subject to continuing FDA scrutiny for compliance with the FDA's requirements relating to promotional activities. Gynecare has obtained a license as a medical device manufacturer from the Food and Drug Branch of the California Department of Health Services. State agencies' regulations impose certain procedural and documentation requirements upon Gynecare with respect to manufacturing and quality assurance activities. In 1995, Gynecare implemented policies and quality systems which allowed Gynecare to receive ISO 9001 and EN 46001 certification. These standards for certification have been developed to ensure that companies know, on a worldwide basis, the standards of quality to which they will be held. The European Union has promulgated rules which require that medical products receive a CE mark by mid-1998, an international symbol of quality and compliance with applicable European medical device directives. EN 46001 certification is one of the CE mark certification requirements. Beginning in November 1995, Gynecare's quality assurance systems were audited by TUV, a European Community-approved notified body. Upon a satisfactory review by TUV in January 1996, Gynecare was awarded EN 46001, ISO 9001 and CE mark certification for the ThermaChoice Uterine Balloon Therapy system. To retain such certification, Gynecare must adequately maintain its quality assurance systems and undergo an annual audit by TUV. In August 1996, Gynecare passed a TUV surveillance inspection to extend the validity of its ISO certificate until February 1999. Gynecare's success will depend in part on its ability to manufacture its products in compliance with GMP and EN 46001 and other regulatory requirements, in sufficient quantities and in a timely manner, while maintaining product quality and acceptable manufacturing costs. Failure to increase production volumes in a timely or cost-effective manner or to maintain compliance with GMP and EN 46001 and other regulatory requirements could have a material adverse effect on Gynecare's business, financial condition and results of operations.

     Regulatory approvals, if granted, may include significant limitations on the indicated uses for which the products may be marketed. FDA enforcement policy strictly prohibits the marketing of approved medical devices for unapproved uses. Failure to comply with applicable regulatory requirements, including marketing products for unapproved uses, could result in, among other things, FDA warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant premarket clearance or premarket approval or devices, withdrawal of approvals and criminal prosecution, which would have a material adverse effect on Gynecare's business, financial condition and results of operations.

     Sales of medical devices outside of the United States are subject to international regulatory requirements that vary widely from country to country. The requirements for approval for sale internationally differ from those required for FDA approval. In 1996, Gynecare obtained the CE mark for the ThermaChoice Uterine Balloon Therapy system. Gynecare will need to obtain CE mark certification for Europe in order to sell the VersaPoint system within the European Economic Area. There can be no assurance, however, that Gynecare will be able to achieve or maintain compliance required for CE marking. Failure to do so would mean that Gynecare cannot sell the VersaPoint system in the European Economic Area, which could have a material adverse effect upon Gynecare's business, financial condition and results of operations.

THIRD-PARTY REIMBURSEMENT

     In the United States, health care providers, such as hospitals and physicians that purchase medical devices for treatment of their patients, generally rely on third-party payors, principally Medicare, Medicaid and private health insurance plans, to reimburse all or part of the costs and fees associated with the procedures performed with these devices.

     Gynecare's success will be dependent upon, among other things, its ability to obtain satisfactory reimbursement from health care payors for the ThermaChoice Uterine Balloon Therapy and VersaPoint systems. Gynecare does not expect that third-party reimbursement will be available, if at all, for use of the ThermaChoice Uterine Balloon Therapy system in the United States unless and until FDA approval is received. If FDA approval is received, third-party reimbursement for the ThermaChoice Uterine Balloon Therapy system will be dependent upon decisions by the Health Care Financing Administration ("HCFA") for Medicare, as well as by individual health maintenance organizations, private insurers and other payors. While Gynecare believes the ThermaChoice Uterine Balloon Therapy procedure may be reimbursed in the United States under existing procedure codes for surgical ablation and the VersaPoint procedure may be reimbursed under existing procedure codes for surgical resection, there can be no assurance that this will occur or that the reimbursement under these codes will be adequate. Given the efforts to control and decrease health care costs in recent years, there can be no assurance that any reimbursement will be sufficient to ensure profitability.

     Reimbursement systems in international markets vary significantly by country, and by region within some countries, and reimbursement approvals must be obtained on a country by country basis. Many international markets have government managed health care systems that govern reimbursement for new devices and procedures. In most markets, there are private insurance systems as well as government managed systems. Large scale market acceptance of the ThermaChoice Uterine Balloon Therapy and VersaPoint systems will depend on the availability and level of reimbursement in international markets targeted by Gynecare. Only recently has Gynecare's ThermaChoice Uterine Balloon Therapy system obtained reimbursement for a small number of cases in several countries internationally. The VersaPoint system has not yet been approved for reimbursement in any international market. Obtaining reimbursement approvals can require 12 to 18 months or longer. There can be no assurance that Gynecare will continue to receive reimbursement in the several countries in which it has recently received reimbursement or that it will obtain reimbursement in any other countries within a particular time, for a particular amount, or at all.

     Regardless of the type of reimbursement system, Gynecare believes that physician advocacy of the ThermaChoice Uterine Balloon Therapy and VersaPoint systems will be required to obtain reimbursement. Availability of reimbursement will depend not only on the clinical efficacy and procedure cost, but also on the duration of the relief provided by the procedure. There can be no assurance that reimbursement for Gynecare's products will be available in the United States or in international markets under either government or private reimbursement systems, or that physicians will support and advocate reimbursement for use of the ThermaChoice Uterine Balloon Therapy and VersaPoint systems. Failure by physicians, hospitals and other users of Gynecare's products to obtain sufficient reimbursement from health care payors or adverse changes in government and private third-party payors' policies toward reimbursement for procedures employing Gynecare's products would have a material adverse effect on Gynecare's business, financial condition and results of operations.

COMPETITION

     At present, Gynecare considers its primary competition to be current therapies for the treatment of uterine disorders, including drug therapy, D&C, surgical ablation, surgical resection and hysterectomy. Gynecare will also compete against other minimally invasive techniques under development for the treatment of dysfunctional uterine bleeding, including other ablation techniques which employ thermal fluid, RF energy or freezing techniques ("cryoablation"). The ThermaChoice Uterine Balloon Therapy system may compete with other systems manufactured and marketed by companies outside of the United States, although such products are not currently approved by the FDA for marketing in the United States.

     There are many large companies with significantly greater financial, manufacturing, marketing, distribution and technical resources and clinical experience than Gynecare. Such companies are developing and marketing devices for surgical removal of the uterus, uterine fibroids, the endometrial lining of the uterus and other uterine tissue or non-surgical methods such as drug therapy. Additionally, there are companies developing alternative methods of uterine tissue ablation that compete with Gynecare. These include the Valley Lab division of Pfizer, Inc., U.S. Surgical Corporation, FemRx, Inc. and Wallsten Medical. There can be no assurance that these companies will not succeed in developing technologies and products that are more effective than any which have been or are being developed by Gynecare or that would render Gynecare's technologies or products obsolete or non-competitive. Gynecare also competes with such other companies for clinical sites to conduct trials. Such competition could have a material and adverse effect on Gynecare's business, financial condition and results of operations.

     As a result of the entry of large and small companies into the market, Gynecare expects competition for devices and systems used to treat uterine disorders to increase. Gynecare believes that the primary competitive factors in the market for treatment of uterine disorders are safety, efficacy, ease of use, reliability and cost-effectiveness. Gynecare believes that ThermaChoice Uterine Balloon Therapy and VersaPoint systems will be substantially less costly than highly-invasive, traditional surgical procedures and may ultimately replace these procedures in some applications. Gynecare's products may also enable the physician to perform procedures less invasively with reduced patient trauma in a shorter period of time. As a result, Gynecare believes that its products compete favorably with respect to these factors, although no assurance can be given that it will be able to continue to do so.

EMPLOYEES

     As of July 31, 1997, Gynecare employed 50 individuals, of which 14 are engaged directly in research, development and regulatory activities, 13 in manufacturing and 23 in marketing, sales and administrative positions. Gynecare is dependent on its ability to attract and retain qualified scientific, technical and key management personnel. None of Gynecare's employees are covered by a collective bargaining agreement. Gynecare believes that it maintains good relations with its employees.

PRODUCT LIABILITY AND INSURANCE

     Gynecare's business involves the risk of product liability claims. Gynecare has not experienced any product liability claims to date. Although Gynecare maintains product liability insurance with coverage limits of $3,000,000 per occurrence and an annual aggregate maximum of $3,000,000, there can be no assurance that product liability claims will not exceed such insurance coverage limits, which could have a material adverse effect on Gynecare, or that such insurance will continue to be available on commercially reasonable terms or at all.

PROPERTIES

     Gynecare occupies a facility consisting of approximately 24,000 square feet in Menlo Park, California pursuant to a lease expiring in September 2001. The lease has a three-year renewal option exercisable at Gynecare's discretion. This facility is expected to accommodate Gynecare's planned growth for several years. Gynecare has obtained a manufacturing license from the State of California in order to manufacture its products and has registered this facility with the FDA in order to commence commercial product sales of the VersaPoint system within the United States.

LITIGATION

     On September 3, 1997, Gynecare was served with a complaint filed by John A. Aronica, a former shareholder of Origin, in the United States District Court for the District of Connecticut. The complaint names Gynecare, Eli Lilly & Company, Inc., Origin and a former officer and a current officer of Origin. The complaint alleges fraud, breach of the duty of good faith and fair dealing, breach of fiduciary duties of officers and directors of Origin and fraudulent conveyance arising from the original formation transactions of Origin and Gynecare and seeks unspecified damages. Gynecare filed a motion to dismiss the complaint on October 6, 1997. While Gynecare believes that the complaint is without merit, the litigation is at an early stage and there can be no assurance that Gynecare will prevail.

                 SELECTED HISTORICAL FINANCIAL DATA OF GYNECARE

     The information set forth below for Gynecare should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GYNECARE" and the Financial Statements of Gynecare and Notes thereto included elsewhere in this Proxy Statement/Prospectus. The selected financial data as of December 31, 1993 and for the year then ended and for the period from January 1, 1994 to March 7, 1994 are derived from audited financial statements of the Uterine Balloon Therapy Business Operations of Origin that have been included elsewhere herein and is qualified by reference to such Financial Statements of Gynecare and Notes thereto. Certain costs and expenses presented in the statement of operations of the Uterine Balloon Therapy Business Operations of Origin represent allocations and management estimates. As a result, the statements of operations presented for periods prior to March 8, 1994 are not strictly comparable to those of subsequent periods and may not be indicative of the results of operations that would have been achieved had the Uterine Balloon Therapy Business Operations of Origin operated as a non-affiliated entity during such period. The selected financial data set forth below with respect to Gynecare's Statements of Operations for the period from March 8, 1994 (Date of Inception) to December 31, 1994 and for the years ended December 31, 1995 and 1996 and the balance sheets at December 31, 1994, 1995 and 1996 are derived from audited financial statements of Gynecare that have been included elsewhere herein and are qualified by reference to such Financial Statements of Gynecare and Notes related thereto. The Gynecare selected historical financial information at and for the six month periods ended June 30, 1996 and 1997 are derived from the unaudited historical financial statements of Gynecare, which are included elsewhere herein and, in the opinion of the management of Gynecare, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information for such periods. The unaudited results of operations for the six months ending June 30, 1997 are not indicative of the results of operations for fiscal 1997 or for any other period.

                                             FULL YEAR 1994
                                ----------------------------------------
                      UTERINE BALLOON THERAPY
                   BUSINESS OPERATIONS OF ORIGIN          COMPANY
                          MEDSYSTEMS, INC.          --------------------                                       (UNAUDITED)
                  --------------------------------     MARCH 8, 1994                                        SIX MONTHS ENDED
                   YEAR ENDED                             (DATE OF         YEAR ENDED     YEAR ENDED    -------------------------
                  DECEMBER 31,  JANUARY 1, 1994 TO     INCEPTION) TO      DECEMBER 31,   DECEMBER 31,    JUNE 30,      JUNE 30,
                    1993(1)      MARCH 7, 1994(1)   DECEMBER 31, 1994(1)      1995           1996          1996          1997
                  ------------  ------------------  --------------------  ------------   ------------   -----------   -----------
STATEMENTS OF
 OPERATIONS DATA
Revenues.........  $       --       $       --          $         --      $   849,000    $   962,000    $   475,000   $   572,000
Cost of goods
 sold............          --               --                    --          799,000      1,657,000        700,000       807,000
                     --------         --------            ----------       ----------    -----------     ----------    ----------
 Gross
 profit/(loss)...          --               --                    --           50,000       (695,000)      (225,000)     (235,000)
                     --------         --------            ----------       ----------    -----------     ----------    ----------
Operating
 expenses:
 Research and
   development...     883,000          122,000             1,354,000        2,415,000      5,025,000      2,504,000     2,287,000
 Selling, general
   and
administrative...      97,000            7,000               880,000        2,655,000      5,244,000      2,355,000     3,665,000
                     --------         --------            ----------       ----------    -----------     ----------    ----------
 Total operating
   expenses......     980,000          129,000             2,234,000        5,070,000     10,269,000      4,859,000     5,952,000
                     --------         --------            ----------       ----------    -----------     ----------    ----------
Loss from
 operations......    (980,000)        (129,000)           (2,234,000)      (5,020,000)   (10,964,000)    (5,084,000)   (6,187,000)
Interest income,
 net.............          --               --               165,000          454,000        764,000        430,000       212,000
                     --------         --------            ----------       ----------    -----------     ----------    ----------
Net loss.........  $ (980,000)      $ (129,000)         $ (2,069,000)     $(4,566,000)   $(10,200,000)  $(4,654,000)  $(5,975,000)
                     ========         ========            ==========       ==========    ===========     ==========    ==========
Net loss per
 share...........  $       --       $       --          $      (1.25)     $     (1.87)   $     (1.24)   $     (0.57)  $     (0.72)
Shares used in
 computing net
 loss per
 share...........          --               --             1,658,000        2,438,000      8,209,000      8,157,000     8,297,000

(1) The periods beginning March 8, 1994 reflect data of Gynecare. The periods prior to and including March 7, 1994 reflect data of the Uterine Balloon Therapy Business Operation of Origin, all of the assets of which were acquired by Gynecare on March 8, 1994.

                                      UTERINE BALLOON
                                      THERAPY BUSINESS
                                    OPERATIONS OF ORIGIN
                                      MEDSYSTEMS, INC.                                                          (UNAUDITED)
                                        DECEMBER 31,         DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      JUNE 30,
                                            1993                 1994             1995             1996            1997
                                    --------------------     ------------     ------------     ------------     ----------
BALANCE SHEET DATA
Cash, cash equivalents and
  short-term investments........         $       --           $4,106,000       $22,710,000      $13,071,000     $7,929,000
Working capital.................            (89,000)           3,648,000       23,016,000       12,800,000       6,958,000
Total assets....................          2,000,000            6,495,000       28,271,000       18,398,000      13,017,000
Long-term debt                                   --                   --          458,000          458,000         384,000
Accumulated deficit.............                 --           (2,069,000)      (6,635,000)     (16,835,000)     (22,810,000)
Total stockholders' equity......                 --            5,900,000       26,308,000       16,534,000      10,706,000
Origin's net investment.........          1,911,000                   --               --               --              --

---------------

     The following table combines 1994 data for the Uterine Balloon Therapy Business Operations of Origin (for the period from January 1, 1994 to March 7,
1994) and Gynecare (for the period from March 8, 1994 to December 31, 1994) in order to facilitate management's discussion of financial results. Certain costs and expenses presented in the statements of operations of the Uterine Balloon Therapy Business Operations of Origin represent allocations and management estimates. As a result, the statements of operations presented for periods prior to March 8, 1994 are not strictly comparable to those of subsequent periods and may not be indicative of the results of operations that would have been achieved had the Uterine Balloon Therapy Business Operations of Origin operated as a non-affiliated entity during such period.

                                                           UTERINE BALLOON
                                                           THERAPY BUSINESS
                                                            OPERATIONS OF
                                                                ORIGIN
                                                           MEDSYSTEMS, INC.
                                                              YEAR ENDED            COMBINED
                                                             DECEMBER 31,          YEAR ENDED
                                                                 1993           DECEMBER 31, 1994
                                                           ----------------     -----------------
Net revenues...........................................       $       --           $        --
Cost of goods sold.....................................               --                    --
                                                              ----------            ----------
  Gross profit.........................................               --                    --
                                                              ----------            ----------
Operating expenses
  Research and development.............................          883,000             1,476,000
  Selling, general and administrative..................           97,000               887,000
                                                              ----------            ----------
       Total operating expenses........................          980,000             2,363,000
                                                              ----------            ----------
Loss from operations...................................         (980,000)           (2,363,000)
Interest income, net...................................               --               165,000
                                                              ----------            ----------
       Net loss........................................       $ (980,000)          $(2,198,000)
                                                              ==========            ==========

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS OF GYNECARE

     THIS SECTION OF THIS PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. GYNECARE'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED ABOVE IN "BUSINESS OF GYNECARE" AND BELOW UNDER "-- OTHER FACTORS AFFECTING OPERATING RESULTS".

RESULTS OF OPERATIONS--COMPARISON OF 1996, 1995 AND 1994

     Year Ended December 31, 1996 Compared to Year Ended December 31,
1995. Revenues for the year ended December 31, 1996 increased 13% to $962,000 from $849,000 in fiscal 1995. Substantially all of the revenues to-date have been generated from international sales of the ThermaChoice Uterine Balloon Therapy system. The increase in revenues from those in fiscal 1995 was primarily the result of the continued expansion of international sales of the ThermaChoice Uterine Balloon Therapy system.

     Cost of goods sold increased 107% from $799,000 in fiscal 1995 to $1,657,000 in fiscal 1996. This increase was primarily the result of excess capacity incurred in Gynecare's new manufacturing facility in Menlo Park, California and the cost of non-revenue generating product shipped to support Gynecare's ongoing efforts to achieve third-party reimbursement in international markets.

     The ThermaChoice controller and the VersaPoint system, including the generator and microelectrodes, are manufactured by contract manufacturers under OEM supply agreements. Gynecare currently manufactures the disposable balloon catheter component of the ThermaChoice Uterine Balloon Therapy system at its headquarters in Menlo Park, California. For the foreseeable future, Gynecare expects that manufacturing start-up and overhead costs spread over low production volumes combined with the cost of using contract manufacturers to produce the ThermaChoice controller and VersaPoint system will continue to have an adverse effect on gross margins.

     Gynecare's research and development expenses increased 108% from $2,415,000 in fiscal 1995 to $5,025,000 in fiscal 1996. This increase was principally due to the costs of the U.S. clinical trials of the ThermaChoice Uterine Balloon Therapy system, which began in January 1996, increased expenditures associated with the continuing development of the ThermaChoice Uterine Balloon Therapy system and the ongoing development of the VersaPoint system, including the costs of clinical studies and the submission for FDA clearance to market VersaPoint in the U.S. Such FDA clearance was received in November 1996.

     Gynecare's selling, general and administrative expenses increased 98% from $2,655,000 in fiscal 1995 to $5,244,000 in fiscal 1996. This increase was primarily the result of Gynecare's increased investment in sales and marketing activities in 1996 focused on obtaining reimbursement in international markets and managing the international distributor network for its ThermaChoice Uterine Balloon Therapy system. Growth in Gynecare's sales and marketing, accounting and administrative staff from ten employees at December 31, 1995 to seventeen at December 31, 1996 further contributed to the increase in selling, general and administrative expenses. Selling, general and administrative expenses are expected to continue to increase in 1997. The time period during which these expenses are expected to continue to increase is a forward-looking statement involving risks and uncertainties, including the rate at which Gynecare establishes its sales and distribution network and the rate at which sales increase.

     Net interest income increased 68% to $764,000 in fiscal 1996, from $454,000 in fiscal 1995. This increase was primarily the result of the increased level of cash and investments held by Gynecare compared to that held during fiscal 1995 as a result of the completion of Gynecare's initial public offering in November 1995.

     Year Ended December 31, 1995 Compared To Combined Year Ended December 31, 1994. Revenues for the year ended December 31, 1995 were $849,000. No revenues were recorded for the combined year ended December 31, 1994. All of the revenues during fiscal 1995 were generated from sales of the ThermaChoice

Uterine Balloon Therapy system. For the year ended December 31, 1995, cost of goods sold was $799,000, resulting in gross profit of $50,000 and gross profit as a percentage of revenue of 6%.

     Gynecare's research and development expenses increased to $2,415,000 for the year ended December 31, 1995 from $1,476,000 for the combined year ended December 31, 1994, primarily due to an increase in the research and development staff, an increase in expenditures associated with the continuing development of the ThermaChoice Uterine Balloon Therapy system, investigation into several other potential products licensed by Gynecare and increased cost of clinical trials.

     Gynecare's selling, general and administrative expenses increased to $2,655,000 for the year ended December 31, 1995 from $887,000 for the combined period ended December 31, 1994. The increase was primarily the result of increases in sales and marketing, accounting and administrative staff, and increased marketing and sales activities associated with the international sales of the ThermaChoice Uterine Balloon Therapy system which commenced in March 1995.

     Interest income increased to $454,000 for the year ended December 31, 1995 from $165,000 for the combined period ended December 31, 1994. The increase was primarily the result of the increased level of cash, cash equivalents and short-term investments held by Gynecare during 1995 compared to 1994 as a result of the sale of preferred stock of Gynecare ("Preferred Stock") to investors in May 1995 and the completion of Gynecare's initial public offering in November 1995.

     Combined Year Ended December 31, 1994 Compared to Uterine Balloon Therapy Business Operations of Origin Medsystems, Inc. for the Year Ended December 31, 1993. The combined research and development expenses for the year ended December 31, 1994 were $1,476,000 compared to $883,000 for the year ended December 31, 1993. This 67% increase was due to an increase in research and development staff, increased expenditures related to the continuing development of the ThermaChoice Uterine Balloon Therapy system following Gynecare's acquisition of the technology and costs of clinical trials.

     Selling, general and administrative expenses increased to $887,000 for the combined year ended December 31, 1994 from $97,000 for the year ended December 31, 1993. The increase was primarily the result of increases in sales and marketing, accounting and administrative staff following Gynecare's acquisition of the technology.

     Interest income increased to $165,000 for the combined year ended December 31, 1994. There was no interest income for the year ended December 31, 1993. The increase was primarily the result of the increased level of cash and cash equivalents held by Gynecare during 1994 as a result of the sale of preferred stock of Gynecare to investors in March 1994.

RESULTS OF OPERATIONS--PERIODS ENDED JUNE 30, 1997 COMPARED TO THE PERIODS ENDED JUNE 30, 1996

     Revenues increased 39% to $303,000 in the second quarter of fiscal 1997 and 20% to $572,000 in the first half of fiscal 1997 from $218,000 and $475,000 in the corresponding periods of fiscal 1996. Substantially all of the revenues to-date have been generated from international sales of the ThermaChoice Uterine Balloon Therapy system. The growth in revenues over the corresponding periods of fiscal 1996 was primarily the result of increased sales of the ThermaChoice catheter, as an increasing number of ThermaChoice procedures were performed internationally, and shipments of the VersaPoint system during the first quarter of 1997.

     Cost of goods sold increased 8% to $409,000 in the second quarter of fiscal 1997 and 15% to $807,000 in the second half of fiscal 1997 from $379,000 and $700,000 in the corresponding periods of fiscal 1996. These increases were primarily the result of the increased level of revenues during the related periods.

     Gynecare's research and development expenses decreased 19% to $1,085,000 and 9% to $2,287,000 for the quarter and six month period ended June 30, 1997 from $1,343,000 and $2,504,000 for the corresponding periods of fiscal 1996. This decrease was principally due to decreased expenditures resulting from the completion of the U.S. clinical trials of the ThermaChoice Uterine Balloon Therapy system, which commenced in January 1996 and ended in early October 1996, and the absence of costs associated with the clinical studies and submission for FDA clearance to market VersaPoint in the U.S. Such FDA clearance was received in November 1996.

     Gynecare's selling, general and administrative expenses increased 43% to $1,854,000 and 56% to $3,665,000 for the second quarter and first half of fiscal 1997 from $1,296,000 and $2,355,000 for the corresponding periods of fiscal 1996. The increase was primarily the result of Gynecare's increased investment in sales and marketing activities including retention of direct marketing personnel in Canada and several other European countries, Gynecare's ongoing efforts to obtain reimbursement in international markets, and managing the international distributor network. Growth in Gynecare's sales and marketing, accounting and administrative staff from sixteen employees at June 30, 1996 to twenty-three at June 30, 1997 further contributed to the increase in selling, general and administrative expenses.

     Net interest income decreased to $94,000 and $212,000 for the quarter and six month period ended June 30, 1997 from $194,000 and $430,000 for the corresponding periods of fiscal 1996. The decrease is primarily the result of the decreased level of cash and investments held by Gynecare during the second quarter and first half of fiscal 1997 compared to those held during the corresponding periods of fiscal 1996. This decreased level of cash and investments is the result of expending such resources to fund continuing operations.

     As a result of all of the above factors, Gynecare's total net loss increased to $2,951,000 and $5,975,000 for the quarter and six month period ended June 30, 1997 from $2,606,000 and $4,654,000 for the corresponding periods of fiscal 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Since inception, Gynecare's cash expenditures have significantly exceeded its revenues, resulting in an accumulated deficit of $22,810,000 at June 30, 1997. Gynecare has funded its operations primarily through the private placement of equity securities aggregating $15,361,000 during 1994 and 1995 and the completion of its initial public offering in November 1995 aggregating net proceeds of $15,223,000.

     Cash used by Gynecare's operations was $5,038,000 for the six months ended June 30, 1997 as compared to $4,719,000 for the corresponding period in fiscal 1996. Cash was used during the first half of fiscal 1997 primarily to fund the expansion of marketing programs for the ThermaChoice Uterine Balloon Therapy system in the U.S. and in international markets, the costs of obtaining reimbursement in existing markets, the ongoing development of the ThermaChoice Uterine Balloon Therapy and VersaPoint systems, and increased general and administrative expenses to support expanded operations.

     Gynecare's capital expenditures for the first half of fiscal 1997 and for the corresponding period in fiscal 1996 were $161,000 and $330,000, respectively. The decreased level of capital expenditures during the first half of fiscal 1997 compared to the corresponding period in fiscal 1996 was due primarily to reduced capital requirements to support U.S. clinical studies of the ThermaChoice Uterine Balloon Therapy system which commenced in January 1996. The patient treatment phase of this study ended in October 1996.

     During the first quarter of fiscal 1996, Gynecare exercised its option to extend its license and OEM supply agreement with Gyrus to include use of the VersaPoint technology in the field of laparoscopy. A $400,000 deposit on this OEM supply agreement was made in March 1996. Additional deposits of up to $600,000 will be due over the next 12 to 24 months.

     At June 30, 1997, Gynecare had outstanding borrowings totaling $739,000 under two secured credit facilities. Borrowings bear interest at the bank's prime rate plus 1.25%-1.50% per annum, are required to be repaid in monthly installments over 30 months, and are secured by a pledge of all of Gynecare's equipment and fixtures.

     Gynecare believes that its cash, cash equivalents and investments together with interest thereon will be sufficient to fund its operations and capital requirements through December 31, 1997. The estimate of this time period is a forward-looking statement involving risks and uncertainties, including the timing of FDA approval of the ThermaChoice Uterine Balloon Therapy system and demand for and market acceptance of

Gynecare's products, the progress of Gynecare's clinical research and product development programs, the receipt of and the time required to obtain other regulatory clearances and approvals, the resources Gynecare devotes to developing, manufacturing and marketing its products, the resources required to hire and develop a direct sales force in the United States, the resources required to expand manufacturing capacity and facilities requirements, the costs of obtaining reimbursement for use of Gynecare's ThermaChoice Uterine Balloon Therapy and VersaPoint systems in new and existing markets, and other factors. As such, there can be no assurance that Gynecare will not require additional financing prior to the end of 1997. Additional funding may not be available when needed or on terms acceptable to Gynecare, which would have a material adverse effect on Gynecare's business, financial condition and results of operations.

     Recent Accounting Pronouncements. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128), which specifies the computation, presentation and disclosure requirements for earnings per share. SFAS 128 supersedes Accounting Principles Board Opinion No. 15 and is effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 requires restatement of all prior-period earnings per share data presented after the effective date. SFAS 128 will not have a material impact on Gynecare's financial position, results of operations or cash flows.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS
130). SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS 130 is effective for fiscal years beginning after December 15, 1997, and reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS 130 is not expected to have a material impact on Gynecare's financial position, results of operations or cash flows.

     In June 1997, the Financial Accounting Standards Board also issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS 131 generally supersedes Statement of Financial Accounting Standards No. 14 "Financial Reporting for Segments of a Business Enterprise." SFAS 131 is effective for financial statements for periods beginning after December 15, 1997, and restatement of comparative information for earlier years is required. However, SFAS 131 is not required to be applied to interim financial statements in the initial year of application. SFAS 131 will not have a material impact on Gynecare's financial position, results of operations or cash flows.

OTHER FACTORS AFFECTING OPERATING RESULTS

     Gynecare operates in a rapidly changing environment that involves a number of uncertainties, some of which are beyond Gynecare's control. In addition to the uncertainties described above in "Business of Gynecare" and elsewhere in this Proxy Statement/Prospectus these uncertainties include:

     Dependence on a Limited Number of Products. Currently, the ThermaChoice Uterine Balloon Therapy and VersaPoint systems are the only products being marketed by Gynecare. Gynecare will be required to obtain regulatory approvals, including PMA approval from the FDA, before the ThermaChoice Uterine Balloon Therapy system can be marketed in the United States and in certain foreign countries, including Japan. There can be no assurance that Gynecare's efforts will be successful or that the ThermaChoice Uterine Balloon Therapy system will be safe or effective, capable of being manufactured in commercial quantities at acceptable costs, approved by appropriate regulatory or reimbursement authorities or successfully marketed. Gynecare's VersaPoint system has only recently received FDA clearance for marketing in the United States, and Gynecare has made limited shipments of the system. Furthermore, because the ThermaChoice Uterine Balloon Therapy and VersaPoint systems represent Gynecare's principal near-term focus, Gynecare could be required to cease operations if these products are not successfully commercialized. In addition, the continuing follow-up phase of the U.S. clinical trials of the ThermaChoice Uterine Balloon Therapy system may identify significant technical or other obstacles to be overcome prior to obtaining necessary regulatory or reimbursement approvals. Although there has been a significant success rate in the patients treated to date under the current protocol for the ThermaChoice Uterine Balloon Therapy system, there is only limited follow-up data for such patients. As a result, there can be no assurance that the success rate of the procedure will be sustainable or will not decrease over time. If the ThermaChoice Uterine Balloon Therapy system does not prove to be safe and effective in the long-term follow up of clinical trials, there would be a material adverse effect on Gynecare's business, financial condition and results of operations.

     Limited Operating History and Revenues; Anticipated Future
Losses. Gynecare has generated only limited revenues to date and has experienced net losses since its inception. As of June 30, 1997, Gynecare had an accumulated deficit of $22.8 million. Gynecare expects its operating losses to continue for at least the next several years. In addition, Gynecare expects that it will continue to expend substantial resources to fund clinical trials in support of regulatory and reimbursement approvals, expansion of marketing and sales activities and research and development. There can be no assurance that the ThermaChoice Uterine Balloon Therapy and VersaPoint systems will be successfully commercialized or that Gynecare will achieve significant revenues from either international or domestic sales. In addition, there can be no assurance that Gynecare will achieve or sustain profitability in the future.

     Uncertainty of Market Acceptance. Gynecare's success is dependent upon acceptance of the ThermaChoice Uterine Balloon Therapy and VersaPoint systems by the medical community as reliable, safe and cost-effective treatments for dysfunctional uterine bleeding and benign pathology. Gynecare is unable to predict how quickly, if at all, its products will be accepted by the medical community or, if accepted, the number of procedures that will be performed. The medical indications that can be treated with the ThermaChoice Uterine Balloon Therapy and VersaPoint systems can also be treated by surgery, drugs or other medical devices. Although Gynecare believes that its products have certain advantages over competing products and technologies, Gynecare does not have long-term clinical data demonstrating such advantages. There can be no assurance that any such advantages will be clinically significant. The ThermaChoice Uterine Balloon Therapy and VersaPoint systems are designed to be used with a local anesthetic in a clinic or physician's office. If physicians recommend or require that the procedures using the ThermaChoice or VersaPoint systems be performed under general anesthesia in a hospital or outpatient surgery center instead of under local anesthesia in a clinic or physician's office, market acceptance of the products would be adversely affected, which would have a material adverse effect on Gynecare's business, financial condition and results of operations. Although Gynecare believes that the ThermaChoice system may be adaptable to other uterine bleeding disorders, there can be no assurance that the product will be clinically effective for any other indications, that regulatory approval of the product for such other indications could be obtained, that treatment of such conditions would be commercially feasible or that additional markets for any such indications will develop. Obtaining FDA approval to market the ThermaChoice Uterine Balloon Therapy system for other indications is likely to require a long period of time and considerable expense. Patient population estimates are subject to inherent uncertainties, and Gynecare is unable to determine with any degree of certainty the number of patients for any indication or the number of patients who are suitable for treatment.

     Potential Fluctuations in Future Quarterly Results. Gynecare expects that its operating results will fluctuate significantly from quarter to quarter in the future and will depend on a number of factors, many of which are outside Gynecare's control. These factors include actions relating to regulatory and reimbursement matters, the extent to which Gynecare's products gain market acceptance, the rate at which Gynecare establishes its network of distributors and direct sales personnel in the U.S. and internationally, the timing and size of customer purchases, which may be influenced by volume purchase discounts and extended payment terms, and competition.

     Limited Manufacturing Experience; Dependence on Single Contract Manufacturers and Sole Source Suppliers; Scale-up Risk. Gynecare currently manufactures certain components of its products and depends on contract manufacturers for the production of certain components of the ThermaChoice Uterine Balloon

Therapy system and the entire VersaPoint system. Gynecare expects to continue to depend on such manufacturers for the foreseeable future. The integration of Gynecare's operations into new facilities, which occurred in November 1995, has resulted and may continue to result in inefficiencies. Specifically, manufacturers often encounter difficulties in production of new products, including problems involving production yields, quality control and assurance, component supply and shortages of qualified personnel. Gynecare may experience a shortage of manufacturing capacity if the new facility fails to operate as planned. Although Gynecare intends to maintain sufficient levels of inventory to avoid any material disruption resulting from the continuing scale-up of Gynecare's facility, there can be no assurance that Gynecare will be able to manufacture and supply sufficient quantities of products to meet product requirements for commercial sales. Additionally, any delay or difficulty in continuing manufacturing activities at its facility, or the inability of Gynecare's contract manufacturers to supply required materials and Gynecare subsequently not being able to successfully find an alternative source of supply in a timely manner, may have a material adverse effect on Gynecare's business, financial condition and results of operations. For the foreseeable future, Gynecare expects that manufacturing and overhead costs spread over low production volumes combined with the cost of using contract manufacturers to produce the ThermaChoice controller and VersaPoint system will continue to have an adverse effect on gross margins.

     Potential Volatility of Stock Price. The securities markets have, from time to time, experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. The market prices of the common stock of many publicly-held medical device companies have in the past been, and can in the future be expected to be, especially volatile. Announcements of technological innovations or new products by Gynecare or its competitors, developments or disputes concerning patents or proprietary rights, regulatory developments, the issuance of new or changed stock market analyst reports and recommendations, and economic and other external factors, as well as period-to-period fluctuations in Gynecare's financial results, have had and may continue to have in the future a significant impact on the market price of Gynecare Common Stock.

     Future Capital Needs. Gynecare's capital requirements depend on a number of factors, including the timing of FDA approval of the ThermaChoice Uterine Balloon Therapy system, and demand for and market acceptance of Gynecare's products, the progress of Gynecare's clinical research and product development programs, the receipt of and the time required to obtain regulatory clearances and approvals, the resources Gynecare devotes to developing, manufacturing and marketing its products, the resources required to hire and develop a direct sales force in the United States, the resources required to expand manufacturing capacity and facilities requirements, the costs of obtaining reimbursement for use of Gynecare's ThermaChoice Uterine Balloon Therapy and VersaPoint systems in new and existing markets, and other factors. While Gynecare believes that its cash, cash equivalents and short-term investments together with interest thereon will be sufficient to fund its operations and capital requirements through December 31, 1997, there can be no assurance that Gynecare will not require additional financing prior to the end of 1997. The estimate of this time period is a forward-looking statement involving risks and uncertainties and actual results may differ materially as a result of a number of factors including those noted above. Should additional be required, such funding may not be available when needed or on terms acceptable to Gynecare, which would have a material adverse effect on Gynecare's business, financial condition and results of operations.

     Control by Directors and Executive Officers. The directors and executive officers of Gynecare, and certain of their affiliates, beneficially owned approximately 51% of the outstanding shares of Gynecare Common Stock as of September 25, 1997. Accordingly, these persons, individually and as a group, may be able to effectively control Gynecare and direct its affairs and business, including any determination with respect to the acquisition or disposition of assets by Gynecare, future issuances of Gynecare Common Stock or other securities by Gynecare, declaration of dividends on Gynecare Common Stock and the election of directors. Such concentration of ownership may also have the effect of delaying, deferring or preventing a change in control of Gynecare.

              EXECUTIVE OFFICERS OF GYNECARE FOLLOWING THE MERGER

     The following table sets forth certain information as of September 25, 1997 regarding the executive officers of Gynecare, who will become officers of the Surviving Corporation as of the Effective Time of the Merger.

                NAME                    AGE                       POSITION
-------------------------------------   ---    -----------------------------------------------
Roseanne Hirsch......................   50     President and Chief Executive Officer
Roddy Clark..........................   51     Vice President of Sales
Malcolm M. Farnsworth, Jr............          Vice President, Chief Financial Officer and
                                        45     Secretary
Augustine Y. Lien....................   52     Vice President of Operations
Milton B. McColl, M.D................   38     Vice President and Medical Director

     MS. HIRSCH has been a director as well as President and Chief Executive Officer of Gynecare since April 1997. From February 1995 to April 1997, she was President and Chief Executive Officer of Luxar Corporation, a manufacturer of laser surgery tools for cosmetic, medical and dental applications. From 1992 to 1995, Ms. Hirsch served as Vice-President and General Manager of the Hemo Tech-Cardiac Surgery Division of Medtronic, Inc., a major manufacturer, developer and distributor of medical products, and from 1990 to 1992 she was Director, Custom Products for the Cardiopulmonary Group of Medtronic, Inc. She received an M.S. in Systems Management from the University of Southern California.

     MR. CLARK joined Gynecare in June 1997 as Vice President of Sales. Prior to joining Gynecare, Mr. Clark was President and Chief Operating Officer of Myelotec, Inc., a developer of micro-minimally invasive imaging and therapeutic products for chronic lower back pain. From 1993 until 1996, he was Chief Operating Officer of Horizon Medical Products, Inc., a medical product supplier, and from 1992 until 1993, he was President of Holomedics Consulting, a self-owned medical marketing firm. He is a graduate of Mercer University.

     MR. FARNSWORTH has served as Vice President, Chief Financial Officer and Secretary of Gynecare since its inception in March 1994. From December 1991 to December 1994, he was Vice President and Chief Financial Officer of Origin, a manufacturer of minimally invasive surgical devices. From March 1994 to December 1994, he served as an officer of both Gynecare and Origin. From August 1990 to December 1991, Mr. Farnsworth was a consultant to several medical device companies including Cardiac Pathways, Inc., Cardiometrics, Inc., and Origin. Mr. Farnsworth, a certified public accountant, holds an M.B.A. degree from the University of California at Berkeley.

     MR. LIEN joined Gynecare in March 1995 as Vice President of Operations. From 1989 until joining Gynecare, he was Vice President of Operations for Menlo Care, Inc., a manufacturer of critical care catheters. From 1985 to 1989, Mr. Lien was employed as Director of Operations of Nellcor, Inc., a manufacturer of high performance electronic patient monitoring systems. Mr. Lien holds an M.S. degree in Operations Research from Stanford University and an M.B.A. degree from the University of Santa Clara.

     DR. MCCOLL joined Gynecare in April 1994 as Vice President and Medical Director. From 1989 until joining Gynecare, he served as Director of Marketing for Origin. From 1981 to 1988, Dr. McColl was a member of the National Football League's San Francisco 49ers. Dr. McColl holds an M.D. from Stanford University Medical School and three issued U.S. patents in the medical device field.

                         SECURITY OWNERSHIP OF GYNECARE

     The following table sets forth the beneficial ownership of Gynecare Common Stock as of September 25, 1997 of (i) each person known by Gynecare to beneficially own more than 5% of Gynecare Common Stock, (ii) each director,
(iii) each executive officer of Gynecare and (iv) all directors and executive officers as a group.

                                                                          SHARES OF GYNECARE
                                                                             COMMON STOCK
                                                                          BENEFICIALLY OWNED
                                                                     ----------------------------
                                                                      SHARES OF
                                                                       COMMON          PERCENT OF
                     NAME OF BENEFICIAL OWNER                        STOCK OWNED         TOTAL
------------------------------------------------------------------   -----------       ----------
Guidant Corporation(1)............................................    2,535,458           30.2%
 c/o F. Thomas Watkins III
 135 Constitution Drive
 Menlo Park, CA 94025
Mayfield Fund(2)..................................................    1,364,660           16.2%
 c/o A. Grant Heidrich
 2800 Sand Hill Road
 Menlo Park, CA 94025
Delphi Ventures(3)................................................      784,295            9.3%
 3000 Sand Hill Road
 Building 1, Suite 135
 Menlo Park, CA 94025
New Enterprise Associates(4)......................................      640,962            7.6%
 Suite 1025, Russ Building
 235 Montgomery Street
 San Francisco, CA 94104
Roseanne Hirsch(5)................................................       86,458          1.0%
Roddy Clark.......................................................           --           *
Malcolm M. Farnsworth, Jr.(6).....................................      107,501            1.3%
Augustine Y. Lien(7)..............................................       61,802           *
Milton B. McColl, M.D.(8).........................................       56,670           *
A. Lad Burgin, Ph.D.(9)...........................................       29,167           *
Elizabeth Connell, M.D.(10).......................................       13,685           *
Alan Levy, Ph.D.(11)..............................................       15,110           *
Mary Lake Polan, M.D., Ph.D.(12)..................................       14,726           *
William M. Hunter(13).............................................      107,373            1.3%
Steve Adams(14)...................................................       36,567           *
Vahid Saadat(15)..................................................       32,828           *
All directors and current executive officers as a group(16).......    4,285,237           51.0%

---------------

Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to Gynecare's knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Gynecare Common Stock shown as beneficially owned by such stockholder.

(1) Constitutes (i) options to purchase 4,583 shares held by Mr. Watkins exercisable within sixty days of September 25, 1997, (ii) 2,520,348 shares held by Origin for which Mr. Watkins disclaims beneficial ownership and
     (iii) 10,527 shares held by Mr. Watkins. Of the shares held by Mr. Watkins, 4,825 shares are subject to a right of repurchase by Gynecare within 60 days of September 25, 1997. Guidant Corporation is a manufacturer of medical devices.

(2) Constitutes (i) 78,003 shares held by Mayfield Associates Fund II of which Mr. Heidrich is general partner, (ii) options to purchase 4,583 shares held by Mr. Heidrich and exercisable within 60 days of September 25, 1997, and
     (iii) 1,282,074 shares held by Mayfield VII. Of such shares, 4,167 shares are subject to a right of repurchase by Gynecare within 60 days of September 25, 1997. Mr. Heidrich and William D. Unger are general partners of Mayfield VII Management Partners, which is the general partner of Mayfield VII and Mayfield Associates Fund II. Mr. Heidrich and Mr. Unger disclaim beneficial ownership of these shares except to the pecuniary interest they will derive from these shares. Mayfield Fund is a venture capital partnership.

(3)  Delphi Ventures is a venture capital partnership.

(4)  New Enterprise Associates is a venture capital partnership.

(5) Includes options to purchase 36,458 shares exercisable within 60 days of September 25, 1997.

(6) Includes (i) options to purchase 1,667 shares exercisable within 60 days of September 25, 1997, and (ii) 31,469 shares held by Mr. Farnsworth as to which Gynecare has a right to repurchase as of 60 days from September 25, 1997.

(7) Includes (i) options to purchase 3,070 shares exercisable within 60 days of August 29, 1997, and (ii) 20,224 shares held by Mr. Lien as to which Gynecare has a right to repurchase as of 60 days from September 25, 1997.

(8) Includes (i) options to purchase 7,500 shares exercisable within 60 days of September 25, 1997 and (ii) 9,211 shares held by Dr. McColl as to which Gynecare has a right to repurchase as of 60 days from September 25, 1997.

(9) Constitutes options to purchase 29,167 shares exercisable within 60 days of September 25, 1997.

(10) Includes (i) options to purchase 5,021 shares exercisable within 60 days of September 25, 1997, and (ii) 1,755 shares held by Dr. Connell as to which Gynecare has a right to repurchase as of 60 days from September 25, 1997.

(11) Includes (i) options to purchase 4,583 shares exercisable within 60 days of September 25, 1997, and (ii) 3,509 shares held by Dr. Levy as to which Gynecare has a right to repurchase as of 60 days from September 25, 1997.

(12) Includes (i) options to purchase 4,802 shares exercisable within 60 days of September 25, 1997, and (ii) 3,290 shares held by Dr. Polan as to which Gynecare has a right to repurchase as of 60 days from September 25, 1997.

(13) Constitutes shares acquired upon exercise of options on August 8, 1996. Mr. Hunter resigned as President and Chief Executive Officer effective July 11, 1996.

(14) Constitutes shares acquired upon exercise of options on July 5, 1995. Mr. Adams resigned as Vice President of International Sales effective June 2, 1997.

(15) Mr. Saadat resigned as Vice President of Research and Development effective July 25, 1997.

(16) Includes (i) options to purchase 101,434 shares exercisable within 60 days of September 25, 1997, and (ii) 78,450 shares as to which Gynecare has a right to repurchase as of 60 days from September 25, 1997.

*     Less than 1%.

                       EXECUTIVE COMPENSATION OF GYNECARE

     The following table sets forth certain information regarding compensation paid by Gynecare for services rendered during fiscal 1996 by the former Chief Executive Officers of Gynecare, and each of the four additional current or former executive officers of Gynecare whose total compensation in fiscal 1996 equaled or exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                      ------------
                                                            ANNUAL COMPENSATION        SECURITIES
                                                          -----------------------      UNDERLYING
NAME AND PRINCIPAL POSITION                      YEAR      SALARY        BONUS        OPTIONS (#)
---------------------------------------------    ----     --------     ----------     ------------
A. Lad Burgin(1).............................    1996     $150,000             --         15,000
                                                 1995           --             --             --
William M. Hunter(2).........................    1996     $164,689             --             --
                                                 1995      160,000             --             --
Steve Adams..................................    1996     $150,000     $   17,296             --
  Vice President of International Sales(3)       1995      125,000                        60,526
Malcolm M. Farnsworth, Jr....................    1996     $128,400             --             --
  Vice President and Chief Financial Officer     1995      120,000                       107,894
Augustine Y. Lien............................    1996     $124,900             --             --
  Vice President of Operations                   1995      120,000                        57,104
Vahid Saadat.................................    1996     $114,400             --             --
  Vice President of Research and Development     1995      110,000             --         63,158

---------------
(1) Dr. Burgin was appointed President and Chief Executive Officer of Gynecare effective July 11, 1996. Dr. Burgin resigned from such position effective April 21, 1997. Effective as of such date, Roseanne Hirsch was appointed as Gynecare's new President and Chief Executive Officer. Ms. Hirsch's salary on an annualized basis is $200,000 per year.

(2) Mr. Hunter resigned from his position as President and Chief Executive Officer of Gynecare on July 11, 1996.

(3) Mr. Adams resigned effective June 2, 1997. Effective June 23, 1997, Roddy Clark was appointed Vice President of Sales. Mr. Clark's salary on an annualized basis is $140,000 per year.

                          OPTION GRANTS IN FISCAL 1996

     The following table sets forth information as to the options granted to the Named Executive Officers during the fiscal year ended December 31, 1996.

                                           NUMBER OF         % OF TOTAL
                                           SECURITIES         OPTIONS
                                           UNDERLYING        GRANTED TO      EXERCISE PRICE
                                            OPTIONS         EMPLOYEES IN       PER SHARE        EXPIRATION
                NAME                     GRANTED (#)(1)     FISCAL YEAR           ($)              DATE
-------------------------------------    --------------     ------------     --------------     ----------
A. Lad Burgin........................         7,500               4%               $5 3/8         07/18/06
                                              7,500               4%               $7             11/21/06

---------------
(1) All options were granted under Gynecare's 1994 Stock Option Plan. Such options have an exercise price equal to the fair market value of Gynecare Common Stock on the date of grant. In fiscal 1997, Roseanne Hirsch and Roddy Clark, President and Chief Executive Officer and Vice President of Sales, respectively, were granted options to purchase an aggregate of 450,000 shares and 75,000 shares, respectively, of Gynecare Common Stock. The option exercise price for Ms. Hirsch's options is $5.75 per share and the option exercise price for Mr. Clark's options is $6.56 per share.

   AGGREGATE STOCK OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END VALUES

     The following table sets forth information as to the option exercises and holdings of the Named Executive Officers during the fiscal year ended December 31, 1996.

                             YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                                OPTIONS AT                     OPTIONS AT
                                SHARES                      DECEMBER 31, 1996             DECEMBER 31, 1996(1)
                              ACQUIRED ON    VALUE     ----------------------------   ----------------------------
            NAME               EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----------------------------  -----------   --------   ------------   -------------   ------------   -------------
A. Lad Burgin...............         --           --      10,000           5,000         $9,688         $ 2,500
William M. Hunter(2)........     23,000     $198,260          --              --             --              --
                                107,373     $455,798

---------------

(1) Calculated by determining the difference between the closing price as reported on the Nasdaq National Market of Gynecare Common Stock on December 31, 1996, the last day of trading for 1996, underlying the options and the exercise price.

(2) William Hunter resigned from his position as President and Chief Executive Officer of Gynecare on July 11, 1996. In accordance with the terms of a Settlement Agreement and Mutual Release between Gynecare and Mr. Hunter, the vesting on a portion of Mr. Hunter's options was accelerated such that a total of 107,373 shares were exercisable as of the date of his termination.

                        CERTAIN TRANSACTIONS OF GYNECARE

     On January 1, 1995, Gynecare and Origin entered into a Supply Agreement under which Origin manufactures Gynecare's disposable balloon catheter. For the fiscal year ended December 31, 1995, Gynecare paid Origin approximately $410,000 for the product supplied under the agreement. The agreement was terminated in December 1995 as Gynecare began manufacturing its disposable balloon catheter in its new facility.

     In May 1995, Gynecare sold 1,178,366 shares of Series C Preferred Stock at a purchase price of $7.96 per share. Origin, Mayfield Fund, Delphi Ventures and New Enterprise Associates, all of which are greater than 5% stockholders of Gynecare, purchased 125,612, 628,060, 62,805 and 125,612 shares, respectively, of Series C Preferred Stock. In July 1995, Gynecare sold an additional 5,262 shares of Series C Preferred Stock to Steve Adams, a former executive officer of Gynecare, at a purchase price of $7.96 per share. Each share of Series C Preferred Stock was automatically converted into one share of Gynecare Common Stock upon the closing of Gynecare's initial public offering in November 1995.

     Such holders have rights to demand registration under the Securities Act of shares of Gynecare Common Stock issued upon conversion of shares of preferred stock previously held by them (including Gynecare Common Stock issuable upon conversion of Series A Preferred Stock and Series B Preferred Stock previously held by them and converted into Gynecare Common Stock) on two occasions beginning in November 1996. In addition, in the event Gynecare proposes to register any of its securities under the Securities Act, such persons will have rights, subject to certain exceptions and limitations, to have shares of such Gynecare Common Stock included in such registration statement. Each share of Series A Preferred Stock and Series B Preferred Stock was automatically converted into one share of Gynecare Common Stock upon the closing of Gynecare's initial public offering.

     Origin is a wholly-owned subsidiary of Guidant, a publicly traded medical device company. F. Thomas Watkins, III, a Director of Gynecare, is the President of Origin and a Vice President of Guidant. On March 25, 1994, Gynecare and Origin entered into a Management Services Agreement. Under the agreement, Origin provides office space, utilities, telephone service, maintenance and security services at hourly rates, payable monthly. Payments to Origin under this agreement for the fiscal year ended December 31, 1995 were approximately $1,089,000. The agreement terminated on December 31, 1995.

     In June 1995, Gynecare and Origin Canada entered into an agreement whereby Origin Canada obtained exclusive rights to market Gynecare's products in Canada. Sales to Origin Canada for the fiscal year ended December 31, 1996 totaled approximately $119,000. In April 1997, Gynecare and Origin Canada extended the agreement for an additional two years.

     In October 1995, Gynecare and Origin entered into an Assignment Agreement pursuant to which Origin assigned to the Company an issued United States patent and rights to certain foreign applications in consideration for approximately $45,000. This royalty-bearing agreement covers potential future modifications to the Uterine Balloon Therapy system. Additionally, pursuant to such agreement, Gynecare granted to Origin a non-exclusive, royalty-free license under such patent for use in fields other than gynecology.

     Gynecare entered into an Employment Agreement with Roseanne Hirsch, effective as of April 21, 1997, pursuant to which Ms. Hirsch serves as Gynecare's President and Chief Executive Officer and receives a base salary of $200,000 per year. In addition, in the event Ms. Hirsch is terminated without cause (including not being assigned a position comparable to her Chief Executive Officer position following any merger of Gynecare), she shall be entitled to receive her full salary for a period of 12 months after such termination. Pursuant to her Employment Agreement, Ms. Hirsch was granted options to purchase an aggregate of 450,000 shares of Gynecare Common Stock, of which options to purchase an aggregate of 50,000 shares of Gynecare Common Stock were fully vested on the date of grant and an aggregate of 400,000 shares of Gynecare Common Stock shall, pursuant to the terms of such options, become fully vested and exercisable at the Effective Time.

     Effective June 2, 1997, Gynecare entered into a Severance Agreement with Steve Adams, former Vice President of Sales, pursuant to which Mr. Adams received an additional six months of salary and six months of vesting of his stock options.

     In July 1997, Roddy Clark, Vice President of Sales of Gynecare, was granted options to purchase an aggregate of 75,000 shares of Gynecare Common Stock, all of which become fully vested and exercisable, if, following the merger or sale of Gynecare, Mr. Clark's employment is terminated without cause or Mr. Clark terminates for good reason.

     In connection with the formation of Gynecare, Origin assigned to Gynecare its license to patents, applications and confidential information developed through the date of assignment relating to the ThermaChoice Uterine Balloon Therapy system. Origin retained the exclusive right to use the assigned technology for ablation of the gall bladder worldwide. In August 1997, Origin released this right back to Gynecare. The exclusive, worldwide license assigned to Gynecare requires Gynecare to make certain minimum royalty payments and to pay a royalty based on net sales of products using ThermaChoice Uterine Balloon Therapy technology to the original inventors of the technology.

                    DESCRIPTION OF CAPITAL STOCK OF GYNECARE

     The authorized capital stock of Gynecare consists of 30,000,000 shares of Gynecare Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share of Gynecare ("Preferred Stock"). As of the Record Date, there were 8,407,194 shares of Gynecare Common Stock outstanding held of record by approximately 94 stockholders and no shares of Preferred Stock outstanding.

GYNECARE COMMON STOCK

     Holders of Gynecare Common Stock are entitled to one vote per share in all matters to be voted on by the stockholders, except that the Gynecare By-laws provide that at a stockholders' meeting at which directors are to be elected, a stockholder will be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) if the candidates' names have been placed in nomination prior to commencement of the voting and the stockholder has given notice prior to commencement of the voting of the stockholder's intention to cumulate votes. Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, holders of Gynecare Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Gynecare Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Gynecare, holders of Gynecare Common Stock are entitled to share ratably in all assets remaining after payment of Gynecare's liabilities and the liquidation preference, if any, of any outstanding shares of Preferred Stock. Holders of Gynecare Common Stock have no preemptive rights and no rights to convert their Gynecare Common Stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Gynecare Common Stock are fully paid and non-assessable.

PREFERRED STOCK

     The Gynecare Board has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of Preferred Stock could adversely affect the voting power of holders of Gynecare Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of Gynecare.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

     Anti-Takeover Law. Gynecare is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a

"business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner or unless the interested stockholder acquired at least 85% of the corporation's voting stock (excluding shares held by certain designated stockholders) in the transaction in which it became an interested stockholder. For purposes of
Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the previous three years did own, 15% or more of the corporation's voting stock.

     Limitation of Director and Officer Liability. The Gynecare Certificate of Incorporation and the Gynecare Bylaws contain certain provisions relating to the limitation of liability and indemnification of directors and officers. The Gynecare Certificate of Incorporation provides that directors of Gynecare may not be held personally liable to Gynecare or its stockholders for monetary damages for a breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to Gynecare or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends, distributions and repurchases or redemptions of stock, or
(iv) for any transaction from which the director derives an improper benefit. However, such limitation does not limit the availability of non-monetary relief in any action or proceeding against a director. In addition, the Gynecare Certificate of Incorporation and the Gynecare Bylaws provide that Gynecare shall indemnify its directors and officers to the fullest extent authorized by Delaware law. Finally, Gynecare has entered into indemnification agreements with its executive officers and directors which provide for indemnification of such persons by Gynecare to the fullest extent permitted by Delaware law.

     Classified Board of Directors. The Gynecare Certificate of Incorporation provides that, so long as the Gynecare Board consists of more than two directors, the Gynecare Board will be divided into three classes of directors serving staggered three-year terms. As a result, one-third of the Gynecare Board is elected each year.

     No Stockholder Action by Written Consent. The Gynecare Certificate of Incorporation provides that stockholders can take action only at a duly called annual or special meeting of stockholders. Stockholders of Gynecare are, therefore, not able to take action by written consent in lieu of a meeting. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of management of Gynecare.

     See "COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF JOHNSON & JOHNSON AND GYNECARE."

                 COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF
                         JOHNSON & JOHNSON AND GYNECARE

     The rights of Johnson & Johnson stockholders are governed by Johnson & Johnson's Restated Certificate of Incorporation (the "Johnson & Johnson Certificate of Incorporation"), its By-laws (the "Johnson & Johnson By-laws") and the New Jersey Business Corporation Act (the "NJBCA"). The rights of Gynecare stockholders are governed by the Gynecare Certificate of Incorporation, the Gynecare By-laws and the DGCL. After the Effective Time, the rights of Gynecare stockholders who become Johnson & Johnson stockholders will be governed by the Johnson & Johnson Certificate of Incorporation, the Johnson & Johnson By-laws and the NJBCA.

     The following is a summary of the material differences between the rights of Johnson & Johnson stockholders and the rights of Gynecare stockholders. This summary is not intended to be complete and is qualified in its entirety by reference to applicable provisions of the NJBCA and the DGCL and to the Certificate of Incorporation and By-laws of each of Johnson & Johnson and Gynecare.

Size and Classification of the Board of Directors.

     Johnson & Johnson. The Johnson & Johnson Certificate of Incorporation and the Johnson & Johnson By-laws provide that the total number of Johnson & Johnson directors shall be not less than nine nor more than 18 as determined by the Johnson & Johnson Board from time to time. Johnson & Johnson currently has

13 directors. Directors are elected at each annual meeting of stockholders to serve until the next annual meeting. The Johnson & Johnson Board is not classified.

     Gynecare. The Gynecare Certificate of Incorporation provides that the number of directors which constitutes the whole Gynecare Board shall be designated in the Gynecare By-laws. The Gynecare By-laws currently provide that the Gynecare Board shall consist of not less than four nor more than seven. Gynecare currently has a classified Board of seven directors, consisting of two directors whose term expires in 1998, three directors whose term expires in 1999 and two directors whose term expires in 2000. The members of a single class are elected at each annual meeting of stockholders to serve until the expiration of the term for which they were elected.

Cumulative Voting

     Johnson & Johnson. Neither the Johnson & Johnson Certificate of Incorporation nor the Johnson & Johnson By-laws provide for cumulative voting with respect to the election of directors.

     Gynecare. The Gynecare By-laws provide that at a stockholders' meeting at which directors are to be elected, a stockholder will be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) if the candidates' names have been placed in nomination prior to commencement of the voting and the stockholder has given notice prior to commencement of the voting of the stockholder's intention to cumulate votes. If any stockholder has given such a notice, then every stockholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder's shares are normally entitled or (ii) by distributing the stockholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected.

Removal of Directors.

     Johnson & Johnson. The Johnson & Johnson Certificate of Incorporation and the Johnson & Johnson By-laws provide that directors of Johnson & Johnson may be removed, with cause, by a majority vote of the stockholders entitled to vote thereon.

     Gynecare. The Gynecare By-laws provide that any or all of the directors of Gynecare may be removed, with or without cause, by the holders of a majority of the outstanding shares of Gynecare then entitled to vote.

Special Meeting of Stockholders; Action by Written Consent.

     Johnson & Johnson. Under the Johnson & Johnson By-laws, a special meeting of the stockholders may be called at any time by the Chairman of the Board, a Vice-Chairman of the Board, the Chairman of the Executive Committee, a Vice-Chairman of the Executive Committee, the President or by a majority of the directors of the Board, and may be held on such business day and at such time and at such place within or without the State of New Jersey as is stated in the notice of the meeting.

     Pursuant to the NJBCA, any action required or permitted to be taken at a meeting of the Johnson & Johnson stockholders generally may be taken without a meeting if all the stockholders entitled to vote thereon consent thereto in writing.

     Gynecare. Under the Gynecare By-laws, a special meeting of stockholders may be called at any time by the Gynecare Board, by the Chairman of the Gynecare Board, by the President or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at such meeting.

     Pursuant to the Gynecare Certificate of Incorporation, Gynecare stockholders may not take any action by written consent in lieu of a meeting.

Stockholder Inspection Rights; Stockholder Lists.

     Johnson & Johnson. Pursuant to the NJBCA, a stockholder who has been a stockholder for at least six months or who holds, or is authorized in writing by holders of, at least five percent of the outstanding shares of any class or series of stock of Johnson & Johnson upon at least five days' written demand has the right for any proper purpose to inspect in person or by agent or attorney the minutes of the proceedings of Johnson & Johnson's stockholders and Johnson & Johnson's record of stockholders. Irrespective of the period such stockholder has held his or her stock or the amount of stock such stockholder holds, a court is empowered, upon proof of proper purpose, to compel production for examination by the stockholder of the books and records of account, minutes and record of stockholders of Johnson & Johnson.

     Gynecare. Pursuant to the DGCL and Gynecare's By-laws, any stockholder, in person or by attorney or other agent, may, upon written demand given under oath and stating the purpose thereof, inspect for any proper purpose Gynecare's stock ledger, a list of its stockholders and its other books and records. A proper purpose is a purpose reasonably related to such person's interest as a stockholder. A list of stockholders is to be open to the examination of any stockholder, for any purpose germane to a meeting of stockholders, for a period of at least 10 days prior to such meeting. The list is also to be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Amendment of Governing Documents.

     Johnson & Johnson. Under the NJBCA, a proposed amendment to a corporation's certificate of incorporation requires approval by the board of directors and an affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereof, unless a specific provision of the NJBCA or the certificate of incorporation provides otherwise. The Johnson & Johnson Certificate of Incorporation provides that if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class is required. The Johnson & Johnson Certificate of Incorporation also provides that the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, and the affirmative vote of a majority of the combined votes entitled to be cast by "disinterested stockholders" voting together as a single class is required to amend, repeal or adopt provisions inconsistent with Article Eighth of the Johnson & Johnson Certificate of Incorporation (relating to business combinations with interested parties); however, this 80% vote shall not be required for any such amendment, repeal or adoption which is unanimously recommended by the Johnson & Johnson Board if all its directors are independent directors.

     Pursuant to the NJBCA, the Johnson & Johnson Certificate of Incorporation and the Johnson & Johnson By-laws, the provisions of the Johnson & Johnson By-laws generally may be amended, added to, altered, changed or repealed in whole or in part (i) by the vote of the stockholders at a regular or special meeting of the stockholders or (ii) by the Johnson & Johnson Board at a regular or special meeting of the Johnson & Johnson Board, if notice of the proposed amendment is contained in the notice of such meeting, except that a By-law adopted or amended by the Johnson & Johnson Board may be superseded by stockholder action and such stockholder action may preempt any further action by the Johnson & Johnson Board.

     Gynecare. Pursuant to the DGCL, a proposed amendment to a corporation's certificate of incorporation requires a resolution adopted by the board of directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon and the affirmative vote of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class. If any such amendment would adversely affect the rights of any holders of shares of a class or series, the vote of the holders of a majority of all outstanding shares of such class or series, voting as a class, is also necessary to authorize such amendment.

     The Gynecare Certificate of Incorporation provides that any changes to Article Eleventh (regarding the classified Board), Article Thirteenth (regarding action by written consent) and Article Fourteenth (regarding the voting requirement described in this paragraph) require the affirmative vote of two-thirds of the combined voting power of all of the then outstanding shares of Gynecare entitled to vote.

     The DGCL provides that a corporation's by-laws may be adopted, amended or repealed by the stockholders, and if authorized in the corporation's certificate of incorporation or by-laws, by such corporation's Board of Directors. The Gynecare Certificate of Incorporation provides that the Gynecare Board may amend, alter, change or repeal the Gynecare By-laws. The Gynecare By-laws provide that the Gynecare Board may adopt, amend or repeal the Gynecare By-laws, other than a by-law or an amendment of a by-law changing the authorized number of directors (except to fix the authorized number of directors pursuant to a by-law providing for a variable number of directors).

Corporation's Best Interest.

     Johnson & Johnson. Under the NJBCA, the director of a New Jersey corporation, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be is the best interest of the corporation may consider any of the following (in addition to the effects of any action on stockholders): (i) the effects of the action on the corporation's employees, suppliers, creditors and customers, (ii) the effects of the action on the community in which the corporation operates and (iii) the long-term as well as the short-term interests of the corporation and its stockholders, including the possibility that these interests may best be served by the continued independence of the corporation. If, on the basis of the foregoing factors, the Board of Directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer, in which event the Board of Directors will have no obligation to facilitate, remove any obstacles to, or refrain from impeding such proposal or offer.

     Gynecare.  The DGCL does not include a comparable provision.

Required Vote for Authorization of Certain Actions.

     Johnson & Johnson. Under the NJBCA, the consummation of a merger or consolidation of a New Jersey corporation such as Johnson & Johnson, which was organized prior to January 1, 1969, requires the approval of such corporation's Board of Directors and the affirmative vote of two-thirds of the votes cast by the holders of shares of the corporation entitled to vote thereon, unless such corporation is the surviving corporation and (i) such corporation's certificate of incorporation is not amended; (ii) the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and (iii) the number of voting shares and participation shares outstanding after the merger will not exceed by 40% the total number of voting or participating shares of the surviving corporation before the merger. Similarly, in the case of a corporation organized prior to 1969, such as Johnson & Johnson, a sale of all or substantially all of a New Jersey corporation's assets other than in the ordinary course of business, or a voluntary dissolution of a New Jersey corporation, requires the approval of such corporation's Board of Directors and the affirmative vote of two-thirds of the votes cast by the holders of shares of the corporation entitled to vote thereon. Furthermore, the Johnson & Johnson Certificate of Incorporation contains provisions requiring the approval of at least 80% of the combined voting power of outstanding voting stock, voting together as a single class, to approve certain business combinations and transactions involving any five percent stockholder.

     Gynecare. The DGCL requires the affirmative vote of a majority of the Board of Directors of a Delaware corporation and at least a majority of such corporation's outstanding shares entitled to vote thereon to authorize a merger or consolidation, unless (i) such corporation is the surviving corporation, (ii) such corporation's certificate of incorporation is not amended, (iii) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding share of such corporation after the effective date of the merger and (iv) either no shares of common stock of such corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of such corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan, do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. A sale of all or substantially all of a Delaware corporation's assets or a voluntary dissolution of a Delaware corporation requires the affirmative vote of a majority of the Board of Directors and at least a majority of such corporation outstanding shares entitled to vote thereon.

Business Combinations.

     Johnson & Johnson. The NJBCA provides that no corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey (a "resident domestic corporation") may engage in any "business combination" (as defined in the NJBCA) with any interested stockholder (generally, a 10% or greater stockholder) of such corporation for a period of five years following such interested stockholder's stock acquisition, unless such business combination is approved by the Board of Directors of such corporation prior to the stock acquisition. A resident domestic corporation, such as Johnson & Johnson, cannot opt out of the foregoing provisions of the NJBCA.

     In addition, no resident domestic corporation may engage, at any time, in any business combination with any interested stockholder of such corporation other than: (i) a business combination approved by the Board of Directors of such corporation prior to the stock acquisition, (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share paid by such interested stockholder. In connection with business combinations with any five percent stockholder, the Johnson & Johnson Certificate of Incorporation contains provisions requiring the approval of at least 80% of the holders of the Johnson & Johnson Common Stock entitled to vote in the election of directors and compliance with certain procedural requirements.

     Gynecare. In general, Section 203 of the DGCL prohibits an interested stockholder (generally, a 15% or greater stockholder) of a Delaware corporation from engaging in a "business combination" (as defined in the DGCL) with such corporation for three years following the date such person became an interested stockholder.

     The provision is not applicable when (i) prior to the date the stockholder became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, such interested stockholder owned at least 85% of the outstanding voting stock of the corporation, not including shares owned by directors who are also officers and by certain employee stock plans or (iii) on or subsequent to the date that stockholder becomes an interested stockholder, the business combination is approved by the Board of Directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock entitled to vote thereon, excluding shares owned by the interested stockholder.

     The restrictions of Section 203 generally do not apply to business combinations with an interested stockholder that are proposed subsequent to the public announcement of, and prior to the consummation or abandonment of, certain mergers, sales of a majority of a corporation's assets or tender offers for 50% or more of a corporation voting stock.

     The DGCL allows corporations to elect not to be subject to the provisions of the DGCL. Gynecare has not made such an election.

                                 OTHER MATTERS

REGULATORY APPROVALS REQUIRED

     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and specified waiting period requirements have been satisfied. Johnson &

Johnson and Gynecare each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger on August 22, 1997. Effective September 16, 1997, the waiting period under the HSR Act was terminated. At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of Gynecare by Johnson & Johnson, in whole or in part, or the divestiture of substantial assets of Johnson & Johnson, Gynecare or their respective subsidiaries. State Attorneys General and private parties may also bring legal action under Federal or state antitrust laws in certain circumstances. Based on an examination of information available to Johnson & Johnson and Gynecare relating to the businesses in which Johnson & Johnson, Gynecare and their respective subsidiaries are engaged, Johnson & Johnson and Gynecare believe that the consummation of the Merger will not violate the antitrust laws.

     Johnson & Johnson and Gynecare do not believe that any other material governmental approvals or actions will be required for consummation of the Merger. See "THE MERGER AGREEMENT-- Conditions to the Consummation of the Merger."

                          ABSENCE OF APPRAISAL RIGHTS

     Holders of Gynecare Common Stock will not be entitled to appraisal rights as a result of the Merger. Under Delaware law, appraisal rights are unavailable to holders of Gynecare Common Stock because Gynecare Common Stock was, on the Record Date, quoted on the Nasdaq National Market and will be converted into shares of Johnson & Johnson Common Stock, which at the effective time of the Merger will be listed on the NYSE.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule as of December 29, 1996 and December 31,1995 and for each of the three fiscal years in the period ended December 29, 1996 of Johnson & Johnson and subsidiaries included or incorporated by reference in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 29, 1996 have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm and experts in accounting and auditing.

     The balance sheet as of December 31, 1996 and the statements of operation, shareholders' equity and cash flows of Gynecare, Inc. for the period from March 8, 1994 (Date of Inception) through December 31, 1996 included in this Proxy Statement/Prospectus have been included therein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The balance sheet as of December 31, 1993 and the statements of operations and cash flows of the Uterine Balloon Therapy Business Operations of Origin for the year ended December 31, 1993 and the period from January 1, 1994 to March 7, 1994, have been included herein in reliance on the report, which includes an explanatory paragraph addressing certain costs and expenses presented in the financial statements that represent allocations and management estimates of the costs and services provided by Origin, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of Johnson & Johnson Common Stock offered hereby will be passed upon for Johnson & Johnson by Roger S. Fine, Vice President, General Counsel of Johnson & Johnson. Mr. Fine is paid a salary by Johnson & Johnson, is a participant in various employee benefit plans offered to employees of

Johnson & Johnson generally and owns and has options to purchase shares of Johnson & Johnson Common Stock.

     Cravath, Swaine & Moore, counsel for Johnson & Johnson, and Wilson Sonsini Goodrich & Rosati Professional Corporation, counsel for Gynecare, have delivered opinions concerning certain Federal income tax consequences of the Merger. See "THE MERGER--Material Federal Income Tax Consequences" and "THE MERGER AGREEMENT--Conditions to the Consummation of the Merger."

                          FUTURE STOCKHOLDER PROPOSALS

     If the Merger is not consummated, Gynecare will hold a 1998 Annual Meeting of Stockholders. If such meeting is held, stockholder proposals intended to be presented at such meeting must be received by Gynecare on or before December 26, 1997 to be considered for inclusion in Gynecare's proxy materials for such meeting.

                   INDEX TO FINANCIAL STATEMENTS OF GYNECARE

                                                                                         PAGE
                                                                                        -----
Gynecare, Inc. Financial Statements
  Condensed Balance Sheets at June 30, 1997 and December 31, 1996 (unaudited)...........   F-2
  Statements of Operations for the three and six months ended June 30, 1997 and 1996
     (unaudited)........................................................................   F-3
  Statements of Cash Flows for the six months ended June 30, 1997 and 1996
     (unaudited)........................................................................   F-4
  Notes to Condensed Financial Statements (unaudited)...................................   F-5
  Report of Independent Accountants.....................................................   F-7
  Balance Sheets at December 31, 1996 and 1995..........................................   F-8
  Statements of Operations for the years ended December 31, 1996 and 1995 and for the
     period from March 8, 1994 (Date of Inception) to December 31, 1994.................   F-9
  Statements of Stockholders' Equity for the years ended December 31, 1996 and 1995 and for the period from March 8, 1994 (Date of Inception) to December 31, 1994.........  F-10
  Statements of Cash Flows for the years ended December 31, 1996 and 1995 and for the period from March 8, 1994 (Date of Inception) to December 31, 1994.................  F-11
  Notes to Financial Statements.........................................................  F-12
Uterine Balloon Therapy Business Operations of Origin Medsystems, Inc.
  Report of Independent Accountants.....................................................  F-21
  Balance Sheet at December 31, 1993....................................................  F-22
  Statements of Operations for the period from January 1, 1994 to March 7, 1994 and for the year ended December 31, 1993...................................................  F-23
  Statements of Cash Flows for the period from January 1, 1994 to March 7, 1994 and for the year ended December 31, 1993...................................................  F-24
  Notes to Financial Statements.........................................................  F-25

                                 GYNECARE, INC.

                            CONDENSED BALANCE SHEETS
                                  (UNAUDITED)

                                                                                      DECEMBER
                                                                      JUNE 30,          31,
                                                                        1997            1996
                                                                    ------------     ----------
                                            ASSETS
Current assets:
  Cash and cash equivalents.....................................     $ 5,592,000     $3,823,000
  Short-term investments........................................       2,337,000      9,248,000
  Accounts receivable, net......................................         371,000        457,000
  Inventories...................................................         406,000        424,000
  Prepaids and other current assets.............................         179,000        254,000
                                                                     -----------     -----------
     Total current assets.......................................       8,885,000     14,206,000
  Property and equipment, net...................................       1,360,000      1,419,000
  Prepaid royalties.............................................       1,910,000      1,900,000
  Other assets, net.............................................         862,000        873,000
                                                                     -----------     -----------
     Total assets...............................................     $13,017,000     $18,398,000
                                                                     ===========     ===========
                                          LIABILITIES
Current liabilities:
  Accounts payable..............................................     $ 1,010,000     $  481,000
  Accrued expenses..............................................         562,000        634,000
  Current portion of long-term debt.............................         355,000        291,000
                                                                     -----------     -----------
     Total current liabilities..................................       1,927,000      1,406,000
  Long-term debt, net of current portion........................         384,000        458,000
                                                                     -----------     -----------
     Total liabilities..........................................       2,311,000      1,864,000
                                                                     -----------     -----------
                                     STOCKHOLDERS' EQUITY
Common Stock....................................................           8,000          8,000
Additional paid-in capital......................................      33,815,000     33,748,000
Deferred compensation...........................................        (307,000)      (387,000)
Accumulated deficit.............................................     (22,810,000)    (16,835,000)
                                                                     -----------     -----------
     Total stockholders' equity.................................      10,706,000     16,534,000
                                                                     -----------     -----------
     Total liabilities and stockholders' equity.................     $13,017,000     $18,398,000
                                                                     ===========     ===========

    The accompanying notes are an integral part of these condensed financial statements.

                                 GYNECARE, INC.

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                               THREE MONTHS                     SIX MONTHS
                                              ENDED JUNE 30,                  ENDED JUNE 30,
                                        ---------------------------     ---------------------------
                                           1997            1996            1997            1996
                                        -----------     -----------     -----------     -----------
Revenues............................    $   303,000     $   218,000     $   572,000     $   475,000
Cost of goods sold..................        409,000         379,000         807,000         700,000
                                        ------------    ------------    ------------    ------------
  Gross loss........................       (106,000)       (161,000)       (235,000)       (225,000)
                                        ------------    ------------    ------------    ------------
Operating expenses:
  Research and development..........      1,085,000       1,343,000       2,287,000       2,504,000
  Selling, general and
     administrative.................      1,854,000       1,296,000       3,665,000       2,355,000
                                        ------------    ------------    ------------    ------------
     Total operating expenses.......      2,939,000       2,639,000       5,952,000       4,859,000
                                        ------------    ------------    ------------    ------------
Loss from operations................     (3,045,000)     (2,800,000)     (6,187,000)     (5,084,000)
Interest income, net................         94,000         194,000         212,000         430,000
                                        ------------    ------------    ------------    ------------
Net loss............................    $(2,951,000)    $(2,606,000)    $(5,975,000)    $(4,654,000)
                                        ============    ============    ============    ============
Net loss per share..................    $     (0.36)    $     (0.32)    $     (0.72)    $     (0.57)
                                        ============    ============    ============    ============
Shares used in computing net loss
  per share.........................      8,295,000       8,160,000       8,297,000       8,157,000
                                        ============    ============    ============    ============

    The accompanying notes are an integral part of these condensed financial statements.

                                 GYNECARE, INC.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                     SIX MONTHS ENDED JUNE 30,
                                                                    ---------------------------
                                                                       1997            1996
                                                                    -----------     -----------
Cash flows from operating activities:
     Net loss...................................................    $(5,975,000)    $(4,654,000)
     Adjustments to reconcile net loss to net cash used in
       operating activities:
     Depreciation and amortization..............................        221,000         135,000
     Amortization of deferred compensation......................         80,000          94,000
     Provision for doubtful accounts............................         74,000          32,000
     Changes in operating assets and liabilities:
       Accounts receivable......................................         12,000        (139,000)
       Inventories..............................................         18,000         170,000
       Prepaids and other current assets........................         75,000         129,000
       Accounts payable.........................................        529,000        (526,000)
       Accrued expenses.........................................        (72,000)         40,000
                                                                    ------------    ------------
          Net cash used in operating activities.................     (5,038,000)     (4,719,000)
                                                                    ------------    ------------
Cash flows from investing activities:
     Acquisition of property and equipment......................       (161,000)       (330,000)
     Acquisition of patent rights and related technical
       information..............................................             --        (400,000)
     Purchase of investments....................................     (1,958,000)    (20,444,000)
     Maturity of investments....................................      8,869,000       7,535,000
                                                                    ------------    ------------
          Net cash provided by/(used in) investing activities...      6,750,000     (13,639,000)
                                                                    ------------    ------------
Cash flows from financing activities:
     Proceeds from issuance of Common Stock.....................          3,000          79,000
     Proceeds from issuance of Common Stock pursuant to the 1995
       Employee Stock Purchase Plan.............................         91,000              --
     Repurchase of shares.......................................        (27,000)             --
     Proceeds from issuance of debt.............................        137,000              --
     Payments on debt...........................................       (147,000)       (146,000)
                                                                    ------------    ------------
          Net cash provided by/(used in) financing activities...         57,000         (67,000)
                                                                    ------------    ------------
Net increase/(decrease) in cash and cash equivalents............      1,769,000     (18,425,000)
Cash and cash equivalents at beginning of period................      3,823,000      22,330,000
                                                                    ------------    ------------
Cash and cash equivalents at end of period......................    $ 5,592,000     $ 3,905,000
                                                                    ============    ============
Supplemental cash flow information:
     Interest paid during the period............................    $    36,000     $    38,000
                                                                    ============    ============

    The accompanying notes are an integral part of these condensed financial statements.

                                 GYNECARE, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     In the opinion of management, the accompanying unaudited financial statements have been prepared by Gynecare in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. All adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation have been included. The results of operations for the six month period ended June 30, 1997 are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

     The financial statements should be read in conjunction with the audited financial statements and notes thereto included in Gynecare's Annual Report on Form 10-K, for the year ended December 31, 1996, filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

2.  CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     All highly liquid investments purchased with an original maturity of ninety days or less are considered to be cash equivalents. Gynecare accounts for investments under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No.
115), whereby investments that are deemed by management to be held-to-maturity are reported at amortized cost. All investments as of June 30, 1997 are classified as held-to-maturity and are carried at amortized cost, which approximates fair market value.

3.  INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market. The components of inventory are:

                                                                               DECEMBER
                                                                JUNE 30,         31,
                                                                  1997           1996
                                                              ------------     --------
          Raw materials...................................      $230,000       $121,000
          Work-in-process.................................       113,000        105,000
          Finished goods..................................        63,000        198,000
                                                                --------       --------
                                                                $406,000       $424,000
                                                                ========       ========

4.  RECENT ACCOUNTING PRONOUNCEMENTS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128), which specifies the computation, presentation and disclosure requirements for earnings per share. SFAS 128 supersedes Accounting Principles Board Opinion No. 15 and is effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 requires restatement of all prior-period earnings per share data presented after the effective date. SFAS 128 will not have a material impact on Gynecare's financial position, results of operations or cash flows.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS
130). SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS 130 is

                                 GYNECARE, INC.

                                 JUNE 30, 1997
                                  (UNAUDITED)

effective for fiscal years beginning after December 15, 1997, and reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS 130 is not expected to have a material impact on Gynecare's financial position, results of operations or cash flows.

     In June 1997, the Financial Accounting Standards Board also issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS 131 generally supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 is effective for financial statements for periods beginning after December 15, 1997, and restatement of comparative information for earlier years is required. However, SFAS 131 is not required to be applied to interim financial statements in the initial year of application. SFAS 131 will not have a material impact on Gynecare's financial position, results of operations or cash flows.

5. LITIGATION

     On September 3, 1997, Gynecare was served with a complaint filed by John A. Aronica, a former shareholder of Origin, in the United States District Court for the District of Connecticut. The complaint names Gynecare, Eli Lilly & Company, Inc., Origin and a former officer and a current officer of Origin. The complaint alleges fraud, breach of the duty of good faith and fair dealing, breach of fiduciary duties of officers and directors of Origin and fraudulent conveyance arising from the original formation transactions of Origin and Gynecare and seeks unspecified damages. Gynecare filed a motion to dismiss the complaint on October 6, 1997. While Gynecare believes that the complaint is without merit, the litigation is at an early stage and there can be no assurance that Gynecare will prevail. The ultimate outcome of this action cannot be presently determined. Accordingly, no provision for any liability or loss that may result from adjudication or settlement thereof has been made in the accompanying financial statements.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Gynecare, Inc.

     We have audited the accompanying balance sheets of Gynecare, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995 and the period from March 8, 1994 (Date of Inception) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gynecare, Inc. as of December 31, 1996 and 1995, and the results of operations and its cash flows for the years ended December 31, 1996 and 1995 and the period from March 8, 1994 (Date of Inception) through December 31, 1994, in conformity with generally accepted accounting principles.

San Jose, California                                     COOPERS & LYBRAND L.L.P
January 22, 1997

                                 GYNECARE, INC.

                                 BALANCE SHEETS

                                                             DECEMBER 31, 1996     DECEMBER 31, 1995
                                                             -----------------     -----------------
ASSETS
Current assets:
  Cash and cash equivalents..............................       $ 3,823,000           $22,330,000
  Short-term investments.................................         9,248,000               380,000
  Accounts receivable, net of allowance for doubtful
     accounts of $151,000 and $90,000 at December 31,
     1996 and 1995, respectively.........................           457,000               433,000
  Inventories............................................           424,000             1,034,000
  Prepaids and other current assets......................           254,000               344,000
                                                             -----------------     -----------------
     Total current assets................................        14,206,000            24,521,000
Property and equipment, net..............................         1,419,000             1,205,000
Prepaid royalties........................................         1,900,000             1,951,000
Other assets, net........................................           873,000               594,000
                                                             -----------------     -----------------
     Total assets........................................       $18,398,000           $28,271,000
                                                              =============         =============
LIABILITIES
Current liabilities:
  Accounts payable.......................................       $   481,000           $   881,000
  Amount due to related party............................                --                60,000
  Accrued expenses.......................................           634,000               294,000
  Current portion of long-term debt......................           291,000               270,000
                                                             -----------------     -----------------
     Total current liabilities...........................         1,406,000             1,505,000
Long-term debt, net of current portion...................           458,000               458,000
                                                             -----------------     -----------------
     Total liabilities...................................         1,864,000             1,963,000
                                                             -----------------     -----------------
Commitments (Notes 6, 7 and 8)
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value
  Authorized: 30,000,000 at December 31, 1996 and 1995;
     Issued and outstanding: 8,297,000 and 8,154,000 at
     December 31, 1996 and 1995, respectively............             8,000                 8,000
Additional paid-in-capital...............................        33,748,000            33,501,000
Deferred compensation....................................          (387,000)             (566,000)
Accumulated deficit......................................       (16,835,000)           (6,635,000)
                                                             -----------------     -----------------
     Total stockholders' equity..........................        16,534,000            26,308,000
                                                             -----------------     -----------------
     Total liabilities and stockholders' equity..........       $18,398,000           $28,271,000
                                                              =============         =============

   The accompanying notes are an integral part of these financial statements.

                                 GYNECARE, INC.

                            STATEMENTS OF OPERATIONS

                                                                                        FOR THE PERIOD FROM
                                                                                           MARCH 8, 1994
                                              YEAR ENDED             YEAR ENDED         (DATE OF INCEPTION)
                                          DECEMBER 31, 1996       DECEMBER 31, 1995     TO DECEMBER 31, 1994
                                         --------------------     -----------------     --------------------
Revenues.............................        $    962,000            $   849,000            $         --
Cost of goods sold...................           1,657,000                799,000                      --
                                             ------------            -----------             -----------
  Gross profit/(loss)................            (695,000)                50,000                      --
                                             ------------            -----------             -----------
Operating expenses:
  Research and development...........           5,025,000              2,415,000               1,354,000
  Selling, general and
     administrative..................           5,244,000              2,655,000                 880,000
                                             ------------            -----------             -----------
     Total operating expenses........          10,269,000              5,070,000               2,234,000
                                             ------------            -----------             -----------
Loss from operations.................         (10,964,000)            (5,020,000)             (2,234,000)
Interest income, net.................             764,000                454,000                 165,000
                                             ------------            -----------             -----------
Net loss.............................        $(10,200,000)           $(4,566,000)           $ (2,069,000)
                                             ============            ===========             ===========
Net loss per share...................        $      (1.24)           $     (1.87)           $      (1.25)
                                             ============            ===========             ===========
Shares used in computing net loss per
  share..............................           8,209,000              2,438,000               1,658,000
                                             ============            ===========             ===========

   The accompanying notes are an integral part of these financial statements.

                                 GYNECARE, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                                                                        SERIES C
                                                                                                                        CONVERTIBLE
                                                                     SERIES A CONVERTIBLE      SERIES B CONVERTIBLE     PREFERRED
                                                                       PREFERRED STOCK           PREFERRED STOCK          STOCK
                                                                    ----------------------    ----------------------    ---------
                                                                     SHARES       AMOUNT       SHARES       AMOUNT       SHARES
                                                                    ---------    ---------    ---------    ---------    ---------
Issuance of Series A Convertible Preferred Stock during March 1994
 in exchange for prepaid royalties................................  3,289,000    $2,000,000          --           --           --
Issuance of Series B Convertible Preferred Stock during March
 1994, net of issuance costs of $31,000...........................         --           --    1,579,000    $5,969,000          --
Net loss..........................................................         --           --           --           --           --
                                                                    ----------   ----------   ---------    ---------    ---------
Balances, December 31, 1994.......................................  3,289,000    2,000,000    1,579,000    5,969,000           --
Issuance of Series C Convertible Preferred Stock during May and
 August 1995, net of issuance costs of $31,000....................         --           --           --           --    1,184,000
Issuance of Common Stock upon exercise of stock options...........         --           --           --           --           --
Conversion of Series A, Series B and Series C Convertible
 Preferred Stock to Common Stock in initial public offering.......  (3,289,000)  (2,000,000)  (1,579,000)  (5,969,000)  (1,184,000)
Issuance of Common Stock in initial public offering, net of
 issuance costs of $589,000.......................................         --           --           --           --           --
Deferred compensation related to grants of stock options..........         --           --           --           --           --
Amortization of deferred compensation.............................         --           --           --           --           --
Net loss..........................................................         --           --           --           --           --
                                                                    ----------   ----------   ---------    ---------    ---------
Balances, December 31, 1995.......................................         --           --           --           --           --
Issuance of Common Stock upon exercise of stock options...........         --           --           --           --           --
Issuance of Common Stock under Employee Stock Purchase Plan.......         --           --           --           --           --
Amortization of deferred compensation.............................         --           --           --           --           --
Cancellation of deferred compensation.............................         --           --           --           --           --
Repurchase of common stock........................................         --           --           --           --           --
Stock-based compensation expense..................................         --           --           --           --           --
Net loss..........................................................         --           --           --           --           --
                                                                    ----------   ----------   ---------    ---------    ---------
Balances, December 31, 1996.......................................         --           --           --           --           --
                                                                    ==========   ==========   =========    =========    =========


                                                                                    COMMON STOCK        ADDITIONAL
                                                                                 -------------------     PAID-IN        DEFERRED
                                                                     AMOUNT       SHARES      AMOUNT     CAPITAL      COMPENSATION
                                                                    ---------    ---------    ------    ----------    ------------
Issuance of Series A Convertible Preferred Stock during March 1994
 in exchange for prepaid royalties................................         --           --        --            --             --
Issuance of Series B Convertible Preferred Stock during March
 1994, net of issuance costs of $31,000...........................         --           --        --            --             --
Net loss..........................................................         --           --        --            --             --
                                                                    -----------  ----------   ------    -----------     ---------
Balances, December 31, 1994.......................................         --           --        --            --             --
Issuance of Series C Convertible Preferred Stock during May and
 August 1995, net of issuance costs of $31,000....................  $9,392,000          --        --            --             --
Issuance of Common Stock upon exercise of stock options...........         --      402,000        --    $  263,000             --
Conversion of Series A, Series B and Series C Convertible
 Preferred Stock to Common Stock in initial public offering.......  (9,392,000)  6,052,000    $6,000    17,355,000             --
Issuance of Common Stock in initial public offering, net of
 issuance costs of $589,000.......................................         --    1,700,000     2,000    15,221,000             --
Deferred compensation related to grants of stock options..........         --           --        --       662,000     $ (662,000)
Amortization of deferred compensation.............................         --           --        --            --         96,000
Net loss..........................................................         --           --        --            --             --
                                                                    -----------  ----------   ------    -----------     ---------
Balances, December 31, 1995.......................................         --    8,154,000     8,000    33,501,000       (566,000)
Issuance of Common Stock upon exercise of stock options...........         --      137,000        --        54,000             --
Issuance of Common Stock under Employee Stock Purchase Plan.......         --       27,000        --       162,000             --
Amortization of deferred compensation.............................         --           --        --            --        162,000
Cancellation of deferred compensation.............................         --           --        --       (17,000)        17,000
Repurchase of common stock........................................         --      (21,000)       --        (8,000)            --
Stock-based compensation expense..................................         --           --        --        56,000             --
Net loss..........................................................         --           --        --            --             --
                                                                    -----------  ----------   ------    -----------     ---------
Balances, December 31, 1996.......................................         --    8,297,000    $8,000    $33,748,000    $ (387,000)
                                                                    ===========  ==========   ======    ===========     =========


                                                                    ACCUMULATED
                                                                      DEFICIT        TOTAL
                                                                    -----------    ----------
Issuance of Series A Convertible Preferred Stock during March 1994
 in exchange for prepaid royalties................................          --     $2,000,000
Issuance of Series B Convertible Preferred Stock during March
 1994, net of issuance costs of $31,000...........................          --      5,969,000
Net loss..........................................................  $(2,069,000)   (2,069,000)
                                                                    ------------   -----------
Balances, December 31, 1994.......................................  (2,069,000)     5,900,000
Issuance of Series C Convertible Preferred Stock during May and
 August 1995, net of issuance costs of $31,000....................          --      9,392,000
Issuance of Common Stock upon exercise of stock options...........          --        263,000
Conversion of Series A, Series B and Series C Convertible
 Preferred Stock to Common Stock in initial public offering.......          --             --
Issuance of Common Stock in initial public offering, net of
 issuance costs of $589,000.......................................          --     15,223,000
Deferred compensation related to grants of stock options..........          --             --
Amortization of deferred compensation.............................          --         96,000
Net loss..........................................................  (4,566,000)    (4,566,000)
                                                                    ------------   -----------
Balances, December 31, 1995.......................................  (6,635,000)    26,308,000
Issuance of Common Stock upon exercise of stock options...........          --         54,000
Issuance of Common Stock under Employee Stock Purchase Plan.......          --        162,000
Amortization of deferred compensation.............................          --        162,000
Cancellation of deferred compensation.............................          --             --
Repurchase of common stock........................................          --         (8,000)
Stock-based compensation expense..................................          --         56,000
Net loss..........................................................  (10,200,000)   (10,200,000)
                                                                    ------------   -----------
Balances, December 31, 1996.......................................  $(16,835,000)  $16,534,000
                                                                    ============   ===========

   The accompanying notes are an integral part of these financial statements.

                                 GYNECARE, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                       FOR THE PERIOD FROM
                                                            YEAR ENDED DECEMBER 31,       MARCH 8, 1994
                                                            ------------------------   (DATE OF INCEPTION)
                                                               1996          1995      TO DECEMBER 31, 1994
                                                            -----------   ----------   --------------------
Cash flows from operating activities:
  Net loss................................................  $(10,200,000) $(4,566,000)      $(2,069,000)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
  Depreciation and amortization...........................      466,000      182,000            19,000
  Amortization of deferred compensation...................      162,000       96,000                --
  Compensation expense for issuance of stock options to
    outside consultants...................................       56,000           --                --
  Provision for doubtful accounts.........................       61,000       90,000                --
  Changes in operating assets and liabilities:
    Accounts receivable...................................      (85,000)    (523,000)               --
    Inventories...........................................      559,000     (974,000)          (60,000)
    Prepaids and other current assets.....................       90,000      (34,000)          (77,000)
    Other assets..........................................       17,000     (649,000)           (6,000)
    Accounts payable......................................     (460,000)     641,000           300,000
    Accrued expenses......................................      340,000       (1,000)          294,000
                                                            -----------   ----------   --------------------
      Net cash used in operating activities...............   (8,994,000)  (5,738,000)       (1,599,000)
                                                            -----------   ----------   --------------------
Cash flows from investing activities:
  Acquisition of property and equipment...................     (474,000)  (1,219,000)          (64,000)
  Acquisition of patent rights and related technical
    information...........................................           --      (45,000)         (200,000)
  Deposit on OEM supply agreement.........................     (400,000)          --                --
  Purchases of short-term investments.....................  (20,575,000)    (380,000)               --
  Maturities of short-term investments....................   11,707,000           --                --
                                                            -----------   ----------   --------------------
    Net cash used in investing activities.................   (9,742,000)  (1,644,000)         (264,000)
                                                            -----------   ----------   --------------------
Cash flows from financing activities:
  Proceeds from issuance of Preferred Stock, net of
    issuance costs........................................           --    9,392,000         5,969,000
  Proceeds from issuance of Common Stock in initial public
    offering, net of issuance costs.......................           --   15,223,000                --
  Proceeds from issuance of Common Stock upon exercise of
    stock options and pursuant to the 1995
  Employee Stock Purchase Plan............................      216,000      263,000                --
  Repurchase of unvested shares upon employee
    termination...........................................       (8,000)          --                --
  Proceeds from issuance of debt..........................      312,000      728,000                --
  Payments on debt........................................     (291,000)          --                --
                                                            -----------   ----------   --------------------
    Net cash provided by financing activities.............      229,000   25,606,000         5,969,000
                                                            -----------   ----------   --------------------
Increase (decrease) in cash and cash equivalents..........  (18,507,000)  18,224,000         4,106,000
Cash and cash equivalents at beginning of period..........   22,330,000    4,106,000                --
                                                            -----------   ----------   --------------------
Cash and cash equivalents at end of period................  $ 3,823,000   $22,330,000       $4,106,000
                                                            ============= ============ ===================
Supplemental cash flow information:
  Issuance of Preferred Stock in exchange for assignment
    of prepaid royalties..................................           --           --        $2,000,000
                                                            ============= ============ ===================
  Interest paid during the period.........................  $    75,000   $   26,000                --
                                                            ============= ============ ===================

   The accompanying notes are an integral part of these financial statements.

                                 GYNECARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  FORMATION AND BUSINESS OF THE COMPANY:

     Gynecare, Inc. ("Gynecare" or the "Company") was incorporated in California and commenced business operations on March 8, 1994. The Company designs, develops, manufactures and markets minimally invasive medical devices for the treatment of uterine disorders. Gynecare's first product, the ThermaChoice Uterine Balloon Therapy system, is used to treat women experiencing dysfunctional uterine bleeding, ("menorrhagia"). The Company began shipping this product to customers in March 1995, at which time it emerged from the development stage. Gynecare's second product, the VersaPoint Bipolar Electrosurgery system for the removal of fibroids growing within the uterus, was cleared for marketing in the United States in November 1996. The Company plans to begin marketing the VersaPoint system in the United States in 1997.

     The Company's disposable balloon catheter is currently manufactured in-house at the Company's facility in Menlo Park, California. Although most of the components of the disposable balloon catheter are available from more than one vendor, certain of the components used in manufacturing the disposable balloon catheter have relatively few alternative sources of supply and establishing additional or replacement suppliers for such components cannot be accomplished quickly.

     Effective November 20, 1995, the Company was reincorporated in Delaware and each share of each class and series of stock of the predecessor Company was exchanged for one share of each identical class and series of stock of the Delaware successor Company having a par value of $0.001 per share for both Common Stock and Preferred Stock.

     Effective November 22, 1995, the Company completed an initial public offering of 1,700,000 shares of Common Stock at a price of $10.00 per share, raising net proceeds of $15,223,000. Each share of the Company's outstanding Convertible Preferred Stock was converted to a share of Common Stock during the initial public offering.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

STOCK SPLIT:

     On October 6, 1995, in connection with the Company's initial public offering, the Company effected a 1-for-1.9 reverse Common Stock split and a corresponding change in the Preferred Stock conversion ratios. All Common Stock data in the accompanying financial statements has been retroactively adjusted to reflect the reverse stock split.

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS:

     All highly liquid investments purchased with an original maturity of ninety days or less are considered to be cash equivalents. The Company accounts for investments under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No.
115), whereby investments that are deemed by management to be held-to-maturity are reported at amortized cost. All investments as of December 31, 1996, which consist entirely of U.S. Treasury notes, are classified as held-to-maturity and are carried at amortized cost, which approximates fair market value.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Carrying amounts of certain of the Company's financial instruments including cash, cash equivalents, accounts receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of debt obligations approximates fair value.

                                 GYNECARE, INC.

CONCENTRATION OF CREDIT RISK:

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, cash equivalents and short-term investments and operations in one industry segment. Substantially all cash, cash equivalents and short-term investments are maintained with one financial institution in the United States. Deposits in this bank may exceed the amount of insurance provided on such deposits. Generally, these investments may be redeemed upon demand and, therefore, bear minimal risk. The Company has not experienced any losses on its deposits of cash and cash equivalents.

     The Company has no operations outside of the United States and operates in one industry segment. Two customers accounted for approximately 14% and 13% of sales and three customers each accounted for 10% of sales in 1996. Four customers accounted for 12%, 11%, 11% and 10% of sales in 1995. The Company currently markets and sells all of its product internationally to distributors in 22 countries. The Company performs ongoing credit evaluations of its customers and provides an allowance for expected losses, but has not experienced significant losses to date.

PREPAID ROYALTIES:

     Prepaid royalties are generally expensed as a percentage of the related net licensed product sales as determined by specific calculations included in the royalty agreement.

INVENTORY:

     Inventory is valued at the lower of cost (determined on a first in, first out basis) or market.

PROPERTY AND EQUIPMENT:

     Property and equipment is recorded at cost and is depreciated on a straight-line basis over estimated lives of 18 to 60 months. Amortization of leasehold improvements is computed using the shorter of the remaining term of the Company's facilities lease or the estimated useful lives of the improvements. Maintenance and repairs are charged to operations as incurred.

REVENUE RECOGNITION:

     Revenue is generally recognized upon shipment of product to the customer, net of allowances for discounts and estimated returns which are also provided at the time of shipment.

NET LOSS PER SHARE:

     Net loss per share is computed using the weighted average number of shares of Common Stock outstanding during the year. Common equivalent shares include Common Stock issuable upon conversion of the Company's Series A, B and C Convertible Preferred Stock using the as-if-converted method and the exercise of stock options using the treasury stock method unless anti-dilutive. Pursuant to the requirements of the Securities and Exchange Commission Staff Accounting Bulletin No. 83, common and common equivalent shares issued at prices below the public offering price during the twelve months immediately preceding the initial filing date have been included in the calculation as if they were outstanding for all periods prior to the initial filing date (using the treasury stock method and the anticipated initial public offering price).

INCOME TAXES:

     Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial

                                 GYNECARE, INC.

statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS:

     Certain reclassifications have been made to the 1995 financial statements to conform to the December 31, 1996 presentation. Such reclassifications had no effect on the results of operations or accumulated deficit.

3.  INVENTORIES:

                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1996             1995
                                                                     ------------     ------------
Inventories comprise:
  Raw materials..................................................     $  121,000       $  194,000
  Work-in-process................................................        105,000          462,000
  Finished goods.................................................        198,000          378,000
                                                                      ----------       ----------
                                                                      $  424,000       $1,034,000
                                                                      ==========       ==========

4.  PROPERTY AND EQUIPMENT:

                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1996             1995
                                                                     ------------     ------------
Property and equipment comprise:
  Furniture, fixtures and office equipment.......................     $  632,000       $  295,000
  Computer equipment.............................................        415,000          335,000
  Production equipment...........................................        140,000          105,000
  Leasehold improvements.........................................        640,000          547,000
                                                                      ----------       ----------
                                                                       1,827,000        1,282,000
  Less accumulated depreciation..................................       (408,000)         (77,000)
                                                                      ----------       ----------
                                                                      $1,419,000       $1,205,000
                                                                      ==========       ==========

                                 GYNECARE, INC.

5.  ACCRUED EXPENSES:

                                                             DECEMBER 31, 1996     DECEMBER 31, 1995
                                                             -----------------     -----------------
Accrued expenses comprise:
  Accrued payroll and related benefits...................        $  96,000             $ 132,000
  Accrued legal fees.....................................           47,000                97,000
  Accrued royalties......................................          175,000                    --
  Deferred insurance.....................................          165,000                    --
  Other accrued expenses.................................          151,000                65,000
                                                                  --------              --------
                                                                 $ 634,000             $ 294,000
                                                                  ========              ========

6.  NOTES PAYABLE:

     In July 1995, the Company obtained a $750,000 secured credit facility under a note payable. At December 31, 1996, the Company had borrowings outstanding of $437,000 under this facility. Borrowings bear interest at the bank's prime rate plus 1.5% per annum (9.75% at December 31, 1996).

     In December 1996, the Company obtained another secured credit facility under a $600,000 note payable. At December 31, 1996, borrowings outstanding under this facility total $312,000 and bear interest at the bank's prime rate plus 1.25% per annum (9.5% at December 31, 1996). The amount of unused line of credit of $288,000 is available for drawdowns through December 1997.

     Borrowings under both credit facilities are collateralized by all of the Company's equipment and fixtures and are required to be repaid in monthly installments over 30 months. The facilities require the Company to maintain certain financial ratios and covenants including maintenance of minimum working capital, limitations on changes in capital structure and the restriction of dividend payments. At December 31, 1996, the Company was in compliance with all covenants.

At December 31, 1996, principal payments due under both facilities are as follows:

            FISCAL YEAR:
                   1997.............................................    $291,000
                   1998.............................................     235,000
                   1999.............................................      89,000
                   2000.............................................      89,000
                   2001.............................................      45,000
                                                                        --------
                        Total payments..............................    $749,000
                                                                        ========

7.  ROYALTY AND LICENSE FEE COMMITMENTS:

     On March 8, 1994, 3,289,000 shares of the Company's Series A Preferred Stock were issued to Origin Medsystems, Inc. ("Origin"), a subsidiary of Guidant Corporation ("Guidant"). In exchange for these shares, Origin assigned rights to a license agreement relating to the ThermaChoice Uterine Balloon Therapy system, assigned rights to prepaid royalties of $2,000,000 and contributed certain assets which were assigned no value. As part of the agreement, Gynecare also assumed approximately $285,000 in purchase order commitments which were paid in full by December 31, 1994.

     Under the license agreement acquired from Origin, the Company will be required to pay a royalty percentage of net sales for all licensed products to the original inventors of the technology. Royalties are payable each year for the ten years following written FDA approval with respect to certain products. With

                                 GYNECARE, INC.

respect to other products, royalties are payable until certain rights expire. Royalties are calculated based on a formula defined in the license agreement, subject to minimum amounts and are first applied to the prepaid royalties of $2,000,000. At December 31, 1996, approximately $100,000 has been applied against the prepaid royalty. Minimum royalties of $100,000 and $150,000 are required in January 1997 and 1998, respectively, and $200,000 is required each January thereafter. Additional royalty payments will not be due and payable until aggregate royalty payments exceed $2,000,000. The agreement will remain in effect in perpetuity unless the Company defaults on its obligations or provides the original inventors with a notice of termination.

     In December 1994, the Company entered into a license agreement with an unrelated party to acquire certain patent rights and related technical information. The agreement requires the Company to pay license fees of up to $500,000 and a royalty on all sales of products containing patented technology. An initial payment of $200,000 was made upon signing of the agreement. An additional $175,000 was paid in January 1997. The balance will be due only upon successful completion of several milestones as defined in the agreement. All payments made to-date constitute prepayment of royalties under the agreement.

     Additionally, in July 1995, the Company entered into an exclusive royalty-free license for certain pending patent applications and a supply and development agreement. The agreement requires the Company to make a non-refundable purchase deposit of approximately $400,000 payable in installments upon the completion of certain milestones. The Company paid all of the non-refundable purchase deposit in 1995. The agreement also requires the Company to purchase quantities of products based upon a rolling forecast.

     In October 1995, the Company entered into an agreement with Origin to acquire all rights, title and interest in a related U.S. patent. The agreement requires the Company to pay a royalty on all sales of products containing the patented technology. An initial payment of $45,000 was made upon signing of the agreement.

     In March 1996, the Company entered into an agreement to extend the license acquired in July 1995, to include the field of laparoscopy. The agreement required the Company to make a non-refundable purchase deposit of $400,000 in March 1996. Additional deposits of up to an aggregate of $600,000 will be due over the next 12 to 24 months.

8.  COMMITMENTS:

LEASE COMMITMENT:

     The Company leases its facilities under an operating lease with a seven-year term. Under the terms of the lease, the Company is also responsible for taxes, insurance and utilities and must maintain a letter of credit for $380,000, which is collateralized by a certificate of deposit. The Company has an option to extend the lease for an additional three-year term.

The minimum future annual rental payments as of December 31, 1996 under the lease are as follows:

            FISCAL YEAR:
                   1997............................................    $ 241,000
                   1998............................................      246,000
                   1999............................................      252,000
                   2000............................................      258,000
                   2001............................................      264,000
                   Thereafter......................................      224,000
                                                                       ---------
                        Total minimum lease payments...............    $1,485,000
                                                                       =========

                                 GYNECARE, INC.

     Rent expense was $242,000, $139,000 and $17,000 for the years ended December 31, 1996 and 1995, and for the period from March 8, 1994 (Date of Inception) to December 31, 1994, respectively.

9.  STOCKHOLDERS' EQUITY:

FIXED STOCK OPTION PLANS

     The Company has two fixed option plans. Under the 1994 Stock Plan (the
Plan), the Company may grant both incentive stock options ("ISOs") and nonqualified stock options ("NSOs") to employees and consultants. All NSOs allow for the purchase of Common Stock at prices not less than 85% of the fair market value as determined by the Board of Directors on the date of grant. ISOs allow for the purchase of Common Stock at prices not less than 100% of the fair market value as determined by the Board of Directors on the date of grant. If, at the time the Company grants an option, the optionee owns more than 10% of the total combined voting power of all the classes of stock of the Company, the option price shall be at least 110% of the fair value and the term of the option shall be five years from the date of grant. All options granted before December 1995 are exercisable immediately. During December 1995, the Company amended its option agreement such that only vested options are exercisable. All options must be exercised within ten years from the date of grant. Options vest as determined by the Board of Directors, generally over four years. In the event options are exercised prior to vesting upon termination of service, the Company has the right to repurchase the unvested shares of Common Stock at the original issuance price. Shares are released from this repurchase restriction over periods consistent with the original options' vesting period. At December 31, 1996, 181,446 shares were subject to repurchase.

     Under the 1995 Director Option Plan (the Director Plan), the Company automatically grants to non-employee directors non-statutory stock options to purchase Common Stock at the fair market value on the date of grant, which is the first business day of January each fiscal year except for the first grant to any newly elected director. Each current director receives an option for 2,500 shares annually. Each newly elected director receives an initial option on the date of his or her appointment or election for 10,000 shares. The initial grant will vest on a cumulative monthly basis over a three-year period, and each subsequent grant will vest on a cumulative monthly basis over one year. The options expire ten years after the date of grant.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1996 and 1995:

            Risk-free Interest Rates................................         6.20%
            Expected Life...........................................    2.42 years
            Volatility..............................................         51.8%
            Dividend Yield..........................................            --

                                 GYNECARE, INC.

     A summary of the status of the Company's two fixed stock option plans as of December 31, 1996, 1995 and 1994 and changes during the periods ending on those dates are as follows:

                                 1996                          1995                          1994
                      ---------------------------   ---------------------------   ---------------------------
                                 WEIGHTED AVERAGE              WEIGHTED AVERAGE              WEIGHTED AVERAGE
   FIXED OPTIONS       SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE
--------------------  --------   ----------------   --------   ----------------   --------   ----------------
Outstanding at
  beginning of
  year..............   415,032        $0.821         373,953        $0.380              --            --
Granted.............   183,700        $7.786         444,395        $1.044         373,953        $0.380
Exercised...........  (137,210)       $0.394        (402,000)       $1.069              --            --
Forfeited...........  (102,144)       $1.210          (1,316)       $0.380              --            --
                      --------         -----         -------         -----         -------         -----
Outstanding at end
  of year...........   359,378        $4.435         415,032        $0.821         373,953        $0.380
Options exercisable
  at year-end.......   200,646        $2.318         401,954        $0.610         373,953        $0.380
Weighted-average
  fair value of
  options granted
  during the year...  $  2.877                      $  0.379
Shares available for
  grant.............   285,623                       367,179                       152,363

The following table summarizes information about fixed stock options outstanding at December 31, 1996:

                                         OPTIONS OUTSTANDING                                  OPTIONS EXERCISABLE
                     -----------------------------------------------------------     --------------------------------------
                          NUMBER           WEIGHTED AVERAGE                               NUMBER
    RANGE OF          OUTSTANDING AT          REMAINING         WEIGHTED AVERAGE      EXERCISABLE AT       WEIGHTED AVERAGE
EXERCISE PRICES      DECEMBER 31, 1996     CONTRACTUAL LIFE      EXERCISE PRICE      DECEMBER 31, 1996      EXERCISE PRICE
----------------     -----------------     ----------------     ----------------     -----------------     ----------------
$0.380 --
  $ 1.900                 173,264             8.28 years             $0.891               173,264               $0.891
$5.375 --
  $ 7.375                  99,614             9.70 years             $6.018                13,113               $6.012
$8.500 --
  $10.125                  86,500             9.22 years             $9.709                28,677               $9.250
                     ----------------            -------        ------- ---                 -----              -------
$0.380 --
  $10.125                 359,378             8.90 years             $4.435               215,054               $2.318

     Through December 31, 1995, stock options were issued to certain employees and consultants at prices below fair market value. Deferred compensation, representing the difference between the exercise price and fair market value of the Company's Common Stock at the date of grant of the stock options, totaled $662,000 at December 31, 1995 and was recorded as deferred compensation and a component of stockholders' equity. Of this amount, $162,000 and $96,000 has been amortized and recognized as expense during fiscal 1996 and 1995, respectively. The remaining amount of $387,000 will be amortized as the shares and options vest, generally over a four-year period.

1995 EMPLOYEE STOCK PURCHASE PLAN:

     The Company has authorized 150,000 shares of Common Stock for issuance under the 1995 Employee Stock Purchase Plan (the Purchase Plan). Qualified employees may elect to have a certain percentage (not to exceed 15%) of their salary withheld pursuant to the Purchase Plan. The salary withheld is then used to purchase shares of the Company's Common Stock at a price equal to 85% of the market value of the stock at the beginning or ending of a six-month offering period, whichever is lower. Under this plan, 27,000 shares were issued during fiscal 1996, representing approximately $162,000 in employee contributions.

                                 GYNECARE, INC.

     Fair value for the purchase rights issued under the Company's Employee Stock Purchase Plan is determined under the Black-Scholes valuation model using the following assumptions for 1996:

            Risk-free Interest Rates................................       5.46%
            Expected Life...........................................    6 months
            Volatility..............................................       51.8%
            Dividend Yield..........................................          --

     The weighted average fair value of those purchase rights granted in 1996 was $2.036.

     The Company has adopted the disclosure only provisions of the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation." Accordingly, no compensation cost has been recognized for the Company's Stock Plans. Had compensation cost for the Stock Plans been determined based on the fair value at the grant date for awards in 1996 and 1995, consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per share for the years ended December 31, 1996 and 1995 would have increased as follows:

                                                            1996          1995
                                                         ----------     ---------
            Net loss-as reported.....................    $10,200,000    $4,566,000
                                                         ----------     -----------
            Net loss-pro forma.......................    $10,392,000    $4,577,000
                                                         ----------     -----------
            Net loss per share-as reported...........    $     1.24     $    1.87
                                                         ----------     -----------
            Net loss per share-pro forma.............    $     1.27     $    1.88
                                                         ----------     -----------

     At December 31, 1996, the Company has reserved the following shares of authorized but unissued Common Stock:

            1994 Stock Plan...........................................   645,001
            1995 Employee Stock Purchase Plan.........................   123,427
            1995 Director Option Plan.................................   100,000
                                                                          ------
                                                                         868,428
                                                                          ======

     The above pro forma effects on income may not be representative of the effects on net income for future years as option grants typically vest over several years and additional options are generally granted each year.

11.  EMPLOYEE BENEFIT PLAN:

     During 1994, the Company established a Retirement Savings and Investment Plan (the Plan) under which employees may defer a portion of their salary up to the maximum allowed under IRS rules. The Company has the discretion to make contributions to the Plan. To date, no Company contributions have been made to the Plan.

12.  INCOME TAXES:

     At December 31, 1996 and 1995, the Company had federal and state net operating loss carryforwards of approximately $14,930,000 and $4,694,000, respectively, available to offset future regular and alternative minimum taxable income. The Company's federal and state net operating loss carryforwards begin to expire in 2009 and 2002, respectively, if not utilized. The Company's research and development tax credit carryforwards begin to expire in 2009 if not utilized.

                                 GYNECARE, INC.

     The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. In the event the Company has had a change in ownership, utilization of the carryforwards could be restricted.

     The tax effects of temporary differences which give rise to deferred tax assets are as follows:

                                                        DECEMBER 31,     DECEMBER 31,
                                                            1996             1995
                                                        ------------     ------------
            Capitalized start-up costs..............     $   339,000      $   843,000
            Research and development credit.........         223,000           98,000
            Net operating loss carryforwards........       5,993,000        1,884,000
            Allowances and reserves.................         196,000           88,000
            Purchased technology....................          87,000           83,000
            Other...................................          43,000          159,000
                                                        ------------     ------------
            Total deferred tax assets...............       6,881,000        3,155,000
            Less valuation allowance................      (6,881,000)      (3,155,000)
                                                        ------------     ------------
            Net deferred tax asset..................     $        --      $        --
                                                        ============     ============

13.  RELATED PARTY TRANSACTIONS:

     During the period from March 8, 1994 (Date of Inception) through December 31, 1994, the Company, acting with the approval of the Board of Directors, entered into a management services agreement with Origin. Under this agreement, management and administrative services and office and research and development space were provided by Origin. For the years ended December 31, 1996 and 1995 and the period from March 8, 1994 (Date of Inception) to December 31, 1994, the Company remitted approximately $76,000, $1,089,000 and $1,122,000, respectively, to Origin. The balance owed by the Company to Origin at December 31, 1996, 1995 and 1994 was none, $60,000 and $245,000, respectively. On January 1, 1995, Origin and Gynecare entered together into a Supply Agreement under which Origin manufactured the Company's disposable balloon catheter. For the year ended December 31, 1995, the Company paid Origin approximately $410,000 for the product supplied under the agreement. This agreement was terminated in December 1995 as the Company began manufacturing its disposable balloon catheter in its new facility. In addition, in June 1995 the Company and Origin Canada entered into an agreement whereby Origin Canada obtained exclusive rights to market Gynecare's products in Canada. Sales under this agreement for the years ended December 31, 1996 and 1995 were $119,000 and $90,000, respectively, with a corresponding related party receivable of $39,000 and $7,000 included in accounts receivable at December 31, 1996 and 1995, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Origin Medsystems, Inc.

     We have audited the accompanying balance sheet of the Uterine Balloon Therapy Business Operations of Origin Medsystems, Inc. as of December 31, 1993 and the related statements of operations, and cash flows for the period from January 1, 1994 to March 7, 1994 and for the year ended December 31, 1993. These financial statements are the responsibility of the management of the Uterine Balloon Therapy Business Operations of Origin Medsystems, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     Certain costs and expenses presented in the financial statements represent allocations and management's estimates of the cost of services provided to the Uterine Balloon Therapy Business Operations of Origin Medsystems, Inc. As a result, the financial statements presented may not be indicative of the financial position or results of operations that would have been achieved had the Uterine Balloon Therapy Business Operations of Origin Medsystems, Inc. operated as non-affiliated entity.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Uterine Balloon Therapy Business Operations of Origin Medsystems, Inc. as of December 31, 1993 and the results of its operations and its cash flows for the period from January 1, 1994 to March 7, 1994 and for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

San Jose, California                                    COOPERS & LYBRAND L.L.P.
November 9, 1995

                  UTERINE BALLOON THERAPY BUSINESS OPERATIONS
                           OF ORIGIN MEDSYSTEMS, INC.

                                 BALANCE SHEET

                                                                                  DECEMBER 31,
                                                                                      1993
                                                                                  ------------
ASSETS
Prepaid royalties...............................................................   $2,000,000
                                                                                   ----------
     Total assets...............................................................   $2,000,000
                                                                                   ==========
LIABILITIES AND NET INVESTMENT
Accounts payable................................................................   $   89,000
                                                                                   ----------
     Total current liabilities..................................................       89,000
                                                                                   ----------
Origin's net investment in the Uterine Balloon Therapy Business Operations......    1,911,000
                                                                                   ----------
     Total liabilities and net investment.......................................   $2,000,000
                                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

                  UTERINE BALLOON THERAPY BUSINESS OPERATIONS
                           OF ORIGIN MEDSYSTEMS, INC.

                            STATEMENTS OF OPERATIONS

                                                             FOR THE PERIOD FROM       FOR THE YEAR
                                                               JANUARY 1, 1994             ENDED
                                                              TO MARCH 7, 1994       DECEMBER 31, 1993
                                                             -------------------     -----------------
Operating Expenses:
  Research and development...............................         $ 122,000              $ 883,000
  Selling, general and administrative....................             7,000                 97,000
                                                                    -------                -------
     Total operating expenses............................           129,000                980,000
Loss from operations.....................................          (129,000)              (980,000)
                                                                    -------                -------
Net loss.................................................         $(129,000)             $(980,000)
                                                                    =======                =======

   The accompanying notes are an integral part of these financial statements.

                  UTERINE BALLOON THERAPY BUSINESS OPERATIONS
                           OF ORIGIN MEDSYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                               FOR THE PERIOD FROM     FOR THE YEAR
                                                                 JANUARY 1, 1994           ENDED
                                                                TO MARCH 7, 1994     DECEMBER 31, 1993
                                                               -------------------   -----------------
Cash flows from operating activities:
  Net loss.................................................        $  (129,000)         $  (980,000)
  Changes in operating assets and liabilities:
     Prepaid royalties.....................................                 --           (2,000,000)
     Accounts payable......................................            (81,000)              89,000
     Accrued expenses......................................              1,000                   --
                                                               -------------------   -----------------
       Net cash used in operating activities...............           (209,000)          (2,891,000)
                                                               -------------------   -----------------
Cash flows from financing activities:
  Origin's investment in the Uterine Balloon Therapy
     Business Operations...................................            209,000            2,891,000
                                                               -------------------   -----------------
       Net cash provided by financing activities...........            209,000            2,891,000
                                                               -------------------   -----------------
Net increase (decrease) in cash and cash equivalents.......                 --                   --
Cash and cash equivalents at beginning of period...........                 --                   --
Cash and cash equivalents at end of period.................                 --                   --

   The accompanying notes are an integral part of these financial statements.

                 UTERINE BALLOON THERAPY BUSINESS OPERATIONS OF
                            ORIGIN MEDSYSTEMS, INC.

                       NOTES TO THE FINANCIAL STATEMENTS

1.  FORMATION AND BUSINESS OF THE COMPANY:

     Origin Medsystems, Inc. ("Origin") competes in the market defined by a broad range of disposal surgical devices and equipment used in a multitude of applications in minimally invasive surgery. The Uterine Balloon Therapy system is used to treat women experiencing excessive uterine bleeding.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The financial statements of the Uterine Balloon Therapy Business Operations of Origin Medsystems, Inc. (the "Business") include all necessary personnel costs and pro rata allocations of overhead from Origin to the Business on a basis which management believes represents a reasonable allocation of such costs. These charges, along with amounts expended in transactions related to the royalty and license fee agreement (See Note 3), comprise Origin's net investment in the Business.

INCOME TAXES

     The Business' operations have historically been included in the consolidated income tax returns filed by Eli Lilly and Company. Income taxes in the accompanying financial statements have been computed based on the stand alone operations of the Business as if such operations had filed separate income tax returns. Any net operating loss carryforwards generated from the Business would not be available for use by the Business for federal or state income tax purposes.

PREPAID ROYALTIES

     Prepaid royalties are generally expensed as a percentage of the related net licensed product sales as determined by specific calculations included in the royalty agreement.

3.  ROYALTY AND LICENSE FEE COMMITMENTS:

     In January 1993, Origin entered into a license agreement with the original inventors of the Uterine Balloon Therapy system. Under the license agreement, which was assigned to Gynecare on March 8, 1994, Origin was required to pay a royalty percentage of net sales for all licensed products. Royalties were payable each year for the ten years following written FDA approval with respect to certain products. With respect to other products, royalties were payable until certain rights expire. Royalties were calculated based on a formula defined in the license agreement, subject to minimum amounts, and were first applied to the prepaid royalties of $2,000,000. Minimum royalties of $50,000, $100,000 and $150,000 were required in January 1996, 1997, and 1998, respectively, and $200,000 was required each January thereafter. Additional royalty payments were not due and payable until aggregate royalty payments exceed $2,000,000. The agreement was to remain in effect in perpetuity unless Origin defaults on its obligations or provides the original inventors with a notice of termination.

4.  SALE OF TECHNOLOGY:

     On March 8, 1994, Origin received 3,289,000 shares of Series A Preferred Stock from Gynecare in exchange for all rights and patents and confidential information relating to the Business. Additionally, Origin assigned to Gynecare certain prepaid royalties that were paid to the original inventors of the Uterine Balloon Therapy system.

                                                                         ANNEX I

================================================================================

                          AGREEMENT AND PLAN OF MERGER
                           DATED AS OF AUGUST 4, 1997
                                     AMONG
                               JOHNSON & JOHNSON,
                               LIMA MERGER CORP.
                                      AND
                                 GYNECARE, INC.

================================================================================

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
                                         ARTICLE I
                                         THE MERGER
SECTION 1.01.   The Merger.............................................................    1
SECTION 1.02.   Closing................................................................    1
SECTION 1.03.   Effective Time.........................................................    1
SECTION 1.04.   Effects of the Merger..................................................    2
SECTION 1.05.   Certificate of Incorporation and By-Laws...............................    2
SECTION 1.06.   Directors..............................................................    2
SECTION 1.07.   Officers...............................................................    2

                                         ARTICLE II
         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                                  EXCHANGE OF CERTIFICATES
SECTION 2.01.   Effect on Capital Stock................................................    2
SECTION 2.02.   Exchange of Certificates...............................................    3

                                        ARTICLE III
                               REPRESENTATIONS AND WARRANTIES
SECTION 3.01.   Representations and Warranties of the Company..........................    5
SECTION 3.02.   Representations and Warranties of Parent and Sub.......................   12

                                         ARTICLE IV
                         COVENANTS RELATING TO CONDUCT OF BUSINESS
SECTION 4.01.   Conduct of Business....................................................   14
SECTION 4.02.   No Solicitation........................................................   16

                                         ARTICLE V
                                   ADDITIONAL AGREEMENTS
SECTION 5.01.   Preparation of the Form S-4 and the Proxy Statement; Stockholders         17
                Meeting................................................................
SECTION 5.02.   Letters of the Company's Accountants...................................   17
SECTION 5.03.   Letters of Parent's Accountants........................................   17
SECTION 5.04.   Access to Information; Confidentiality.................................   18
SECTION 5.05.   Reasonable Efforts; Notification.......................................   18
SECTION 5.06.   Stock Options..........................................................   19
SECTION 5.07.   Indemnification........................................................   20
SECTION 5.08.   Fees and Expenses......................................................   20
SECTION 5.09.   Public Announcements...................................................   20
SECTION 5.10.   Affiliates.............................................................   20
SECTION 5.11.   Stock Exchange Listing.................................................   21
SECTION 5.12.   Pooling of Interests...................................................   21
SECTION 5.13.   Stockholder Agreement Legend...........................................   21
SECTION 5.14.   Tax Treatment..........................................................   21

                                                                                        PAGE
                                                                                        ----
SECTION 5.15.   Five Million Dollar Credit Facility....................................   21
SECTION 5.16..  One Million Dollar Credit Facility.....................................   21

                                         ARTICLE VI
                                    CONDITIONS PRECEDENT
SECTION 6.01.   Conditions to Each Party's Obligation To Effect the Merger.............   22
SECTION 6.02.   Conditions to Obligations of Parent and Sub............................   22
SECTION 6.03    Conditions to Obligation of the Company................................   23
SECTION 6.04.   Frustration of Closing Conditions......................................   23

                                        ARTICLE VII
                             TERMINATION, AMENDMENT AND WAIVER
SECTION 7.01.   Termination............................................................   24
SECTION 7.02.   Effect of Termination..................................................   24
SECTION 7.03.   Amendment..............................................................   25
SECTION 7.04.   Extension; Waiver......................................................   25

                                        ARTICLE VIII
                                     GENERAL PROVISIONS
SECTION 8.01.   Nonsurvival of Representations and Warranties..........................   25
SECTION 8.02.   Notices................................................................   25
SECTION 8.03.   Definitions............................................................   26
SECTION 8.04.   Interpretation.........................................................   26
SECTION 8.05.   Counterparts...........................................................   27
SECTION 8.06.   Entire Agreement; No Third-Party Beneficiaries.........................   27
SECTION 8.07.   Governing Law..........................................................   27
SECTION 8.08.   Assignment.............................................................   27
SECTION 8.09.   Enforcement............................................................   27
SECTION 8.10.   Severability...........................................................   27
Exhibit A       Form of Company Affiliate Letter
Exhibit B       Five Million Dollar Credit Facility
Exhibit C       Principal Stockholders

          AGREEMENT AND PLAN OF MERGER dated as of August 4, 1997, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), LIMA MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and GYNECARE, INC., a Delaware corporation (the "Company").

     WHEREAS the respective Boards of Directors of Parent, Sub and the Company, and Parent, acting as the sole stockholder of Sub, have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.001 per share, of the Company ("Company Common Stock"), other than Company Common Stock owned by Parent, Sub or the Company, will be converted into the right to receive common stock, par value $1.00 per share, of Parent ("Parent Common Stock");

     WHEREAS, substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain affiliate stockholders (the "Principal Stockholders") of the Company set forth in Exhibit C hereto have entered into a Stockholder Agreement (the "Stockholder Agreement");

     WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 8.03) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

     SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

     SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.05. Certificate of Incorporation and By-Laws (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, subject in all cases to Section 5.07, except that the name of the Surviving Corporation in such Certificate of Incorporation will be changed to be "Gynecare, Inc."

     (b) The By-Laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (subject in all cases to Section 5.07).

     SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          (b) Cancelation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive that number (the "Exchange Ratio") of fully paid and nonassessable shares of Parent Common Stock equal to the amount obtained by dividing the Per Share Price (as hereinafter defined) by the Average Closing Price (as hereinafter defined). The issuance of such shares of Parent Common Stock shall have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-4 (the "Form S4") as described in Section
     5.01 hereof. The "Per Share Price" shall mean $8.46. The "Average Closing Price" shall mean the average per share closing price of Parent Common Stock for the 20 full trading days preceding the date of the last full trading day prior to the Stockholders Meeting (as defined in Section 5.01) or any adjournment or postponement at which the Stockholder Approval (as defined in Section 3.01(q)) is obtained, as such prices are reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions Tape (as reported by The Wall Street Journal, or, if not reported thereby, any other authoritative source). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common

     Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if Parent pays or declares an extraordinary dividend with a record date prior to the Effective Date, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange or extraordinary dividend.

     SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall deposit with First Chicago Trust Company of New York or such other bank or trust company of similar size as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.01 in exchange for outstanding shares of Company Common Stock.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, but in any event within 10 business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person (as defined in Section 8.03) other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.02(c). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.02(c) or 2.02(e).

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

     (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

     (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the per share closing price of Parent Common Stock on the date of the Stockholders Meeting, as such price is reported on the NYSE Composite Transactions Tape (as reported by The Wall Street Journal, or, if not reported thereby, any other authoritative source).

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

     (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

     (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such

Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties of the Company. Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

          (a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on the Company. The Company has delivered to Parent complete and correct copies of its Restated Certificate of Incorporation and Bylaws, in each case as amended to the date hereof.

          (b) Subsidiaries. The Company does not own any capital stock or other ownership interest in any person.

          (c) Capital Structure. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). At the close of business on August 1, 1997, (i) 8,295,693 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury and (iii) 2,034,210 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Plans (as defined in Section 5.06). Except as set forth above, at the close of business on August 1, 1997, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights or rights (other than Stock Options (as defined in Section 5.06)) to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. As of the date of this Agreement, the Principal Stockholders are the beneficial owners of a number of shares of Company Common Stock that in the aggregate constitutes greater than 50% of the votes entitled to be cast at the Stockholders Meeting, and on or prior to August 11, 1997, the Principal Stockholders will be the record owners of a number of shares of Company Common Stock that in the aggregate constitutes greater than 50% of the votes entitled to be cast at the Stockholders Meeting.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in each case, to receipt of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of the Company under, any provision of
     (i) the Restated Certificate of Incorporation or Bylaws of the Company,
     (ii) any loan or credit agreement, bond, note, mortgage, indenture, lease or other material contract, agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Company or its properties or assets, other than, in the case of clauses
     (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (2) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (e) SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents with the SEC required to be filed by the Company since November 22, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be; and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents at the time they were filed contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes). Except as set forth in the Filed SEC Documents (as defined in Section 3.01(g)) or as incurred in the ordinary course of business since the date of the most recent financial statements included in the Filed SEC Documents, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required under GAAP to be disclosed on a balance sheet of the Company and which, individually or in the aggregate, would have a material adverse effect on the Company.

          (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4 will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it is first mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

          (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed SEC Documents") and, in the case of clauses
     (ii), (iii), (iv), (vi) and (vii) only, until the date hereof, since the date of the most recent financial statements included in the Filed SEC Documents, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change (as defined in Section 8.03) in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company to any officer of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the Filed SEC Documents, (y) any granting by the Company to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Filed SEC Documents or
     (z) any entry by the Company into any employment, severance or termination agreement with any officer, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would have a material adverse effect on the Company, (vi) any change in accounting methods, principles or practices by the Company having a material adverse effect on the Company, except insofar as may have been required by a change in GAAP or (vii) any tax election that individually or in the aggregate would have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability.

          (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company that individually or in the aggregate would have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company that individually or in the aggregate would have a material adverse effect on the Company.

          (i) Contracts. Except as disclosed in the Filed SEC Documents as of the date hereof, there are no contracts or agreements that are of a nature required to be filed as an exhibit to any Filed SEC Document under the Exchange Act and the rules and regulations promulgated thereunder. The Company is not in violation of nor in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any lease, permit, concession, franchise, license or any other contract, agreement, obligation, commitment, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on the Company. The Company has not entered into any contract, agreement obligation, commitment, arrangement or understanding with any affiliate (as defined in Section 8.03) of the Company that is currently in effect other than agreements that are (i) disclosed in the Filed SEC Documents or (ii) not of a nature required to be disclosed in the SEC Documents. Except as set forth as exhibits to the Filed SEC Documents, the Company is not a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any material respect the development, marketing or distribution of the Company's products or services.

          (j) Compliance with Laws. (i) The Company is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity (collectively, "Legal Provisions") applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. The Company has in effect all Federal, state and local, domestic and foreign, governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including all authorizations under Environmental Laws (as hereinafter defined) ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted; there has occurred no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation individually or in the aggregate would not have a material adverse effect on the Company; and the Merger, in and of itself, would not cause the revocation or cancelation of any such Permit, which revocation or cancelation would have a material adverse effect on the Company.

          (ii) The term "Environmental Laws" means any applicable and binding Federal, state or local, domestic or foreign, statute, law, ordinance, rule, regulation, Permit, consent, approval, license, judgment, order, decree or injunction relating to: (A) Releases (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material or (C) the health or safety of employees in the workplace environment. The term "Hazardous Material" means (1) hazardous substances (as defined in 42 U.S.C. sec. 9601(14)), (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing material, (5) PCBs or materials containing PCBs and (6) any material regulated as a medical waste or infectious waste.

          (iii) During the period of ownership or operation by the Company of any of its currently or previously owned, leased or operated properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site, and the Company has not disposed of any Hazardous Material in a manner that has led, or would reasonably be anticipated to lead to, a Release of Hazardous Material, except in each case for those Releases and disposals which individually or in the aggregate would not have a material adverse effect on the Company, and except as disclosed in the Filed

     SEC Documents. Prior to the period of ownership or operation by the Company of any of its currently or previously owned, leased or operated properties, to the knowledge of the Company, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported shipped or disposed of from, such properties, and, to the knowledge of the Company, there were no Releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material and Releases which, individually or in the aggregate, would not have a material adverse effect on the Company, and except as disclosed in the Filed SEC Documents. As of the date hereof, the Company has not received any written notice of, or entered into or assumed by contract or operation of law any indemnification obligation, order, settlement or decree relating to: (A) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws, (B) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any other properties or (C) payment for any response action relating to or remediation of Hazardous Material at or arising from any of the Company's properties or any other properties, except in each case as may be disclosed in the Filed SEC documents or for any such notices, obligations, orders, settlements or decrees which individually or in the aggregate would not have a material adverse effect on the Company.

          (k) Absence of Changes in Benefit Plans; Labor Relations. Except as disclosed in the Filed SEC Documents, since the date of the most recent financial statements included in the Filed SEC Documents and until the date hereof, there has not been any adoption or amendment in any material respect by the Company of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding providing benefits to any current or former officer, director or employee of the Company (collectively, "Benefit Plans"). Except as disclosed in the Filed SEC Documents, as of the date hereof there exist no currently binding employment, severance, termination or indemnification agreements or material consulting agreements between the Company and any current officer, director or employee of the Company. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. Since March 8, 1994, the Company has not encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

          (l) ERISA Compliance. (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company or any person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "Commonly Controlled Entity") for the benefit of any current or former officers, directors or employees of the Company. The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are all in compliance in all material respects with applicable provisions of ERISA and the Code.

          (ii) All Pension Plans have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs.

          (iii) Neither the Company nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

          (iv) With respect to any Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company on or at any time after the Effective Time.

          (v) Section 3.01(l)(v) of the Company Disclosure Schedule lists all Stock Options outstanding as of August 1, 1997, showing for each such option: (1) the number of shares issuable, (2) the number of vested shares,
     (3) the date of expiration and (4) the exercise price.

          (vi) No employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

          (vii) The deduction of any amount payable pursuant to the terms of the Benefit Plans will not be subject to disallowances under Section 162(m) of the Code.

          (m) Taxes. The Company has filed all tax returns and reports required to be filed by it and has paid all material taxes required to be paid by it, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such taxes are pending. None of the United States Federal income tax returns of the Company have been examined by the United States IRS for the fiscal years through December 31, 1996. The Company has taken no action and knows of no fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As used in this Agreement, "taxes" shall include all Federal, state and local, domestic and foreign, income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto.

          (n) No Parachute Payments. No amount will be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any officer, director or employee of the Company under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan of the Company.

          (o) Title to Properties. (i) The Company has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not have a material adverse effect on the Company. All such material assets and properties, other than assets and properties in which the Company has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate would not have a material adverse effect on the Company.

          (ii) The Company has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect as would not individually or in the aggregate have a material adverse effect on the Company. The Company enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on the Company.

          (p) Intellectual Property. The Company owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company taken as a whole. No claims are pending or, to the knowledge of the Company, threatened that the Company is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, no person is infringing the rights of the Company with respect to any Intellectual Property Right. The Company has not licensed, or otherwise granted, to any third party, any rights in or to any Intellectual Property Rights.

          (q) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Stockholders Meeting or any adjournment or postponement thereof to approve and adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and approve the transactions contemplated hereby.

          (r) State Takeover Statutes. The Board of Directors of the Company has approved the Merger, this Agreement, the Stockholder Agreement and the other transactions contemplated by this Agreement and the Stockholder Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement, the provisions of Section 203 of the DGCL to the extent, if any, such Section would otherwise be applicable to the Merger, this Agreement, the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement.

          (s) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Alex. Brown & Sons, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, legal counsel, or other person retained by the Company in connection with this Agreement or the Stockholder Agreement or the transactions contemplated hereby or thereby incurred or to be incurred by the Company in connection with this Agreement and the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement will not exceed the fees and expenses set forth in Section 3.01(s) of the Company Disclosure Schedule.

          (t) Opinion of Financial Advisor. The Company has received the opinion of Alex, Brown & Sons dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a signed copy of which opinion has been promptly delivered to Parent.

          (u) Accounting Matters. The Company has not taken nor agreed to take any action that, to the Company's knowledge, would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

          (v) Distribution Agreements. Section 3.01(v) of the Company Disclosure Schedule sets forth a complete list of all contracts or agreements (whether or not in written form), to which the Company is a party as of the date hereof relating to the distribution, sale, license or marketing by third parties of the Company's products. The Company has made available to Parent and its representatives true and correct copies of all contracts and agreements to which the Company is a party as of the date hereof relating to the distribution, sale, license or marketing by third parties of the Company's products or products licensed by the Company.

     SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and By-Laws and the Certificate of Incorporation and ByLaws of Sub, in each case as amended to the date hereof.

          (b) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement (and, in the case of Parent, the Stockholder Agreement), and to consummate the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreement). The execution and delivery of this Agreement (and, in the case of Parent, the Stockholder Agreement) and the consummation of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreement) have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement (and, in the case of Parent, the Stockholder Agreement) or to consummate the transactions contemplated hereby (or, in the case of Parent, those contemplated by the Stockholder Agreement). This Agreement (and, in the case of Parent, the Stockholder Agreement) has been duly executed and delivered by Parent and Sub, as applicable, and constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery of this Agreement and the Stockholder Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Stockholder Agreement and compliance with the provisions of this Agreement and the Stockholder Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the Certificate of Incorporation or By-Laws of Parent or Sub or any provision of the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, bond, note, mortgage, indenture, lease or other material contract, agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or
     (B) judgment, order or decree in each case applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement (and, in the case of Parent, the Stockholder Agreement) by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreement), except for (1) the filing of a premerger notification and report form under the HSR Act,
     (2) the filing with the SEC of the Form S-4 and such reports under the Exchange Act as may be required in connection with this Agreement or the Stockholder Agreement and the transactions contemplated by this Agreement or the Stockholder Agreement, (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (4) filings with the NYSE and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings (i) as may be required under the "blue sky" laws of various states or (ii) the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (c) Parent SEC Documents. Parent has filed all reports, schedules, forms, statements and other documents with the SEC required to be filed by Parent since January 1, 1996 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document, none of the Parent SEC Documents at the time it was filed contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes).

          (d) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it is first mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

          (e) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents (as defined in Section 3.02(c)) filed with the SEC by Parent and publicly available prior to the date of this Agreement ("Filed Parent SEC Documents"), since the date of the most recent financial statements included in the Filed Parent SEC Documents and, only in the case of clauses (ii) and (iii) below, through the date of this Agreement, Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change in Parent,
     (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Parent's capital stock (except for regular quarterly cash dividends) or
     (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

          (f) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (g) Accounting Matters. Parent has not taken nor agreed to take any action that, to Parent's knowledge, would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall carry on its businesses in the ordinary course consistent with the manner as heretofore conducted and use reasonable efforts to comply in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, other than as set forth in Section 4.01 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall not without Parent's consent:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms or as contemplated by Section 5.06) or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities of the Company or any rights, warrants or options to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their existing stock option or purchase agreements;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms or as contemplated by Section 5.06);

          (iii) amend its Restated Certificate of Incorporation or Bylaws;

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $100,000, except purchases of inventory, components and raw materials in the ordinary course of business consistent with past practice and except for capital expenditures (which are covered by clause
     (vii) below);

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory or used equipment in the ordinary course of business consistent with past practice;

          (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than pursuant to the Company's existing line of credit with Silicon Valley Bank or any similar replacement line of credit in an aggregate amount (including amounts outstanding on the date hereof) not to exceed $1.3 million), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than (I) as provided for under any current Benefit Plan or other current benefit plan of the Company in the ordinary course of business consistent with past practice and (II) for advances to customers and employees, in each case in the ordinary course of business consistent with past practice;

          (vii) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $100,000;

          (viii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any materially adverse respect, any confidentiality, standstill or similar agreements to which the Company is a party;

          (ix) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

          (x) enter into any contracts, agreements, binding arrangements or understandings relating to the distribution, sale, license or marketing by third parties of the Company's products or products licensed by the Company, other than pursuant to any such contracts, agreements, arrangements or understandings currently in place in accordance with their terms as of the date hereof;

          (xi) except as otherwise contemplated by this Agreement or as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (A) adopt, enter into, terminate or amend any collective bargaining agreement or Benefit Plan for the benefit or welfare of any current or former officer, director or employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any officer, director or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan or any other benefit plan or arrangement of the Company, (D) increase in any manner the severance or termination pay of any officer or employee,
     (E) enter any employment, consulting (other than in the ordinary course of business consistent with past practice), severance, termination or indemnification agreement with any current or former employee, officer or director, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder),
     (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan or (H) take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan;

          (xii) except as otherwise contemplated by this Agreement, enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act, other than contracts for the sale of the Company's products in the ordinary course of business;

          (xiii) form any subsidiary of the Company;

          (xiv) except as required by GAAP, make any change in accounting methods, principles or practices; or

          (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Notice. Promptly upon receipt thereof, the Company shall notify Parent of the receipt by it of any written notice from any Governmental Entity of any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws.

     (c) Certain Tax Matters.  From the date hereof until the Effective Time,
(i) the Company will file all tax returns and reports ("Post-Signing Returns") required to be filed by it (after taking into account any extensions); (ii) the Company will timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company will promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company in respect of any tax where there is a reasonable possibility of a determination or decision which would have a material adverse effect on the Company's tax liabilities or tax attributes and will not settle or compromise any such Action without Parent's consent; and (v) the Company will not make any material tax election without Parent's consent.

     (d) Patent Action. Promptly upon receipt thereof, and, if reasonably practicable, no later than two business days after receipt thereof, the Company shall (i) notify Parent of the receipt by it or its licensor of any communication or correspondence of any kind (whether written or oral) from the United States Patent and Trademark Office relating to the Patent Action (as defined in Section 7.01(d)) and (ii) provide Parent with a copy of such communication or correspondence, or if any such communication or correspondence shall have been made orally, a summary thereof in writing.

     SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any investment banker, attorney or other advisor or representative of the Company shall be deemed to be a breach of this Section 4.02(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company (other than the purchase of the Company's products in the ordinary course of business) or more than a 20% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the total voting securities of the Company or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement or the Stockholder Agreement.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Takeover Proposal.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.02, the Company promptly shall advise Parent orally and in writing of any request for non-public information which the Company reasonably believes would lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry with respect to or which the Company reasonably believes would lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any such request, Takeover Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

     (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the majority of the members of the Board of Directors of the Company, after consultation with independent counsel, failure to so disclose would be inconsistent with applicable laws; provided that none of the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. Preparation of the Form S-4 and the Proxy Statement; Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and under the Company Stock Plans. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement.

     (b) The Company will, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval. The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

     SECTION 5.02. Letters of the Company's Accountants. (a) The Company shall use its reasonable efforts to cause to be delivered to Parent two letters from Coopers & Lybrand L.L.P., the Company's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent.

     (b) The Company shall use its reasonable efforts to cause to be delivered to Parent a letter from Coopers & Lybrand L.L.P., addressed to Parent and the Company, dated as of the Closing Date, stating that (i) Coopers & Lybrand L.L.P. concurs with management's conclusion that, as of such date, no conditions exist with respect to the Company which would preclude accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is Coopers & Lybrand L.L.P.'s belief that the criteria for such accounting treatment have been met.

     SECTION 5.03. Letters of Parent's Accountants. (a) Parent shall use its reasonable efforts to cause to be delivered to the Company two letters from Coopers & Lybrand L.L.P., Parent's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in the form customarily given to underwriters in securities offerings of Parent in the past.

     (b) Parent shall use its reasonable efforts to cause to be delivered to the Company a letter from Coopers & Lybrand L.L.P., addressed to the Company and Parent, dated as of the Closing Date, stating that (i) Coopers & Lybrand L.L.P. concurs with management's conclusion that, as of such date, no conditions exist with respect to Parent which would preclude accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is Coopers & Lybrand L.L.P.'s belief that the criteria for such accounting treatment have been met.

     SECTION 5.04. Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall make available to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of United States Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and controlled affiliates to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement dated as of December 6, 1996, between an affiliate of Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement").

     SECTION 5.05. Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the other transactions contemplated by this Agreement. Nothing in this Agreement shall be deemed to require Parent to dispose of any significant asset or collection of assets.

     (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.06. Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans, as defined below) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding options to purchase shares of Company Common Stock (the "Stock Options") granted under any plan or arrangement providing for the grant of options to purchase shares of Company Common Stock to current or former officers, directors, employees or consultants of the Company (the "Company Stock Plans"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Stock Option by the Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by
     (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent; and

          (ii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

     (b) The adjustments provided herein with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

     (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time shall be obligations of Parent following the Effective Time.

     (d) No later than the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options may remain outstanding.

     (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Stock Options and that such Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

     (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the United States Federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

     (g) The Company shall terminate the Company's 1995 Employee Stock Purchase Plan ("ESPP") by having its Board of Directors amend the ESPP as necessary to provide that: (i) any shares of Company Common Stock to be purchased under the ESPP on a new "Exercise Date" (as such term is defined in the

ESPP) set by the Board of Directors of the Company, which Exercise Date shall be on the last trading day immediately prior to the Effective Time, or such earlier time as the Board shall specify, and (ii) immediately following such purchase of shares of Company Common Stock, the ESPP shall terminate.

     (h) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the Stock Options, all restrictions or limitations on transfer and vesting with respect to Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

     SECTION 5.07. Indemnification. (a) From and after the consummation of the Merger, Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement in effect at such time between the Company and each person who is or was a director or officer of the Company at or prior to the Effective Time and (ii) any indemnification provisions under the Company's Restated Certificate of Incorporation or By-laws as each is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses (i) and (ii) of this Section 5.07(a) shall be referred to as, individually, the "Indemnified Party"). The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and By-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

     (b) Notwithstanding anything to the contrary contained in this Agreement, from and after the date hereof, the Company may enter into indemnification agreements, or amend existing indemnification agreements, with current directors and officers of the Company providing for customary provisions under Delaware law.

     (c) This Section 5.07 shall survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of the Company, Parent, the Surviving Corporation and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     SECTION 5.08. Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4, shall be shared equally by Parent and the Company.

     SECTION 5.09. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 5.10. Affiliates. (a) Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, in the Company's reasonable judgment, at the time this Agreement is submitted for approval and adoption to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

     (b) Parent shall use reasonable efforts to cause all persons who are, in Parent's reasonable judgment, "affiliates" of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit A hereto.

     SECTION 5.11. Stock Exchange Listing. To the extent Parent does not issue treasury shares in the Merger or under the Company Stock Plans which are already listed, Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 5.12. Pooling of Interests. Each of the Company and Parent will use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively, and each of the Company and Parent agrees that it will voluntarily take no action that would cause (to its knowledge after consultation with its independent public accountants) such accounting treatment not to be obtained.

     SECTION 5.13. Stockholder Agreement Legend. The Company will inscribe upon any Certificate representing Subject Shares tendered by a Stockholder (as such terms are defined in the Stockholder Agreement) for such purpose the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF GYNECARE, INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF AUGUST 4, 1997, AND ARE SUBJECT TO TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF GYNECARE, INC.".

     SECTION 5.14. Tax Treatment. Each of Parent and the Company shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and each shall use reasonable efforts to obtain the opinion of counsel referred to in Section 6.03(c).

     SECTION 5.15. Five Million Dollar Credit Facility. In the event of any termination of this Agreement (other than any termination (x) pursuant to Section 7.01(b)(iii) or (y) pursuant to Section 7.01(d), provided that the Company shall have wilfully and intentionally breached this Agreement and such breach shall have given rise to Parent's right to terminate under such Section 7.01(d)), Parent and the Company shall enter into the credit agreement attached as Exhibit B hereto (the "Five Million Dollar Credit Facility").

     SECTION 5.16 One Million Dollar Credit Facility. In the event the termination date set forth in Section 7.01(b)(i) hereof is extended pursuant to the first proviso of such Section, Parent hereby commits to loan to the Company, upon the termination of this Agreement in accordance with its terms, an aggregate principal amount of $1 million (the "One Million Dollar Credit Facility") on the terms and subject to the conditions set forth in the Five Million Dollar Credit Facility, except that for purposes of the One Million Dollar Credit Facility, the term "Aggregate Principal Amount" (as defined in the Five Million Dollar Credit Facility) shall be defined as $1 million; provided, that notwithstanding the foregoing, Parent's obligation pursuant to this Section
5.16 shall be subject to the condition that the Company shall not have wilfully and intentionally breached this Agreement as of November 30, 1997; provided further, that the parties hereto acknowledge and agree that a loan by Parent pursuant to the One Million Dollar Credit Facility shall in no way obligate Parent to make a loan to the Company pursuant to the Five Million Dollar Credit Facility.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.01.  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

          (b) NYSE Listing. The shares of Parent Company Stock issuable to the Company's stockholders in the Merger and under the Company Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect.

          (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified as to material adverse effect shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct except where the failure to be so true and correct would not have a material adverse effect on the Company, in each case as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) as though made on the Closing Date (or such earlier date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Letters from Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.10(a) an executed copy of an agreement substantially in the form of Exhibit A hereto.

          (d) No Governmental Litigation. There shall not be pending any suit by, action by or proceeding by any Governmental Entity, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, or to compel the Company, Parent or any of Parent's subsidiaries to dispose of or hold separate any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

          (e) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the Company (or if one shall have occurred, it shall not have been cured).

          (f) Pooling Letters. Parent and the Company shall have received letters, respectively, from Coopers & Lybrand L.L.P., dated as of the Closing Date, addressed to Parent and the Company, stating in substance the matters to be stated by Coopers & Lybrand L.L.P. pursuant to Sections 5.03(b) and 5.02(b), respectively.

     SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement that are qualified as to material adverse effect shall be true and correct, and the representations and warranties of Parent and Sub contained in this Agreement that are not so qualified shall be true and correct except where the failure to be so true and correct would not have a material adverse effect on Parent, in each case as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) as though made on the Closing Date (or such earlier date). The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (c) Tax Opinion. The opinions of Wilson Sonsini Goodrich & Rosati, counsel to the Company, and Cravath, Swaine & Moore, counsel to Parent, shall be delivered to the Company and Parent, respectively, in form and substance reasonably satisfactory to the Company, stating that the Merger will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon (and Parent, Sub and the Company shall make) customary representations reasonably requested by such counsel. The opinion shall be dated the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of the Company and shall not have been withdrawn or modified in any material respect.

          (d) No Material Adverse Change. At any time on or after the date of this Agreement, there shall not have occurred any material adverse change in Parent (or, if one shall have occurred, it shall not have been cured).

     SECTION 6.04. Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.05.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.01. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval:

        (a) by mutual written consent of Parent, Sub and the Company;

        (b) by either Parent or the Company:

            (i) if the Merger shall not have been consummated by November 30, 1997 for any reason; provided, however, that if the Merger shall not have consummated by such date because the waiting period under the HSR Act shall not have expired or been terminated, such date shall be extended to December 31, 1997; provided further, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (ii) if any Restraint having any of the effects set forth in
        Section 6.02(d) shall be in effect and shall have become final and nonappealable; or

            (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof or by written consent;

        (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any such representation or warranty of Parent shall have become inaccurate, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its reasonable efforts, then (i) the Company may not terminate this Agreement under this Section 7.01(c) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by the Company of written notice to Parent describing such breach or inaccuracy, provided Parent continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) the Company may not, in any event, terminate this Agreement under this Section 7.01(c) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and, provided further that the Company may not terminate this Agreement pursuant to this Section 7.01(c) if it shall have wilfully and materially breached this Agreement; or

          (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 6.02(a) or Section 6.02(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its reasonable efforts, then
     (i) Parent may not terminate this Agreement under this Section 7.01(d) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by Parent of written notice to the Company describing such breach or inaccuracy, provided the Company continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) Parent may not, in any event, terminate this Agreement under this Section 7.01(d) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and provided further that Parent may not terminate this Agreement pursuant to this Section 7.01(d) if it shall have wilfully and materially breached this Agreement.

     SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s), the last sentence of
Section 5.04, Section 5.08, Section 5.09, Section 5.15, this Section 7.02 and
Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     Section 7.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     if to Parent or Sub, to:

        Johnson & Johnson
        Corporate Headquarters
        General Law Department
        One Johnson & Johnson Plaza
        New Brunswick, New Jersey 08933

        Attention: Steven M. Rosenberg, Esq.

        with a copy to:

        Cravath, Swaine & Moore
        Worldwide Plaza
        825 Eighth Avenue
        New York, NY 10019

        Attention: Robert A. Kindler, Esq.

     if to the Company, to:

        Gynecare, Inc.
        235 Constitution Drive
        Menlo Park, CA 94025

        Attention: Roseanne Hirsch

        with a copy to:

        Wilson Sonsini Goodrich & Rosati
        650 Page Mill Road
        Palo Alto, CA 94304

        Attention: David J. Segre
                   Marty W. Korman

     SECTION 8.03.  Definitions.  For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) as it relates to the Company, "knowledge" means, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, Vice President and Medical Director or any other executive officer of the Company has actual knowledge of such matter, and as it relates to Parent, the term "knowledge" means, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, General Counsel or any other executive officer of Parent has actual knowledge of such matter;

          (c) "material adverse change" or "material adverse effect" means, when used in connection with the Company and Parent, as the case may be, any change or effect that is materially adverse to the business, properties, assets or financial condition of either the Company or Parent and its subsidiaries, taken as a whole, as the case may be; provided, however, that
     (i) any occurrences relating to the economy in general or such entity's industry in general and not specifically relating to such entity shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to such entity, (ii) the delay or cancelation of orders for the Company's products from customers or distributors (or other resellers) directly attributable to the announcement of this Agreement or the pendency of the Merger shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to the Company, (iii) the lack of or delay in availability of components or raw materials from the Company's suppliers directly attributable to the announcement of this Agreement or the pendency of the Merger shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to the Company and (iv) stockholder litigation brought or threatened against the Company or any member of the Board of Directors of the Company in respect of this Agreement or the Merger shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to the Company;

          (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Stockholder Agreement, the Five Million Dollar Credit Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Stockholder Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.07, are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

     SECTION 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          JOHNSON & JOHNSON,

                                          by       /s/ JAMES R. UTASKI
                                            ------------------------------------
                                            Name:  James R. Utaski
                                            Title: Vice President,
                                                   Corporate Development

                                          LIMA MERGER CORP.,

                                          by         /s/ FRANK RYAN
                                            ------------------------------------
                                            Name:  Frank Ryan
                                            Title: President

                                          GYNECARE, INC.,

                                          by       /s/ ROSEANNE HIRSCH
                                            ------------------------------------
                                            Name:  Roseanne Hirsch
                                            Title: Chief Executive Officer

                                                                       EXHIBIT A

                            TO THE MERGER AGREEMENT

                            FORM OF AFFILIATE LETTER

Dear Sirs:

     The undersigned, a holder of shares of common stock, par value $.001 per share ("Company Common Stock"), of Gynecare, Inc., a Delaware corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of the Company for purposes of qualifying the Merger (as defined below) for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of August 4, 1997, among Johnson & Johnson, a New Jersey corporation ("Parent"), Lima Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $1.00 per share ("Parent Common Stock"), of Parent.

     If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

     The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of the general counsel of Parent or other counsel reasonably satisfactory to Parent (it being expressly agreed that Wilson Sonsini Goodrich & Rosati shall be considered reasonably satisfactory for all purposes under this Agreement) or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

     The undersigned hereby further represents to and covenants with Parent that the undersigned has not, within the 30 days prior to the Closing Date, sold, transferred or otherwise disposed of any shares of Company Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

     In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto (or other reasonably satisfactory documentation evidencing compliance with Rule

145) and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Common Stock sold as indicated in such letter.

     Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

     The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

     There will be placed on the certificates for Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as Johnson & Johnson shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                          Very truly yours,

Dated:

                                                                         ANNEX I

                                                                    TO EXHIBIT A

[NAME]                                                                    [DATE]

     On                     , the undersigned sold the securities of Johnson &
Johnson ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Lima Merger Corp., a Delaware corporation, with and into Gynecare, Inc.

     Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

           [SPACE TO BE PROVIDED FOR DESCRIPTION OF THE SECURITIES.]

                                                                       EXHIBIT B

                          LOAN AND SECURITY AGREEMENT

                          LOAN AND SECURITY AGREEMENT
                    DATED AS OF             , 1997, BETWEEN

                       J COMPANY A NEW JERSEY CORPORATION
                                 (THE "LENDER")

                                      AND

                       G COMPANY, A DELAWARE CORPORATION
                                (THE "BORROWER")

     The Borrower has applied to the Lender for a loan of up to the principal amount set forth below, the proceeds of which are to be used as described below. The Lender is willing to make such a loan to the Borrower, and the Borrower is willing to borrow such funds from the Lender, under the terms and conditions as set forth in this Loan and Security Agreement.

                                   ARTICLE I.

                         CERTAIN TERMS AND DEFINITIONS

     This Article I sets forth certain significant terms of this Loan and Security Agreement, as well as the meaning of certain capitalized terms used herein.

     "Aggregate Principal Amount" of the Loan shall be $5,000,000.

     "Borrower's Address" is 235 Constitution Drive, Menlo Park, California.

     "Collateral" shall mean property of Borrower of any nature whatsoever, including without limitation, real and personal, tangible and intangible, together with all present and future attachments, additions and accessories thereto, replacements and substitutions therefor and proceeds thereof, including, amounts payable under any insurance policies with respect thereto. For purposes of this Agreement, the term "intangible" shall be deemed to include without limitation "accounts", "instruments", "documents", "chattle paper", "drafts", "checks" and "general intangibles" (including without limitation all forms of intellectual property), as such terms are defined in the Uniform Commercial Code.

     "Collateral Location" shall be 235 Constitution Drive, Menlo Park, California.

     "Interest Rate" is one percent above the Prime Rate. Each borrowing hereunder shall bear interest at the Interest Rate in effect on the date of such borrowing.

     "Loan Commitment Expiration Date" shall be the first anniversary of the date of this Agreement, the date by which all of the funds of the Loan must be drawn down if they are to be drawn down at all.

     "Prime Rate" means the prime rate of interest reported from time to time in the Wall Street Journal (or, if not published, such other nationally recognized business periodical as Borrower and Lender shall reasonably agree).

     "Purpose of Loan" shall be: Bridge financing of working capital and ordinary operating expenses pending consummation of alternative financing.

     Other capitalized terms used in this Agreement, shall have the respective meanings assigned to them herein.

                                  ARTICLE II.

                                      LOAN

     2.01 Amount and Terms of Loan. Subject to and upon the terms and conditions set forth in this Agreement, Lender agrees to loan to Borrower at any time or from time to time, on or before the Loan Commitment Expiration Date, an aggregate amount not to exceed the Aggregate Principal Amount (the "Loan"), which may be drawn down as provided herein. Borrower shall give the Lender at least three (3) business days prior written notice of each borrowing hereunder (each such borrowing is referred to herein as a "Draw Down"). Only one Draw Down shall be permitted in each month. Each such notice shall specify the date on which Borrower desires to make a Draw Down and the amount of such Draw Down. Each Draw Down shall be in the amount of at least $100,000, shall be in even increments of $50,000 and shall not exceed $1,000,000. Each draw down shall be made on the date specified in such notice, subject to the terms and conditions of Article IV.

     2.02 Note. The Borrower's obligation to pay the principal of, and interest on, each Draw Down shall be evidenced by a promissory note to the order of the Lender, in the form of Exhibit A annexed hereto (each such promissory note is referred to herein as a "Note", and all such promissory notes outstanding hereunder at any time are referred to collectively as the "Notes"), which shall

     2.03 Payment of Principal and Interest. The principal of and interest on each Draw Down shall be paid no later than the third anniversary of the date of this Agreement. Interest shall be paid semi-annually at the Interest Rate in effect at the date of each Draw Down on the outstanding principal amount of such Draw Down from the date thereof until maturity (whether by acceleration or otherwise) and thereafter upon demand. Interest shall be computed on the basis of the actual number of days elapsed over a year of 365 days. Final payment under each Note shall be in the amount of the then unpaid balance of principal and all interest accrued and unpaid thereon.

     2.04 Proceeds from future financings. Notwithstanding the foregoing, Borrower shall pay Lender (i)100% of the proceeds of any debt financing it may obtain after the date of the Merger Agreement, dated August 4, 1997, between Borrower and Lender (the "Merger Agreement") (including any draw-down of additional funds on existing lines of credit but excluding purchase money equipment financing) in excess of $750,000 outstanding in the aggregate at any time, and (ii) 30% of the proceeds (net of reasonable transaction costs) of any equity financing it may obtain (excluding the proceeds of stock option exercises), until all principal and interest due hereunder and under each Note shall have been paid in full to Borrower. Such proceeds shall be paid to Lender directly at the closing of any such financing, rather than being paid to Borrower for subsequent payment to Lender. The provisions of Section 7.01 shall not be applicable to such indebtedness as may be incurred in compliance with the provisions of this Section 2.04

     2.05 Overdue Obligations. In the event that the Borrower shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of, or interest on, the Loan or any other amount owing hereunder or under any Note, such overdue amounts shall bear (to the extent permitted by applicable law) interest on demand at a rate per annum equal to the lesser of
(a) two percent (2%) per month and (b) the maximum contract rate permitted under applicable law, until such unpaid amount has been paid in full (whether before or after judgment). All interest provided in this Section 2.05 shall be immediately due and payable.

     2.06 Optional Prepayments. Borrower shall have the right at any time, and from time to time, upon at least 5 days' prior written notice to Lender, to prepay any Note in whole or in part. Upon such written notice of Borrower to make such prepayment, the amount therein specified to be prepaid shall be due and payable on the date therein specified for such prepayment, together with accrued interest thereon to such date. No amount so prepaid may be reborrowed under this Agreement.

     2.07 Method of Payment. Borrower shall make each payment hereunder or under any Note by check at the address of Lender set forth below or by wire transmittal to such account as Lender may direct or to such other place or to such other account as Lender may direct from time to time in writing.

     2.08 Use of Proceeds. The proceeds of the Loan shall be used solely in furtherance of the Purpose of the Loan.

                                  ARTICLE III

                       SECURITY, COLLATERAL AND GUARANTY

     3.01 Security Agreement and Collateral. As security for (i) the payment of principal of, and interest on, the Loan and all other obligations, liabilities and indebtedness of the Borrower to the Lender, whether now existing or hereafter arising of every kind or nature whatsoever (collectively, the "Obligations"), and (ii) the performance of and compliance with all the terms of this Agreement and all other agreements with the Lender by the Borrower, the Borrower hereby assigns and grants to the Lender a security interest in the Collateral. The interests of the Lender in the Collateral may be evidenced by one or more duly executed security agreements accompanied by such financing statements, consents and other documents, duly executed, as the Lender may reasonably request. Notwithstanding the foregoing, the security interests granted herein shall not extend to and the term "Collateral" shall not include any property, rights or licenses to the extent the granting of a security interest therein is found by a court or other body of competent jurisdiction :
(i) to be contrary to applicable law or (ii) to be prohibited by or to constitute a default under any agreement or document governing such property, rights or licenses (but only to the extent such prohibition is enforceable under applicable law).

     3.02 Further Assurances. If at any time or times, any item of the Collateral is lost, destroyed, damaged beyond repair and Borrower does not replace or repair such item of Collateral within 90 days, then Borrower shall, at the request and option of the Lender, pay to Lender any net insurance proceeds received for such loss, destruction or damage to such item of the Collateral, in each case within 20 days of the request by the Lender therefor, or as soon thereafter as reasonably practicable. Borrower shall give Lender prompt written notice in the event any item of the Collateral is lost, destroyed, or damaged beyond repair.

     3.03 Other Documents and Instruments. The Borrower shall, at its cost and expense, cause all instruments and documents given as security pursuant to this Agreement to be duly recorded and/or filed in all places necessary, in the opinion of the Lender, to perfect and protect the lien or security interest of the Lender in the Collateral. The Borrower hereby authorizes the Lender to file one or more financing statements in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the opinion of the Lender, may at any time be desirable although the same may have been executed only by the Lender, or, at the option of the Lender, to sign such financing statement on behalf of the Borrower and file the same, and the Borrower hereby irrevocably designates the Lender, its agents, representatives and designees as agents and attorneys-in-fact for the Borrower for this purpose. In the event that any re-recording or refilling thereof (or the filing of any statement of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, the Borrower shall, at its cost and expense, cause the same to be re-recorded or refiled at the time and in the manner requested by the Lender.

                                   ARTICLE IV

                            CONDITIONS TO BORROWING

     4.01 Conditions to Borrowing. The commitment of the Lender to allow Borrower to make each and every Draw Down hereunder (including the initial Draw
Down) shall be subject to satisfaction in full of the following conditions precedent as of the date of each such Draw Down:

          (a) Lender shall have received a Note duly executed by Borrower in the principal amount of such Draw Down.

          (b) Lender shall have received a certificate, dated the date of such Draw Down, signed by a duly authorized officer of the Borrower stating that: (i) no Event of Default has occurred and is continuing, and there is no event or condition which with notice or the passage of time or both would constitute an Event of Default; (ii) the representations and warranties made by Borrower in Article V are true and correct on and as of such date and (iii) the Borrower has duly complied with all of the covenants and agreements and other terms of this Agreement;

          (c) no Event or Default shall have occurred and be continuing and there shall be no event or condition which with notice or the passage of time or both would constitute an Event of Default; and

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender that, except as may be expressly set forth on the Schedule of Exceptions annexed hereto:

     5.01 Organization, Powers, etc. The Borrower (i) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has full right, power and authority to execute and deliver, and to perform its obligations under, this Agreement and the Note(s).

     5.02 Authority, etc. The execution, delivery and performance by the Borrower of this Agreement and the Note(s) (i) have been duly authorized by all requisite action and (ii) will not violate any provision of the certificate of incorporation or by-laws, of the Borrower. The execution, delivery and performance of this Agreement and the Note(s), and the borrowing hereunder, by the Borrower will not violate any law or regulation, or any order or decree of any court or governmental instrumentality or any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its property is or may be bound or affected, or be in conflict with, result in any breach of or constitute (with due notice or passage of time or both) a default under any such indenture, agreement or other instrument. This Agreement and the Note(s) each constitutes the legal, valid and binding obligation of Borrower.

     5.03 Financial Statements. The financial statements of the Borrower furnished to the Lender fairly reflect, in all material respects, the financial condition of the Borrower in accordance with Generally Accepted Accounting Principles consistently applied, as of the date thereof.

     5.04 Title to Properties, Collateral. The Borrower has good and marketable title to all its properties and assets reflected on its financial statements referred to above, including, without limitation, the Collateral. The only indebtedness of Borrower, is as indicated in such financial statements and as of the date hereof does not exceed $750,000. Except for the security interest granted under Article III hereof and the security pledged as collateral for Borrower's existing indebtedness referred to in the immediately preceding sentence, the Collateral is free and clear from all liens, claims, security interests, pledges, mortgages, charges and other encumbrances of all kinds except Permitted Liens. No financing statement or lien covering any of the Collateral or any proceeds thereof is on file in favor of any party except Permitted Liens.

     As used herein, "Permitted Liens" means any of the following:

          (a) Liens arising from judgments, attachments or similar proceedings not constituting an Event of Default;

          (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security or similar obligations;

          (c) Liens of carriers, mechanics and materialmen and other like Liens in respect of obligations not overdue;

          (d) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not, individually or in the aggregate, materially impair the use of the property affected hereby;

          (e) Liens of landlords or lessors under leases arising by contract or operation of law;

          (f) Liens arising from purchase money obligations for tangible personal property used in Borrower's business other than inventory, and rights of lessors under capital leases; provided that no such Liens shall extend to any assets of Borrower other than those financed by such a purchase money obligation or capital lease (and accessions and additions thereto and replacements and proceeds thereof);

          (g) leases and licenses (excluded those related to intellectual property) granted to third parties the granting of which does not result in a material adverse effect on the business of Borrower;

          (h) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods;

          (i) Liens securing reimbursement obligations of Borrower under documentary letters of credit; provided that such Liens shall attach only to documents relating to such letters of credit, cash collateral therefor, goods covered thereby and products and proceeds thereof;

          (j) Liens which constitute rights of set-off of a customary nature or bankers' Liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business; and

          (k) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings.

     5.05 Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or arbitrator now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, could reasonably be expected would materially adversely affect the condition, financial or otherwise, of the Borrower.

     5.06 Indebtedness. Except as shown on the financial statements referred to in Section 5.03 hereof, Borrower has no other existing or outstanding indebtedness for borrowed monies or funds. No default or event of default or event or condition which with the giving of notice or passage of time or both, would constitute such a default or event of default, exist with respect to any such indebtedness which is an amount in excess of $50,000.

     5.07 Taxes. All federal, state and other tax returns of the Borrower required to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower and its properties, income, profits and assets which are due and payable have been paid.

     5.08 Absence of Defaults. The Borrower is not in default under its certificate of incorporation or by-laws, and no event has occurred which has not been remedied, cured or waived, which constitutes an Event of Default hereunder, or which constitutes, or which with due notice or passage of time or both, would constitute a default or an event of default by the Borrower under any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its property is or may be bound except where any such default or event of default could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of Borrower.

     5.09 Compliance with Laws. The Borrower is, and has conducted its business, in accordance with all applicable laws, rules and regulations of the United States and any state or political subdivision thereof, and Borrower has no knowledge that any of its properties or assets are in violation of any applicable law, rule or regulation of the United States or any state or political subdivision thereof, including, without limitation, any environmental or hazardous waste law, rule or regulation except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of Borrower.

     5.10 Governmental Action. No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement or any Note other than filings necessary to perfect any security interests granted hereunder.

     5.11 Disclosure. None of the certificates, statements, reports or other documents furnished to the Lender by the Borrower in connection herewith, (taken together with Borrower's SEC filings) or this Agreement contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that from the date hereof through and until payment in full of the Obligations and the termination of this Agreement, unless the Lender shall otherwise expressly consent in writing, the Borrower shall:

     6.01 Preservation of Existence and Similar Matters. Preserve and maintain its existence, rights, franchises, licenses and privileges in the jurisdiction of its formation; qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization; conduct its business as currently conducted; keep true and complete books, records and accounts; keeps its properties in good repair; and maintain adequate insurance against fire and such other risks as is customary for similar entities similarly situated except in each case where the failure to do so would not have a material adverse effect.

     6.02 Compliance with Applicable Law. Comply with all applicable laws, rules, and regulations of the United States and any state or political subdivision thereof, including, without limitation, all environmental and hazardous waste laws, rules and regulations except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of Borrower.

     6.03 Taxes. Promptly pay all taxes, unless contested in good faith, and all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge on its property or assets.

     6.04 Notice to Lender. Promptly notify the Lender of the occurrence of any Event of Default or the occurrence of any event or condition which with notice or the passage of time or both would constitute an Event of Default, or the commencement of any action, suit or proceeding which could reasonably be expected to materially adversely affect the condition, financial or otherwise, of the Borrower.

     6.05 Financial Statements. Furnish to the Lender (i) within 90 days after the end of each fiscal year of the Borrower, financial statements of the Borrower as at and for the period then ended, certified in a manner and by independent public accountants reasonably acceptable to the Lender, (ii) within 45 days after the end of each fiscal quarter of the Borrower, financial statements of the Borrower as at and for the period then ended, certified in a manner reasonably acceptable to the Lender by the chief financial officer of the Borrower and (iii) from time to time such other information regarding the operations and affairs of the Borrower as the Lender may reasonably request.

     6.06 Inspection. Subject to reasonable security precautions, allow Lender (or any representative of the Lender) to visit, enter upon and inspect Borrower's premises, any of the other properties of the Borrower and any other location where any of the Collateral may be located, to inspect and examine the tangible Collateral and the books of account and other records and files of the Borrower, and to make copies thereof, all at such reasonable times, upon reasonable notice and as often as the Lender may reasonably request and with the cooperation and assistance of Borrower; provided, however, that the foregoing shall not be deemed to give Lender access to the proprietary intellectual property of Borrower.

     6.07 Use of Proceeds. Use the proceeds of the Loan solely for the specified Purpose of Loan.

     6.08 Further Assurances. Upon reasonable request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such reasonable further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement. In furtherance and not in limitation of the foregoing, Borrower will supply to Lender promptly upon request such additional financial and other information as Lender may from time to time reasonably request.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

     The Borrower hereby agrees that from the date hereof through and until payment in full of the Obligations and the termination of this Agreement, the Borrower shall not, without the prior written consent of the Lender in each instance:

     7.01 Indebtedness for Borrowed Money. Create, incur, assume or otherwise become or remained obligated in respect of, or permit or suffer to exist or to be created, incurred or assumed, any indebtedness for borrowed monies or funds, except (a) the Loan, (b) any indebtedness existing on the date hereof which has been disclosed heretofore in writing to the Lender,(c) unsecured current liabilities and trade debts incurred in the ordinary course of business and (d) up to $750,000 provided for in Section 2.04, (e) capital leases or indebtedness incurred solely to purchase equipment which is secured in accordance with clause
(g) of the definition of "Permitted Liens" and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition, (f) other Indebtedness not otherwise permitted by this Section 7.01 not exceeding Fifty thousand dollars ($50,000) in the aggregate outstanding at any time; and extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

     7.02 Guarantees and Loans. Become or remain liable on or under any guarantee issued on behalf of any other person, except for any guarantee existing on the date hereof which has been disclosed heretofore in writing to the Lender, or extend credit to or make any advance or loan of money or goods to any person, except for salary and travel advances made to employees in the ordinary course of business except (a) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (b) notes accepted in connection with transfers of assets otherwise permitted, (c) employee relations loans in the ordinary course of business, (d) debt obligations received in connection with the bankruptcy or reorganization or customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (e) notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers (f) extensions of credit in the nature of deposit accounts maintained in the ordinary course of business; and (g) guarantees, extensions of credit, loans, and advances not otherwise permitted by this Section 7.02 not exceeding Fifty thousand dollars ($50,000) in the aggregate outstanding at any time.

     7.03 Liens. Create, incur, assume or permit or suffer to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon or defect in title to or restriction upon the use of any of the Collateral, whether owned on the date hereof or hereafter acquired.

     7.04 Transaction with Affiliates. Enter into any transaction or series of transactions whether or not related or in the ordinary course of business, with any affiliate of the Borrower, other than on terms and conditions substantially as favorable to the Borrower or its business, as would be obtainable by the Borrower or its business, as the case may be, at the time in a comparable arm's length transaction with a person not an affiliate thereof.

     7.05 Significant Transaction. Enter into any transaction of merger or consolidation, or transfer, sell or assign, lease or otherwise dispose of (other than sales of finished products in the ordinary course of business) all or a substantial part of its properties or assets, or any properties or assets necessary or desirable for the proper conduct of its business, or change the nature of its business or wind up, liquidate or dissolve, or agree to do any of the foregoing unless a condition to the consummation of any such transaction is the repayment of the Loan in full.

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                                  ARTICLE VIII

                      COVENANTS WITH RESPECT TO COLLATERAL

     8.01 Location of Collateral. Borrower hereby agrees to keep the Collateral at the location set forth as the Collateral Location in Article I, and notify Lender promptly in writing of any change in the location of the Collateral within such State, but not remove the Collateral from such State without the prior written consent of Lender; provided, however, that the foregoing shall not apply to Collateral having an aggregate book value of less than $100,000 which is in the nature of laptop computers, trade show displays and other property which is moved to other locations from time to time in the ordinary course of business.

     8.02 Affixation, Consents. Borrower and Lender agree that regardless of the manner of affixation, the Collateral shall remain personal property and not become part of the real estate. If requested by the Lender, the Borrower shall use reasonable efforts to provide prior to the advance of any amount hereunder appropriate landlord and/or mortgagee consents in form satisfactory to the Lender to permit the Lender to have access to and the right, if permitted under this Agreement, to remove the Collateral.

     8.03 Rights in Collateral. Borrower will not misuse, fail to keep in good repair, secrete, or without the prior written consent of Lender, and notwithstanding Lender's claim to proceeds, sell, rent, lend, encumber or transfer any of the Collateral other than (a) transfers of inventory in the ordinary course of business, (b) transfers of licensed and similar arrangements for the use of property or Borrower for which Lender has given its prior written consent; (c) transfers of worn-out or obsolete equipment, (d) transfers which constitute liquidation of cash equivalents and (e) other transfers not otherwise permitted by this Section 8.03 not exceeding Fifty thousand dollars ($50,000) in the aggregate in any fiscal year. Without the prior written consent of Lender, the Borrower will not relinquish possession or use of the Collateral or assign or transfer (by succession or otherwise) any of its rights hereunder except as permitted by the immediately preceding sentence.

     8.04 Indemnification. Borrower will pay when due and will indemnify Lender against: (i) any and all liabilities, damages, claims, fees and expenses of every kind and nature whatsoever in any way arising out of the possession, operation, use, return or other disposition of the Collateral, including, without limitation, any claims based on strict or absolute liability in tort or by statute imposed or arising from patent or latent defects in the Collateral (whether or not discoverable by the Borrower or Lender) but excluding any liability, damages, claims, fees and expenses, arising out of Lender's gross negligence or willful misconduct, and (ii) any and all taxes, fees, assessments and/or other charges of any nature, together with any related interest, fines or penalties thereon, imposed, levied or assessed by any governmental authority against the Lender or the Borrower with respect to the Collateral or upon the purchase, possession, operation, use, return or other disposition of the Collateral or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Agreement (but excluding taxes on Lender's net income).

     8.05 Use of Collateral. Borrower agrees that the Collateral shall be used for business and commercial purposes solely, and none of the Collateral shall be used for personal, family or agricultural purposes.

     8.06 Damage to Collateral. In the event that any tangible Collateral is damaged, but not beyond repair, the Borrower will be responsible for restoring the Collateral to the condition required by this Agreement unless Borrower reasonably determines that it would not be in its best interest to do so.

                                   ARTICLE IX

                           INSURANCE AND RISK OF LOSS

     9.01 Insurance Policies. All risk of loss of, damage to or destruction of the Collateral shall at all times be on Borrower. Borrower will procure forthwith and maintain fire insurance with extended or combined additional coverage on the Collateral for the full insurable value thereof for the term of this Agreement, plus usual and common insurance against public liability for bodily injury and property damage resulting from the use of the Collateral and for damage, destruction and loss of use of property of third persons resulting therefrom. Such insurance policy or policies will (i) name Lender as loss payee with respect to the property coverage and an additional insured with respect to the liability coverage., (ii) provide that such policies may be altered or canceled only after thirty (30) days' prior written notice to Lender, (iii) recognize explicitly and include a consent to the right of Lender to assign its rights thereunder, and (iv) contain such other provisions as Lender may from time to time reasonably request.

     9.02 Certain Rights of Lender. Effective after the occurrence and during the continuance of an Event of Default, Borrower hereby appoints Lender as Borrower's attorney-in-fact to make claims for, receive payment of, and execute and endorse all documents, checks or drafts for, loss or damage under any such insurance policy. If the Borrower fails to comply with any obligation to obtain and maintain insurance policies in accordance with this Article, then Lender may itself comply with any such obligation, and, in such case, Borrower will upon demand reimburse Lender for the costs and expenses incurred in connection with Lender's performance of such obligation. Lender is under no duty to determine the existence of insurance or to advise Borrower of compliance with the above.

                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

     10.01 Events of Default. For the purposes of this Agreement, an "Event of Default" shall mean if any one or more of the following events (each, an "Event of Default") shall occur for any reason whatsoever, that is to say:

          (a) The Borrower shall default in the repayment of principal of the Loan, payment of interest on the Loan or payment of any other amount payable hereunder or under any Note, within ten (10) days after any of the foregoing shall become due;

          (b) Default shall be made in the due observance or performance of any of the covenants contained in Articles VII or VIII;

          (c) Default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed hereunder and such default shall continue for 30 days after written notice thereof to the Borrower by the Lender;

          (d) Default shall occur (and be continuing after the expiration of any applicable grace or cure period) with respect to any other indebtedness for borrowed money (other than Senior Indebtedness, as defined below, to Silicon Valley Bank) of the Borrower in an aggregate principal amount in excess of $50,000 or under any other instrument or agreement creating or evidencing such indebtedness if the effect of such default is to cause or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity;

          (e) The Borrower shall: (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy or such other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a trustee, receiver, custodian or liquidator of itself or of all or a substantial part of its property; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate or partnership actions, as applicable, for the purpose of effecting any of the foregoing;

          (f) A case or other proceeding shall be commenced against the Borrower, in any court of competent jurisdiction, seeking relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or the appointment of a trustee, receiver, custodian or liquidator if itself or of all or a substantial part of its property and such case or other proceeding is not dismissed within 60 days;

          (g) Any representation or warranty made by Borrower in this Agreement or in any document, certificate or financial or other statement now or hereafter furnished to Lender in connection with this Agreement proves to have been false or misleading in any material respect as of the time when made;

          (h) The Borrower merges into or with any other entity or sells, leases or otherwise transfers substantially all of its property or assets or if any person or group of persons owns or controls, after the date hereof, more than 50% of the voting stock of Borrower.

          (i) The Lender's security interest with respect to the Collateral is terminated, voided or otherwise rendered ineffective other than by an action of Lender.

     10.02 Remedies.

     (a) Acceleration, Termination. Upon the occurrence of an Event of Default, the following provisions shall apply:

          (i) Automatic. Upon the occurrence of an Event of Default specified in Section 10.01, paragraphs (e) or (f), (A) the principal of, and the interest on, the Loan at the time outstanding and all of the other obligations of the Borrower hereunder, including, the other amounts owed to the Lender under this Agreement and all other Obligations shall become automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by the Borrower (notwithstanding anything contained herein or in any Note to the contrary) and (B) the obligation of the Lender to lend hereunder shall immediately and automatically terminate.

          (ii) Optional. If any Event of Default (other than an Event of Default specified in Section 10.01, paragraph (f),(g) or (i)) shall have occurred and be continuing, then the Lender may, by written notice to the
     Borrower: (A) declare to be forthwith due and payable the principal of, and interest on, the Loan at the time outstanding and all of the other obligations of the Borrower hereunder, including, the other amounts owed to the Lender under this Agreement and all other Obligations, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower (notwithstanding anything contained herein or in any Note to the contrary) and (B) declare its commitment to lend hereunder terminated, whereupon the obligation of the Lender to lend hereunder shall immediately terminate.

     (b) Remedies as to Collateral. Upon the occurrence of any Event of Default and at any time thereafter so long as the same continues and has not been remedied, Lender may, at its option and subject to applicable law, exercise one or more of the following remedies as Lender, in its sole discretion, may elect:
(i) without notice, liability or legal process, enter into any premises or upon any land where the Collateral may be or where Lender reasonably believes the Collateral may be, and using all force permitted by applicable law, disassemble and render unusable the Collateral, disconnect and separate the Collateral from any other property connected to the Collateral and/or take possession and remove all or any item of the Collateral; (ii) sue at law or in equity to enforce performance of this Agreement or to recover damages for breach thereof; (iii) sell the Collateral at a private or public sale or release the Collateral; or
(iv) exercise any other right or remedy which may be available to Lender under the Uniform Commercial Code or other applicable law. In addition, Borrower shall be liable for any and all unpaid obligations and other amounts due hereunder before or during the exercise of any of the foregoing remedies and for all reasonable attorneys' fees and other costs and expenses incurred by reason of the exercise of Lender's remedies with respect thereto, including, without limitation, all costs and expenses incurred in connection with placing the Collateral in the condition required to be in compliance with all statutes, laws, ordinances, regulations and governmental orders. Any proceeds of sale or any obligation payments received under a new agreement which relate solely to the use of the Collateral less reasonable attorneys' fees and all other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lender's remedies with respect thereto will be applied to the Obligations and Borrower will remain liable for any remaining balance due of the unpaid Obligations. Borrower's liability will not be reduced by reason of any failure of Lender to sell or re-let any of the Collateral. To the extent permitted by applicable law, Borrower hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lender to mitigate Lender's damages as set forth in this Article or which may otherwise limit or modify any of the Lender's rights and remedies hereunder. Borrower further agrees that in connection with Lender's exercise of its remedies under clause (i) above, Borrower will not hinder or delay Lender in any way and will, if requested, assist Lender in disassembling, taking possession and/or removing the Collateral.

     10.03 Rights and Remedies. In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in the Note(s) or in any other document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of the Note(s) or any other legal or equitable right or remedy.

     10.04 Non-Exclusive Remedies. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein, in any Note or in any other instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     10.05 Overdue Payments. To the extent that Lender does not exercise any of the above remedies in connection with any Event of Default arising from the failure of Borrower to pay to Lender any amounts when due, and without limiting the right of Lender to exercise any such remedies, Borrower shall pay all amounts provided to be paid under Section 2.04 hereof.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.01 Assignability. This Agreement and the rights and obligations hereunder shall extend to, be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns. The obligation of the Lender to make the Loan hereunder shall not inure to the benefit of any successors or permitted assigns of the Borrower. Except as provided for in the next sentence, the Borrower shall not have the right to assign this Agreement (or any interest herein or part hereof) except with the prior written consent of the Lender. The Lender may at any time, with or without notice to Borrower, sell, assign or otherwise transfer all or any portion of its rights and benefits under this Agreement and any and all Notes or its rights and interest in the Collateral , and in the event of any such transfer by the Lender, all references herein to the Lender shall be deemed a reference to the Lender's transferee to the extent of its interest. The Borrower hereby consents to the disclosure of financial or other information received by the Lender concerning the Borrower to the Lender's transferee (or prospective transferees) on a confidential basis other than to a competitor of Borrower.

     11.02 Nonliability of Lender. The relationship between the Borrower and the Lender shall be solely that of borrower and lender. The Lender shall not have any fiduciary responsibilities to the Borrower. The Lender does not undertake any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     11.03 Usury. In no event shall the amount of interest due or payable on the Loan exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is paid by the Borrower or received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

     11.04 Agreement Regarding Interest and Charges. THE PARTIES HERETO HEREBY AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON THE BORROWER FOR THE USE OF MONEY IN CONNECTION WITH THIS AGREEMENT IS AND SHALL BE THE INTEREST DESCRIBED IN SECTION 2.03. THE PARTIES HERETO FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY THE LENDER ON THE BORROWER

IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY AND ALL DEFAULT
CHARGES, LATE CHARGE, ATTORNEYS' FEES AND REIMBURSEMENT FOR COSTS AND EXPENSES PAID BY THE LENDER TO THIRD PARTIES OR FOR DAMAGES INCURRED BY THE LENDER, ARE CHARGES MADE TO COMPENSATE THE LENDER FOR ADMINISTRATIVE SERVICES AND COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY THE LENDER IN CONNECTION WITH THIS AGREEMENT AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY. ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE.

     11.05 Litigation.

     (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE BORROWER AND THE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, EACH OF THE LENDER AND THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS AGREEMENT OR ANY NOTE OR IN CONNECTION WITH THE COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE LENDER OF ANY KIND OR NATURE.

     (b) THE BORROWER AND THE LENDER EACH HEREBY AGREE THAT ANY FEDERAL DISTRICT COURT LOCATED IN NEW JERSEY OR, AT THE OPTION OF THE LENDER, ANY STATE COURT LOCATED IN NEW JERSEY, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE LENDER PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY NOTE OR TO ANY MATTER ARISING HEREUNDER OR THEREUNDER OR THE COLLATERAL. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE BORROWER'S ADDRESS FOR NOTICES. SHOULD THE BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE LENDER OR THE ENFORCEMENT BY THE LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

     (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE REPAYMENT OF THE LOAN AND THE PAYMENT OF ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER ANY OR ALL OF THE NOTES AND THE TERMINATION OF THIS AGREEMENT.

     11.06 Expenses. In the event that the Lender shall attempt to collect, enforce, protect, maintain, preserve or foreclose its interest with respect to this Agreement, any Note or any Collateral, the Borrower shall pay all of the costs and expenses of such collection, enforcement, protection or other action, including, without limitation, reasonable in-house and outside attorneys' fees and disbursements, which amounts shall become part of the Obligations.

     11.07 Indemnification. The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Lender and its directors, officers, agents and employees from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, amounts paid in settlement, court costs and reasonable attorneys' fees and disbursements) incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) in connection with any litigation, investigation, claim or proceeding arising out of this Agreement, the transactions contemplated hereby or any actual or proposed use by the Borrower of the proceeds of the Loan. If and to the extent that the obligations of the Borrower under this Section 11.07 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

     11.08 Survival. All representations and warranties contained in this Agreement will survive the execution and delivery of this Agreement. All indemnities and agreements of the Borrower contained in this Agreement or in any document or certificate delivered by the Borrower pursuant hereto or in connection herewith, including, without limitation, the obligations of the Borrower contained in Section 11.06, the indemnities to which the Lender is entitled under the Section 11.07 and the waiver of jury trial and submission to jurisdiction contained in Section 11.05, shall survive termination of this Agreement and payment in full of the Obligations.

     11.09 Entire Agreement. This Agreement constitutes the complete agreement of the parties regarding the subject matter hereof and supersedes any prior or contemporaneous oral or written representation, warranty or agreement with respect thereto.

     11.10 Waiver. The failure or delay of either party at any time or times to require performance of any provision hereof or exercise any rights or remedies hereunder shall in no manner affect such party's rights at a later time to enforce or exercise the same. No waiver by either party of any provision or breach of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of such provision or breach or a waiver of any other provision or breach. Any waiver shall be in writing and signed by a duly authorized officer of the Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.

     11.11 Waiver and Protest. The Borrower waives notice of non- payment of any of the Obligations, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans and advances made or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     11.12 Modifications and Amendments. This Agreement shall not be modified or otherwise amended except pursuant to an instrument in writing executed and delivered by each of the parties hereto.

     11.13 Notices. Any notice to be given hereunder by either party to the other party shall be in writing and delivered personally, or sent by national overnight delivery service or postage pre-paid registered or certified U.S. mail, and shall be deemed given when delivered:

If to Lender:  ___________________

                                   ___________________  Attention: President

If to Borrower: Borrower's Address set forth in Article I

     or to such other address as either party shall hereafter designate by notice given in accordance with this Section.

     11.14 Governing Law. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed therein.

     11.15 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

     11.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to constitute the same Agreement.

     11.17 Severability. If and to the extent that any provision (or any part thereof) of this Agreement is held to be invalid, illegal or unenforceable, such holding shall in no way affect or impair the validity, legality or enforceability of the remainder of this Agreement.

     11.18 Subordination. The Loan evidenced by the Note(s) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full in cash of all of Borrower's Senior Indebtedness. "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the Loan, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of Borrower, to Silicon Valley Bank under that certain Business Loan Agreement dated as of July 12, 1995, as modified by a Loan Modification Agreement, dated as of December 17, 1996 and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness. No indebtedness incurred by Borrower which causes the aggregate principal amount of such indebtedness outstanding to exceed $875,000 (but only to the extent of such excess) or which is incurred at a time when the aggregate principal amount of such indebtedness outstanding exceeds $875,000 shall be Senior Indebtedness.

     (a) Insolvency Proceedings. If there shall occur any receivership, insolvency assignment for the benefit of creditors, bankruptcy (voluntary or involuntary), reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower, (i) the holder(s) of Senior Indebtedness shall be entitled to receive payment in full in cash of all Senior Indebtedness (including any interest thereon accruing at the contract rate after the commencement of any such proceedings, whether or not allowed as a claim in such proceedings) then outstanding before Lender shall be entitled to receive any payment or distribution, whether in case, securities or other property, in respect of the principal of, interest on or other amounts due with respect to this Agreement and the Notes at the time outstanding, and (ii) any payment or distribution, whether in cash, securities or other property, (other than securities of Borrower or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the extent provided in this Section 11.18 to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for this Section 11.18) be payable or deliverable in respect of the amounts due under this Agreement and the Note(s) shall be paid or delivered directly to the holder(s) of the Senior Indebtedness (ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held by each) or to a trustee or other representative for holder(s) of Senior Indebtedness.

     (b) Permitted Payments Default on Senior Indebtedness. Notwithstanding any provision to the contrary contained in this Agreement and the Note(s), so long as there shall not have occurred and be continuing an event of default which has been declared in writing, or is automatically effective in the case of bankruptcy or insolvency events, with respect to any Senior Indebtedness (as such event of default is defined therein or in the instrument under which it is outstanding), which event of default permits the holder to accelerate the maturity thereof (a "Senior Default"), Borrower shall be permitted to make, and Lender to accept and receive, regularly scheduled payments of principal and accrued interest under this Agreement and the Note(s) and any payment contemplated by Section 2.4. Notwithstanding anything to the contrary contained in this Section 11.18, Borrower shall not make and Lender shall not receive any payment of any kind of amounts payable under this Agreement or the Note(s) after delivery by a holder of Senior Indebtedness to Borrower and Lender of written notice that a Senior Default has occurred; provided, however, that such payments may thereafter be made if such holder of Senior Indebtedness consents to such payments in writing or agrees in writing that such Senior Default has been cured or waived.

     (c) Acceleration; Enforcement Rights. Lender, prior to the payment in full in cash of the Senior Indebtedness shall have no right to accelerate the maturity of the amounts due under this Agreement and the Note(s) or otherwise demand payment thereof, enforce any claim with respect to the amounts due under this Agreement and the Note(s), institute or attempt to institute any bankruptcy or insolvency proceedings against Borrower or otherwise to take any action against Borrower or Borrower's property without the prior written consent of each holder of Senior Indebtedness.

     (d) Turnover of Payments. Except for payments permitted under Section 11.18(b), should, after receipt by Lender of written notice of a Senior Default, any payment or distribution, whether in cash, securities or other property, be received by Lender upon or with respect to the amounts payable under this Agreement and the Note(s) by any means, including, without limitation, setoff, prior to the payment in full in cash of the Senior Indebtedness, Lender shall receive and hold the same in trust, as trustee, for the benefit of the holder(s) of the Senior Indebtedness, and shall forthwith deliver the same to the holder(s) of the Senior Indebtedness (ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held by each) or to a trustee or other representative for holder(s) of Senior Indebtedness in precisely the form received for application to the Senior Indebtedness (whether or not it is then due).

     (e) Further Assurances. Lender agrees to execute and deliver customary forms of subordination agreement requested from time to time by holder(s) of Senior Indebtedness, and as a condition to Lender's rights hereunder, Borrower may require that Lender execute such forms of subordination agreement; provided that such forms shall not impose on Lender terms less favorable then those provided herein.

     (f) Other Indebtedness. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Agreement and the Note(s).

     (g) Subrogation. Subject to the payment in full in cash of all Senior Indebtedness and the termination of any commitments to lend under the agreements or instruments governing such Senior Indebtedness, Lender shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 11.18) to receive payments and distributions of assets of Borrower applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Borrower and its creditors, other than the holder(s) of Senior Indebtedness and Lender, be deemed to be a payment by Borrower to or on account of this Agreement and the Note(s); and for purposes of such subrogation, no payments or distributions to the holder(s) of Senior Indebtedness to which Lender would be entitled except for the provisions of this Section 11.18 shall, as between Borrower and its creditors, other than the holder(s) of Senior Indebtedness and Lender, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness.

     (g) No Impairment. Subject to the rights, if any, of the holder(s) of Senior Indebtedness under this Section 11.18 to receive cash, securities or other properties otherwise payable or deliverable to Lender and the other restrictions set forth in this Section 11.18, nothing contained in this Section
11.18 shall impair, as between Borrower and Lender, the obligation of Borrower, subject to the terms and conditions hereof, to pay to Lender the principal hereof and interest hereon as and when the same become exercising all rights, powers and remedies provided herein or by applicable law.

     (h) Lien Subordination. Any Lien of Lender on any assets or property of Borrower or any proceeds or revenues therefrom which Lender may have at any time as security for any amounts due and obligations under this Note shall be subordinate to all Liens now or hereafter granted to a holder of Senior Indebtedness by Borrower or by law, notwithstanding the date or order of attachment or perfection of any such Lien or the provisions of any applicable law. Until payment in full in cash of all of Borrower's Senior Indebtedness, Lender agrees that a holder of Senior Indebtedness may dispose of any or all of the collateral for the Senior Indebtedness held by such holder free and clear of any and all Liens in favor of Lender in accordance with applicable law including taking title to such collateral after notice to Lender. Lender agrees that any such sale or other disposition by a holder of Senior Indebtedness as is necessary to satisfy in full, all of the principal of, interest on and reasonable costs of collection of the Senior Indebtedness shall be made free and clear of any Lien granted to Lender provided the entire proceeds (after deducting reasonable expenses of sale) are applied to reduce the Senior Indebtedness. Upon the request of a holder of Senior Indebtedness, Lender shall execute and deliver or cause to be executed and delivered any releases or other documents and agreements that a holder of Senior Indebtedness may reasonably request to dispose of the collateral for the Senior Indebtedness free of any Lien of Lender in such collateral.

     (i) Continuing Subordination. The subordination effected by these provisions is a continuing subordination and may not be modified or terminated by Lender until payment in full in cash of the Senior Indebtedness. At any time and from time to time, without consent of or notice to Lender or any other holder of Notes issued under the Note Purchase Agreement and without impairing or affecting the obligations of Lender hereunder: (i) the time for Borrower's performance of, or compliance with any agreement relating to Senior Indebtedness may be modified or extended or such performance may be waived; (ii) a holder of Senior Indebtedness may exercise or refrain from exercising any rights under any agreement relating to the Senior Indebtedness; (iii) any agreement relating to the Senior Indebtedness may be revised, amended or otherwise modified for the purpose of adding or changing any provision thereof or changing in any manner the rights of Borrower, any holder of Senior Indebtedness or any guarantor thereunder; (iv) payment of Senior Indebtedness or any portion thereof may be accelerated or extended or refunded or any instruments evidencing the Senior Indebtedness may be renewed in whole or in part; (v) any Person liable in any manner for payment of the Senior Indebtedness may be released by a holder of Senior Indebtedness; (vi) a holder of Senior Indebtedness may make loans or otherwise extend credit to Borrower whether or not any default or event of default exists with respect to such Senior Indebtedness; and (vii) a holder of Senior Indebtedness may take and/or release any Lien at any time on any collateral now or hereafter securing the Senior Indebtedness and take or fail to take any action to perfect any Lien at any time granted therefor, and take or fail to take any action to enforce such Liens. Notwithstanding the occurrence of any of the foregoing, these subordination provisions shall remain in full force and effect with respect to the Senior Indebtedness, as the same may have been modified, extended, renewed or refunded. Lender has established adequate, independent means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition.

     (j) Lender's Waivers. Lender hereby expressly waives for the benefit of the holder(s) of Senior Indebtedness (i) all notices not specifically required pursuant to the terms of this Note whatsoever, including without limitation any notice of the incurrence of Senior Indebtedness; (ii) any claim which Lender may now or hereafter have against a holder of Senior Indebtedness arising out of any and all actions which a holder of Senior Indebtedness in good faith, takes or omits to take with respect to the Senior Indebtedness (including, without limitation, (A) actions with respect to the creation, perfection or continuation of Liens in or on any collateral security for the Senior Indebtedness, (B) actions with respect to the occurrence of an event of default under any Senior Indebtedness, (C) actions with respect to the foreclosure upon, sale, release , or depreciation of, or failure to realize upon, any of the collateral security for the Senior Indebtedness and (D) actions with respect to the collection of any claim for all or any part of the Senior Indebtedness or the valuation, use, protection or release of any collateral security for the Senior Indebtedness); and (iii) any right to require holders of Senior Indebtedness to exhaust any collateral or marshall any assets.

     (k) Reliance of Lender(s) of Senior Indebtedness. Lender acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Agreement and the Note(s), and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions acquiring and holding or continuing to hold, such Senior Indebtedness.

     (l) No other Senior collateral. No Senior Creditor shall have any rights senior to those of Lender in any property of Borrwer which is not collateral for Senior Indebtedness as of the date of the Merger Agreement.

     IN WITNESS WHEREOF, the parties hereto intending legally to be bound hereby, have each caused this Agreement to be duly executed as of the date first above written.

LENDER:                                       BORROWER:
J COMPANY                                     G COMPANY

By: _____________________________             By: _____________________________

Name: ___________________________             Name: ___________________________
Title: __________________________             Title: __________________________

                                   EXHIBIT A

                                PROMISSORY NOTE

$________                                                 ________ __, 199

     FOR VALUE RECEIVED, G COMPANY , a Delaware corporation (the "Borrower"), hereby promises to pay to the order of J COMPANY, a New Jersey corporation (the "Lender"), its successors and assigns, at U.S. Route 22, Somerville, New Jersey 08876, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America, the principal sum of ____________________ Dollars ($__________) on third anniversary of the Loan and Security Agreement referred to below or on such earlier dates as are set forth in the Loan and Security Agreement. This Note shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days on the unpaid principal amount hereof at the Interest Rate, which interest shall be payable as set forth below, at maturity (whether by acceleration or otherwise) and thereafter upon demand.

     The interest on this Note shall be payable semi-annually. The principal shall be paid in full on third anniversary of the Loan and Security Agreement or earlier as provided in the Loan and Security Agreement.

     In the event that the Borrower shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Note, such overdue amounts shall bear (to the extent permitted by applicable law) interest on demand at a rate per annum equal to the lesser of
(a) two percent (2%) per month in excess of the otherwise applicable rate, until such unpaid amount has been paid in full (whether before or after judgment).

     This Note is one of the promissory notes referred to in and is secured by the loan and security agreement dated ____________________, 1997 (the "Loan and Security Agreement") between the Borrower and the Lender, and is subject to certain terms and conditions set forth therein. Any capitalized terms used and not defined in this Note shall have the respective meanings set forth in the Loan and Security Agreement.

     Reference is made to the Loan and Security Agreement for certain rights of the Lender hereunder, including, without limitation, the right of the Lender to accelerate the principal balance hereof and the interest accrued and unpaid thereon upon the occurrence of an Event of Default under the Loan and Security Agreement.

     If this Note (or any interest payment hereunder) becomes due and payable on a Saturday, Sunday, or public or other banking holiday under the laws of the State of New Jersey or California, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.

     The Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, all rights of setoff and all rights to interpose counterclaims and cross-claims in any litigation with respect to this Note, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

     In the event that the Lender or any holder hereof shall refer this Note to an attorney for enforcement or collection, the Borrower agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting enforcement or collection hereof, including reasonable attorneys' fees, whether or not suit is instituted.

     This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged. This Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Borrower and inure to the benefit of the Lender, its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable the validity, legality and enforceability of all other terms and provisions hereof shall in no way be affected thereby.

     Each of the Lender and the Borrower hereby waives trial by jury in any action or proceeding of any kind or nature in any court or tribunal in which any action may be commenced by or against the Borrower arising out of this Note. The Borrower and the Lender each hereby agree that any Federal District Court located in New Jersey, shall have jurisdiction to hear and determine any claims or disputes between the Borrower and the Lender pertaining directly or indirectly to this Note. The Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts.

     The foregoing waivers have been made with the advice of counsel and with a full understanding of the legal consequences thereof, and shall survive the payment of all amounts payable hereunder.

     This Note shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to performed therein.
                                          BORROWER: J COMPANY

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                                                       EXHIBIT C

Guidant Corporation
Mayfield Fund
Roseanne Hirsch
Malcolm M. Farnsworth
Glenn Foy
Augustine Lien
Milton McColl
Lad Burgin
Grant Heidrich
Alan Levy
Mary Lake Polan
F. Thomas Watkins III
Elizabeth Connell

                                                                        ANNEX II

              STOCKHOLDER AGREEMENT dated as of August 4, 1997, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

     WHEREAS Parent, Lima Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Gynecare, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

     WHEREAS as of the date hereof each Stockholder beneficially owns the number of shares of common stock, par value $.001 per share, of the Company ("Company Common Stock") set forth opposite his or its name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares"); and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement;

     NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1. Representations and Warranties of each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as of the date hereof in respect of himself or itself as follows:

             (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of the Articles of Incorporation or By-laws (or other comparable organizational documents, if any) of the Stockholder, any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree, applicable to the Stockholder or to the Stockholder's property or assets, (ii) require any filing with, or permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, including the Subject Shares. If the Stockholder is a natural person and is married, and the Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

             (b) The Subject Shares. The Stockholder is the beneficial owner of, and on or prior to August 11, 1997 will be the record owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his or its name on Schedule A attached hereto, free and clear of any Liens whatsoever. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his or its name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

          2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the Certificate of Incorporation or By-laws of Parent, any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to Parent or to Parent's property or assets.

          3. Covenants of each Stockholder. Until the termination of this Agreement in accordance with Section 7, each Stockholder, severally and not jointly, agrees as follows:

             (a) Without in any way limiting the Stockholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval (including by written consent), at any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall, including by initiating a written consent solicitation if requested by Parent, vote (or cause to be voted) the Subject Shares (and each class thereof) in favor of the Merger, the approval and adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement.

             (b) The Stockholder shall not, except as contemplated by this Agreement, directly or indirectly, grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust or enter into a voting agreement with respect to the Subject Shares.

             (c) If, at the time the Merger Agreement is submitted for approval to the stockholders of the Company, a Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, such Stockholder shall deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A to the Merger Agreement.

             (d) The Stockholder, and any beneficiary of a revocable trust for which such Stockholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate the Stockholder's right to vote the Subject Shares on behalf of such trust in accordance with this Agreement. Each such beneficiary hereby acknowledges and agrees to be bound by the terms of this Agreement applicable to it.

             (e) Each Stockholder shall cause this Agreement to be filed with the Secretary of the Company.

          4. Grant of Irrevocable Proxy; Appointment of Proxy. (a) Without in any way limiting the Stockholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval (including by written consent), each Stockholder hereby irrevocably grants to, and appoints, Parent and Peter S. Galloway and Steven M. Rosenberg, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, in favor of adoption of the Merger Agreement.

          (b) Such Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

          (c) Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law (the "DGCL").

          5. Certain Events. (a) Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Stockholder, the number of Subject Shares listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

          (b) Each Stockholder agrees that such Stockholder will tender to the Company, within 10 business days after the date hereof (or, in the event Subject Shares are acquired subsequent to the date hereof within 10 business days after the date of such acquisition), any and all certificates representing such Stockholder's Subject Shares in order that the Company may inscribe upon such certificates the legend in accordance with Section
     5.13 of the Merger Agreement.

          6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Stockholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of the Stockholders, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          7. Termination. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier to occur of
     (i) the Effective Time or (ii) termination of the Merger Agreement.

          8.  General Provisions.

          (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.

          (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (g) Voidability. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Parent or Sub would become, or could reasonably be expected to become an "interested stockholder" with whom the Company would be prevented for any period pursuant to Section 203 of the DGCL from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

          9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Without limiting the generality of the foregoing, the parties hereto expressly agree that the obligations of each Stockholder set forth in Section 1(b) hereof shall be subject to the foregoing provisions of this Section 9. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any court of the United States located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          10. Public Announcements. Except as required by law, no Stockholder shall issue any press release or other public statement with respect to the transactions contemplated by this Agreement and the Merger Agreement without the prior written consent of Parent.

          11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                                          JOHNSON & JOHNSON,

                                          By: /s/ JAMES R. UTASKI
                                              ----------------------------------
                                              Name:  James R. Utaski
                                              Title: Vice President,
                                                     Corporate Development

                                              Stockholders

                                              /s/ ROSEANNE HIRSCH
                                              ----------------------------------
                                              Roseanne Hirsch

                                              /s/ MALCOLM M. FARNSWORTH, JR.
                                              ----------------------------------
                                              Malcolm M. Farnsworth, Jr.

                                              /s/ AUGUSTINE Y. LIEN
                                              ----------------------------------
                                              Augustine Y. Lien

                                              /s/ MILTON MCCOLL, M.D.
                                              ----------------------------------
                                              Milton McColl, M.D.

                                              /s/ A. LAD BURGIN
                                              ----------------------------------
                                              A. Lad Burgin

                                              /s/ ALAN LEVY
                                              ----------------------------------
                                              Alan Levy, Ph.D.

                                              /s/ MARY LAKE POLAN
                                              ----------------------------------
                                              Mary Lake Polan, M.D., Ph.D.

                                              /s/ F. THOMAS WATKINS III
                                              ----------------------------------
                                              F. Thomas Watkins III

                                              /s/ A. GRANT HEIDRICH
                                              ----------------------------------
                                              A. Grant Heidrich

                                          MAYFIELD ASSOCIATES FUND II

                                          By: /s/ A. GRANT HEIDRICH
                                              ----------------------------------
                                              Name:  A. Grant Heidrich
                                              Title: General Partner

                                          MAYFIELD VII

                                          By: Mayfield VII Management
                                              Partners, its general partner

                                          By: /s/ A. GRANT HEIDRICH
                                              ----------------------------------
                                              Name:  A. Grant Heidrich
                                              Title: General Partner

                                          ORIGIN MEDSYSTEMS, INC.

                                          By: /s/ RONALD W. DOLLENS
                                              ----------------------------------
                                              Name:  Ronald W. Dollens
                                              Title: Chairman of the Board and
                                                      President and Chief
                                                      Executive Officer of
                                                      Guidant Corporation

                                              /s/ GLENN FOY
                                              ----------------------------------
                                              Glenn Foy

                                   SCHEDULE A

                                                                             NUMBER OF SHARES
                                                                             OF COMPANY COMMON
                                                                             STOCK OWNED OR TO
                                                                                BE OWNED OF
                     NAME AND ADDRESS OF STOCKHOLDER*                             RECORD
---------------------------------------------------------------------------  -----------------
Guidant Corporation                                                              2,520,348
  135 Constitution Drive
  Menlo Park, CA 94025
  Attention: F. Thomas Watkins III
Mayfield Fund                                                                    1,349,550
  2800 Sand Hill Road
  Suite 200 Menlo Park, CA 94025
  Attention: A. Grant Heidrich
Roseanne Hirsch                                                                     50,000
Malcolm M. Farnsworth                                                              105,834
Glenn Foy                                                                           26,608
Augustine Lien                                                                      58,772
Milton McColl                                                                       49,170
Lad Burgin                                                                           8,666
Grant Heidrich                                                                      10,527
Alan Levy                                                                           10,527
Mary Lake Polan                                                                      9,924
F. Thomas Watkins III                                                               10,527
Elizabeth Connell                                                                    8,664

---------------

     * Unless an address is otherwise set forth below, the address for such stockholder shall be the address of the Company set forth in Section 8.02 of the Merger Agreement.

                                                                       ANNEX III

                                                                  August 3, 1997

Board of Directors
Gynecare, Inc.
235 Constitution Drive
Menlo Park, CA 94025

Dear Board of Directors:

     Gynecare, Inc. (the "Company") and Johnson & Johnson (the "Buyer") have entered into an Agreement and Plan of Merger dated as of August 3, 1997 (the "Agreement"), pursuant to which the Company will be merged with the Buyer in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $0.001 (the "Company Common Stock"), will be converted into the right to receive shares of the common stock of the Buyer, par value $1.00 (the "Buyer Common Stock").

     Pursuant to the Agreement, each share of Company Common Stock shall be converted into the right to receive that fraction of a share of Buyer Common Stock equal to the Exchange Ratio. The Exchange Ratio will be equal to the amount obtained by dividing $8.46 by the average per share closing price of Buyer Common Stock for the 20 full trading days preceding the date of the last full trading day prior to the stockholders meeting. We have assumed, with your consent, that the Merger will qualify for pooling-of-interests accounting treatment and as a tax-free transaction for the stockholders of the Company. You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the Company's stockholders.

     Alex. Brown & Sons Incorporated ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of the Company in connection with the transaction described above and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger. Alex. Brown regularly publishes research reports regarding the medical equipment and devices industry and the businesses and securities of publicly owned companies in the medical equipment and devices industry. In the ordinary course of business, Alex. Brown may actively trade the securities of both the Company and the Buyer for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of the Company and the Buyer.

     In connection with this opinion, we have reviewed certain publicly available financial information and other information concerning the Company and Buyer and certain internal analyses and other information furnished to us by the Company. We have also held discussions with the members of the senior managements of the Company and Buyer regarding the businesses and prospects of their respective companies and the joint prospects of the combined company. In addition, we have (i) reviewed the reported prices and trading activity for the common stock of both the Company and Buyer, (ii) compared certain financial and stock market information for the Company and Buyer with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part, (iv) reviewed the terms of the Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

     We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to the information relating to the prospects of the Company, we have assumed that such information reflects the best currently available judgments and estimates of the management of the Company as to the likely future financial performance of the Company. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets of the Company or the Buyer, nor have we been furnished with any such evaluations or appraisals. In rendering this opinion, we have not been asked to consider, and we do not address, the relative merits of the Merger as compared to any alternative business transactions with third parties that might exist for the Company or the effect of any such other transaction in which the Company might engage. We are not expressing any Opinion as to the price or range of prices at which Buyer Common Stock may trade subsequent to the consummation of the Merger. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     Our advisory services and the opinion expressed herein were prepared for the use of the Board of Directors of the Company and do not constitute a recommendation to the Company's stockholders as to how they should vote at the stockholders' meeting in connection with the Merger. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy or registration statement distributed in connection with the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to the Company's stockholders.

                                          Very truly yours,

                                          ALEX. BROWN & SONS INCORPORATED

                                          By:    /s/ ALEX. BROWN & SONS
                                            ------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The New Jersey Business Corporation Act (the "NJBCA") provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation or law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors and officers, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders.

     The By-laws of the Registrant provide that to the full extent permitted by the laws of the State of New Jersey, the Registrant shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was at the request of the Registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification under such By-laws with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Registrant has given its prior consent to such settlement or disposition. The right of indemnification created by the By-laws shall be a contract right enforceable by an Indemnitee against the Registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The indemnification provisions of the By-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after he adoption of the By-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the By-laws shall deprive any Indemnitee of any rights under the By-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

     The Registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the NJBCA, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Registrant, or are or were serving, shall serve, or shall have served, at the request of the Registrant, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

  2.1     Agreement and Plan of Merger dated as of August 4, 1997, among the Registrant, Lima
          Merger Corp. and Gynecare, Inc. ("Gynecare"), as amended (included as Annex I to the Proxy Statement/Prospectus which is a part of this Registration Statement on
          Form S-4).
  2.2     Stockholder Agreement dated as of August 4, 1997, among the Registrant and certain affiliated stockholders of Gynecare (included as Annex II to the Proxy
          Statement/Prospectus which is a part of this Registration Statement on Form S-4).
  3.1*    Restated Certificate of Incorporation of the Registrant dated April 26, 1990
          (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-K Annual
          Report for the fiscal year ended December 30, 1990).
  3.2*    Certificate of Amendment to the Restated Certificate of Incorporation of the
          Registrant dated May 20, 1992 (incorporated by reference to Exhibit 3(a) to the
          Registrant's Form 10-K Annual Report for the fiscal year ended January 3, 1993 (the
          "1992 Form 10-K")).
  3.3*    Certificate of Amendment to the Restated Certificate of Incorporation of the
          Registrant dated May 21, 1996 (incorporated by reference to Exhibit 3(a) to the
          Registrant's Form 10-K Annual Report for the fiscal year ended December 29, 1996
          (the "1996 Form 10-K")).
  3.4*    By-Laws of the Registrant, as amended April 26, 1990 (incorporated by reference to
          Exhibit 3(b) to the 1992 Form 10-K).
  4.1*    Upon the request of the Securities and Exchange Commission, the Registrant will furnish a copy of all instruments defining the rights of holders of long term debt of the Registrant.
  5.1     Opinion of Roger S. Fine, Esq. regarding the legality of the securities being issued.
  8.1     Opinion of Cravath, Swaine & Moore regarding certain tax matters.
  8.2     Opinion of Wilson Sonsini Goodrich & Rosati regarding certain tax matters.
 10.1*    Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit
          10(a) to the 1996 Form 10-K).
 10.2*    1995 Stock Option Plan (as amended) (incorporated by reference to Exhibit 10(a) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 31,
          1995 (the "1995 Form 10-K")).
 10.3*    1991 Stock Option Plan (incorporated by reference to Exhibit 4(a) to Registration
          Statement No. 33-40294).
 10.4*    1986 Stock Option Plan (as amended) (incorporated by reference to Exhibit 10(b) to the 1992 Form 10-K).
 10.5*    1995 Stock Compensation Plan (incorporated by reference to Exhibit 10(e) to the
          1995 Form 10-K).
 10.6*    Executive Incentive Plan (incorporated by reference to Exhibit 10(f) to the 1996
          Form 10-K).
 10.7*    Domestic Deferred Compensation Plan (as amended) (incorporated by reference to
          Exhibit 10(g) to the 1996 Form 10-K).
 10.8*    Deferred Fee Plan for Directors (as amended) (incorporated by reference to Exhibit
          10(h) to the 1996 Form 10-K).

 10.9*    Executive Income Deferral Plan (incorporated by reference to Exhibit 10(i) to the
          1996 Form 10-K).
10.10*    Excess Savings Plan (incorporated by reference to Exhibit 10(j) to the 1996 Form
          10-K).
10.11*    Supplemental Retirement Plan (incorporated by reference to Exhibit 10(h) to the
          1992 Form 10-K).
10.12*    Executive Life Insurance Plan (incorporated by reference to Exhibit 10(i) to the
          1992 Form 10-K).
 11.1*    Calculation of Earnings Per Share (incorporated by reference to Exhibit 11 to the
          1996 Form 10-K and Exhibit 11 to the Registrant's Form 10-Q Quarterly Report for
          the quarter ended March 30, 1997).
 12.1*    Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the 1996 Form 10-K).
 13.1*    Portions of the Registrant's Annual Report to Shareholders for the fiscal year 1996
          (incorporated by reference to Exhibit 13 to the 1996 Form 10-K).
 21.1*    List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the 1996 Form 10-K).
 23.1     Consent of Coopers & Lybrand L.L.P.
 23.2     Consent of Coopers & Lybrand L.L.P.
 23.3     Consent of Roger S. Fine, Esq. (included in Exhibit 5.1).
 23.4     Consent of Cravath, Swaine & Moore (included in Exhibit 8.1).
 23.5     Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 8.2).
 23.6     Consent of BT Alex. Brown Incorporated.
 24.1     Power of Attorney (included on the signature page of this Registration Statement).
 99.1     Form of Proxy for Special Meeting of Stockholders of Gynecare.

---------------
* Incorporated by reference.

     (b) Financial Statement Schedules

     None

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (e) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          (f) that every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (g) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

          (h) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

          (i) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Brunswick, New Jersey on the eighth day of September, 1997.

                                          JOHNSON & JOHNSON,

                                          by        /s/ R. S. LARSEN
                                            ------------------------------------
                                            Name: R. S. Larsen
                                            Title:   Chairman and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Steve Rosenberg, William Doyle and Frank Ryan, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                               TITLE                       DATE
----------------------------------------    ----------------------------    -------------------

            /s/ R. S. LARSEN                Chairman, Board of Directors    September 8, 1997
----------------------------------------      and Chief Executive
             (R. S. Larsen)                   Officer, and Director
                                              (Principal Executive
                                              Officer)

           /s/ R. J. DARRETTA               Vice President, Finance         September 8, 1997
----------------------------------------      (Principal Financial
            (R. J. Darretta)                  Officer)

           /s/ C. E. LOCKETT                Controller (Principal           September 8, 1997
----------------------------------------      Accounting Officer)
            (C. E. Lockett)

            /s/ G. N. BURROW                Director                        September 8, 1997
----------------------------------------
             (G. N. Burrow)

            /s/ J. G. COONEY                Director                        September 8, 1997
----------------------------------------
             (J. G. Cooney)

               SIGNATURE                               TITLE                       DATE
----------------------------------------    ----------------------------    -------------------


            /s/ J. G. CULLEN                Director                        September 8, 1997
----------------------------------------
             (J. G. Cullen)

            /s/ P. M. HAWLEY                Director                        September 4, 1997
----------------------------------------
             (P. M. Hawley)

            /s/ A. D. JORDAN                Director                        September 8, 1997
----------------------------------------
             (A. D. Jordan)

            /s/ A. G. LANGBO                Director                        September 4, 1997
----------------------------------------
             (A. G. Langbo)

             /s/ J. S. MAYO                 Director                        September 5, 1997
----------------------------------------
              (J. S. Mayo)

            /s/ T. S. MURPHY                Director                        September 8, 1997
----------------------------------------
             (T. S. Murphy)

            /s/ P. J. RIZZO                 Director                        September 4, 1997
----------------------------------------
             (P. J. Rizzo)

            /s/ M. F. SINGER                Director                        September 8, 1997
----------------------------------------
             (M. F. Singer)

            /s/ R. B. SMITH                 Director                        September 4, 1997
----------------------------------------
             (R. B. Smith)

            /s/ R. N. WILSON                Director                        September 8, 1997
----------------------------------------
             (R. N. Wilson)

                                 EXHIBIT INDEX

EXHIBIT                                         DESCRIPTION
-------     -----------------------------------------------------------------------------------
   2.1      Agreement and Plan of Merger dated as of August 4, 1997, among the Registrant, Lima
            Merger Corp. and Gynecare, Inc. ("Gynecare"), as amended (included as Annex I to the Proxy Statement/Prospectus which is a part of this Registration Statement on
            Form S-4).
   2.2      Stockholder Agreement dated as of August 4, 1997, among the Registrant and certain affiliated stockholders of Gynecare (included as Annex II to the Proxy
            Statement/Prospectus which is a part of this Registration Statement on Form S-4).
   3.1*     Restated Certificate of Incorporation of the Registrant dated April 26, 1990
            (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-K Annual
            Report for the fiscal year ended December 30, 1990).
   3.2*     Certificate of Amendment to the Restated Certificate of Incorporation of the
            Registrant dated May 20, 1992 (incorporated by reference to Exhibit 3(a) to the
            Registrant's Form 10-K Annual Report for the fiscal year ended January 3, 1993 (the
            "1992 Form 10-K")).
   3.3*     Certificate of Amendment to the Restated Certificate of Incorporation of the
            Registrant dated May 21, 1996 (incorporated by reference to Exhibit 3(a) to the
            Registrant's Form 10-K Annual Report for the fiscal year ended December 29, 1996
            (the "1996 Form 10-K")).
   3.4*     By-Laws of the Registrant, as amended April 26, 1990 (incorporated by reference to
            Exhibit 3(b) to the 1992 Form 10-K).
   4.1*     Upon the request of the Securities and Exchange Commission, the Registrant will furnish a copy of all instruments defining the rights of holders of long term debt of the Registrant.
   5.1      Opinion of Roger S. Fine, Esq. regarding the legality of the securities being issued.
   8.1      Opinion of Cravath, Swaine & Moore regarding certain tax matters.
   8.2      Opinion of Wilson Sonsini Goodrich & Rosati regarding certain tax matters.
  10.1*     Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit
            10(a) to the 1996 Form 10-K).
  10.2*     1995 Stock Option Plan (as amended) (incorporated by reference to Exhibit 10(a) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 31,
            1995 (the "1995 Form 10-K")).
  10.3*     1991 Stock Option Plan (incorporated by reference to Exhibit 4(a) to Registration
            Statement No. 33-40294).
  10.4*     1986 Stock Option Plan (as amended) (incorporated by reference to Exhibit 10(b) to the 1992 Form 10-K).
  10.5*     1995 Stock Compensation Plan (incorporated by reference to Exhibit 10(e) to the
            1995 Form 10-K).
  10.6*     Executive Incentive Plan (incorporated by reference to Exhibit 10(f) to the 1996
            Form 10-K).
  10.7*     Domestic Deferred Compensation Plan (as amended) (incorporated by reference to
            Exhibit 10(g) to the 1996 Form 10-K).
  10.8*     Deferred Fee Plan for Directors (as amended) (incorporated by reference to Exhibit
            10(h) to the 1996 Form 10-K).
  10.9*     Executive Income Deferral Plan (incorporated by reference to Exhibit 10(i) to the
            1996 Form 10-K).
 10.10*     Excess Savings Plan (incorporated by reference to Exhibit 10(j) to the 1996 Form
            10-K).
 10.11*     Supplemental Retirement Plan (incorporated by reference to Exhibit 10(h) to the
            1992 Form 10-K).

EXHIBIT                                         DESCRIPTION
-------     -----------------------------------------------------------------------------------
 10.12*     Executive Life Insurance Plan (incorporated by reference to Exhibit 10(i) to the
            1992 Form 10-K).
  11.1*     Calculation of Earnings Per Share (incorporated by reference to Exhibit 11 to the
            1996 Form 10-K and Exhibit 11 to the Registrant's Form 10-Q Quarterly Report for
            the quarter ended March 30, 1997).
  12.1*     Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the 1996 Form 10-K).
  13.1*     Portions of the Registrant's Annual Report to Shareholders for the fiscal year 1996
            (incorporated by reference to Exhibit 13 to the 1996 Form 10-K).
  21.1*     List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the 1996 Form 10-K).
  23.1      Consent of Coopers & Lybrand L.L.P.
  23.2      Consent of Coopers & Lybrand L.L.P.
  23.3      Consent of Roger S. Fine, Esq. (included in Exhibit 5.1).
  23.4      Consent of Cravath, Swaine & Moore (included in Exhibit 8.1).
  23.5      Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 8.2).
  23.6      Consent of BT Alex. Brown Incorporated.
  24.1      Power of Attorney (included on the signature page of this Registration Statement).
  99.1      Form of Proxy for Special Meeting of Stockholders of Gynecare.

---------------
* Incorporated by reference.